      As filed with the Securities and Exchange Commission on May 7, 2003

                                                     Registration No. 333-103949
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------


                                AMENDMENT NO. 1
                                     TO THE


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                       CATERPILLAR FINANCIAL ASSET TRUSTS
                             (Issuer of Securities)
                    CATERPILLAR FINANCIAL FUNDING CORPORATION
                   (Depositor of the Trusts described herein)
    (Exact Name of Registrant as Specified in Its Articles of Incorporation)


          NEVADA                                            88-0342613
(State or other jurisdiction                            (I.R.S. Employer
    of Organization)                                  Identification Number)

                              ---------------------
                    CATERPILLAR FINANCIAL FUNDING CORPORATION
                        4040 S. EASTERN AVENUE, SUITE 344
                             LAS VEGAS, NEVADA 89119
                                 (702) 735-2514
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                              ---------------------
                             R. CLAY THOMPSON, ESQ.
                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                              2120 WEST END AVENUE
                         NASHVILLE, TENNESSEE 37203-0001
                                 (615) 341-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------
                                   COPIES TO:
                               MARTIN HOWARD, ESQ.
                              JAMES COURTNEY, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                       777 S. FIGUEROA STREET, SUITE 3200
                          LOS ANGELES, CALIFORNIA 90017
                              ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective as determined by market conditions.

         If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                              ---------------------
                         CALCULATION OF REGISTRATION FEE

                                         AMOUNT TO BE        PROPOSED MAXIMUM           PROPOSED MAXIMUM           AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED   REGISTERED (2)   AGGREGATE PRICE PER UNIT   AGGREGATE OFFERING PRICE    REGISTRATION FEE
 ------------------------------------   --------------   ------------------------   ------------------------    ----------------
Asset-Backed Notes..................    $1,700,000,000            100% (1)             $1,700,000,000 (1)          $137,530 (2)(3)


(1)      Estimated solely for purpose of calculating the registration fee.


(2) $14,358,190 of unissued Asset-Backed Securities previously registered under Registration Statement No. 333-58814 are being carried forward. A registration fee of $3,590 was previously paid with respect to such amount and pursuant to Rule 457(p) will offset the registration fee for this registration statement.



(3) In addition, $80.90 was paid in connection with the initial filing of this Registration Statement on March 20, 2003.




         PURSUANT TO RULES 429 AND 457(P) OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH IS PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS WHICH ALSO RELATES TO $14,358,190 OF UNISSUED ASSET-BACKED SECURITIES REGISTERED UNDER REGISTRATION STATEMENT NO. 333-58814 PREVIOUSLY FILED BY THE REGISTRANT.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective and without delivery of a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                 SUBJECT TO COMPLETION, DATED __________, 200__

          PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED __________, 200__

                                 $_______________

                   CATERPILLAR FINANCIAL ASSET TRUST 200__-__

          CATERPILLAR FINANCIAL                       CATERPILLAR FINANCIAL
           FUNDING CORPORATION                        SERVICES CORPORATION
                 SELLER                                     SERVICER


BEFORE YOU PURCHASE ANY OF THESE NOTES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE __ OF THE ATTACHED PROSPECTUS.

These notes are asset-backed securities issued by a trust. The securities are not obligations of Caterpillar Inc., Caterpillar Financial Services Corporation or any of their affiliates.

No one may use this prospectus supplement to offer and sell these notes unless it is accompanied by the prospectus.


                 THE TRUST WILL ISSUE THE FOLLOWING SECURITIES:

                                      PRINCIPAL AMOUNT    INTEREST RATE  FINAL MATURITY DATE
                                      ----------------    -------------  -------------------
Class A-1 Notes ........................$__________           _______%      _______, ____
Class A-2 Notes ........................$__________           _______%      _______, ____
Class A-3 Notes ........................$__________           _______%      _______, ____
Class B Notes ..........................$__________           _______%      _______, ____
[Certificates (1) ......................$__________           _______%      _______, ____]
[Fixed-Rate Certificates (1) ...........$__________           _______%      _______, ____
Interest Only Certificates (1)..........        N/A           Variable      _______, ____
Residual Certificate (1) ...............        N/A               N/A       _______, ____]

----------

         (1) The [Fixed-Rate Certificates, the Interest Only Certificates and the Residual] Certificate[s] are not being offered by this prospectus supplement.

- [The trust will pay interest and principal on the notes on the ____ day of each month. The first distribution date will be __________, 200__.]

- [The trust will pay principal sequentially to the earliest maturing class of notes then outstanding until that class is paid in full.]

- [The trust will not pay principal during an initial 12 month revolving period unless the revolving period terminates early as a result of an early amortization event.]

THE UNDERWRITERS ARE OFFERING THE FOLLOWING NOTES BY THIS PROSPECTUS SUPPLEMENT:

                           INITIAL PUBLIC        UNDERWRITING       PROCEEDS TO THE
                          OFFERING PRICE (1)       DISCOUNT          SELLER (1)(2)
                          ------------------       --------          -------------
Per Class A-1 Note ........... ________%           ________%           ________%
Per Class A-2 Note ........... ________%           ________%           ________%
Per Class A-3 Note ........... ________%           ________%           ________%
Per Class B Note ............. ________%           ________%           ________%
Total ........................$________           $________           $________

----------

         (1) The price of the offered notes will also include interest accrued, if any, from ____, 200__.
         (2) Before deducting expenses payable by the seller estimated to be $__________.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       UNDERWRITER[S] OF THE CLASS A NOTES
                                [UNDERWRITER(S)]
                       UNDERWRITER[S] OF THE CLASS B NOTES
                                [UNDERWRITER(S)]

                                 ---------------

           The date of this Prospectus Supplement is __________, 200__

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
WHERE TO FIND INFORMATION IN THESE DOCUMENTS .................................................................   S-3
SUMMARY OF TERMS OF THE NOTES ................................................................................   S-4
STRUCTURAL SUMMARY ...........................................................................................   S-7
RISK FACTORS .................................................................................................  S-12
FORMATION OF THE TRUST .......................................................................................  S-16
The Trust ....................................................................................................  S-16
Capitalization of the Trust ..................................................................................  S-16
The Owner Trustee ............................................................................................  S-17
THE RECEIVABLES POOL .........................................................................................  S-17
[Criteria Applicable to the Selection of Additional Receivables During the Revolving Period] .................  S-21
Delinquencies, Repossessions And Net Losses ..................................................................  S-22
[Residual Value and Equipment Return Experience ..............................................................  S-24
WEIGHTED AVERAGE LIFE OF THE NOTES ...........................................................................  S-25
AMOUNTS OUTSTANDING ON THE NOTES .............................................................................  S-26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ........................  S-26
Sources Of Capital And Liquidity .............................................................................  S-26
Results Of Operations ........................................................................................  S-26
USE OF PROCEEDS ..............................................................................................  S-27
THE SELLER, CATERPILLAR INC. AND THE SERVICER ................................................................  S-27
DESCRIPTION OF THE NOTES .....................................................................................  S-28
General ......................................................................................................  S-28
The Class A-1 Notes ..........................................................................................  S-28
The Class A-2 Notes, the Class A-3 Notes and Class B Notes ...................................................  S-29
The Indenture ................................................................................................  S-31
DESCRIPTION OF THE CERTIFICATES ..............................................................................  S-32
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS .........................................................  S-32
Sale and Assignment of Receivables ...........................................................................  S-33
Accounts .....................................................................................................  S-33
Servicing Compensation and Payment of Expenses ...............................................................  S-33
Rights Upon Servicer Default .................................................................................  S-33
Waiver of Past Defaults ......................................................................................  S-34
[The Revolving Period] .......................................................................................  S-34
Distributions ................................................................................................  S-35
[Yield Supplement Account ....................................................................................  S-40
Reserve Account ..............................................................................................  S-42
[Pre-Funding Account .........................................................................................  S-43
Net Deposits .................................................................................................  S-43
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES .....................................................................  S-44
Sale And Transfer Of Receivables .............................................................................  S-44
Dealer Recourse Receivables ..................................................................................  S-44
Cross-Collateralization ......................................................................................  S-44
[LEGAL INVESTMENT ............................................................................................  S-45
FEDERAL INCOME TAX CONSEQUENCES ..............................................................................  S-45
ERISA CONSIDERATIONS .........................................................................................  S-47
UNDERWRITING .................................................................................................  S-49
LEGAL OPINIONS ...............................................................................................  S-50
EXPERTS ......................................................................................................  S-50
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ................................................   A-1
INDEX OF TERMS ...............................................................................................   A-4
REPORT OF INDEPENDENT ACCOUNTS ...............................................................................   F-1

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the attached prospectus provide information about the trust, Caterpillar Financial Asset Trust 200__-__, including terms and conditions that apply to the notes to be issued by the trust. The specific terms of the trust are contained in this prospectus supplement. You should rely only on information on the notes provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

- Summary of Terms of the Notes -- provides important information concerning the amounts and the payment terms of each class of notes

- Structural Summary -- gives a brief introduction to the key structural features of the trust

- Risk Factors -- describes briefly some of the risks to investors of a purchase of the notes

Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the attached prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

You can find a listing of the pages where capitalized terms are defined under the captions "Index of Terms" beginning on page A-[__] in this prospectus supplement and under "Index of Terms" beginning on page [___] of the attached prospectus.

Caterpillar Financial Funding Corporation's principal offices are located at 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119 and its telephone number is (702) 735-2514.

                          SUMMARY OF TERMS OF THE NOTES

         The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

ISSUER

Caterpillar Financial Asset Trust ____-__, a Delaware statutory trust, will use the proceeds from the issuance and sale of the notes and certificates to purchase a pool of receivables consisting of retail [installment sale contracts] [and] [finance leases] secured by new and used equipment. Caterpillar Financial Services Corporation -- referred to as Cat Financial -- originated and will continue to service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The trust will be solely liable for the payment of the notes.

OFFERED NOTES

The trust is offering the following notes pursuant to this prospectus supplement:

-         $[________] Class A-1 [___]% Asset Backed Notes
-         $[________] Class A-2 [___]% Asset Backed Notes
-         $[________] Class A-3 [___]% Asset Backed Notes
-         $________ Class B [___]% Asset Backed Notes

The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes are referred to in this prospectus supplement collectively as the Class A Notes.

[The trust is also issuing $[_______] aggregate principal amount of [______]% Asset Backed Certificates.] [The trust is also issuing $[______] aggregate principal amount of [______]% Asset Backed Certificates, Interest Only Certificates and a Residual Certificate.] The trust is not offering these certificates pursuant to this prospectus supplement.

CLOSING DATE

The trust expects to issue the notes on __________, 200__.

TRUSTEES

Indenture
Trustee           [__________________]

Owner Trustee     [__________________]

INTEREST AND PRINCIPAL DISTRIBUTION DATES

[On the ____ day of each month (or if the ____ day is not a business day, the next business day), the trust will pay interest and principal on the notes.]

[The trust will not pay principal during the revolving period unless the revolving period terminates early as a result of an early amortization event.]

FIRST SCHEDULED DISTRIBUTION DATE

The first scheduled distribution date will be __________, 200__.

RECORD DATES

On each distribution date, the trust will pay interest and principal to the holders of record of the notes entitled to those distributions for that distribution date. The record date for the notes generally will be the day immediately preceding the distribution date.

INTEREST RATES

The trust will pay interest on each class of notes at the fixed, annual rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

["30/360,"] accrued from the ____ day of the previous month to the ____ day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date will be the product of:

1.       the outstanding principal balance;

2.       the interest rate; and

3. 30 (or in the case of the first distribution date, [___]) divided by 360.

For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled "Description of the Notes -- The Class A-1 Notes -- Payments of Interest" and " -- The Class A-2 Notes, the Class A-3 Notes and the Class B Notes -- Payments of Interest."

SEQUENTIAL PRINCIPAL PAYMENTS

[During the amortization period,] the trust generally will pay principal sequentially to the earliest maturing class of notes then outstanding until that class is paid in full.

For a more detailed description of the payment of principal, you should refer to the sections of this prospectus supplement entitled "Description of the Notes -- The Class A Notes -- Payments of Principal" and " -- The Class A-2 Notes, the Class A-3 Notes and the Class B Notes -- Payments of Principal."

OPTIONAL PREPAYMENT

The servicer has the option to purchase the receivables on any distribution date on which:

-        the Class A-1 Notes and the Class A-2 Notes have been paid in full; and

- the note value of the receivables is 10% or less of the initial note value of the receivables.

The purchase price for the receivables will be the outstanding principal balance of the notes plus accrued and unpaid interest thereon. The trust will apply this payment to prepay the notes in full.

It is expected that at the time this purchase option becomes available to the servicer only the [__________] Notes and the certificates will be outstanding.

FINAL MATURITY DATES

The trust is required to pay the outstanding principal amount of each class of notes, to the extent not previously paid, in full on the final maturity date specified on the cover page of this prospectus supplement for each class.

RATINGS

It is a condition to the issuance of the notes that the:

-        Class A-1 Notes be rated [in the highest short-term rating category] by
         at least     nationally recognized rating agencies;

- the Class A-2 and Class A-3 Notes be rated [in the highest long-term rating category] by at least nationally recognized rating agencies; and

- Class B Notes be rated at least " " by at least nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms. A rating agency may qualify, lower or withdraw its rating in the future, in its discretion.

[FORM AND DENOMINATIONS

Registration,
Clearance and
Settlement        DTC/Clearstream/Euroclear

Minimum
Denominations     $______ and integral multiples thereof]

TAX STATUS

Opinions of Counsel

Orrick, Herrington & Sutcliffe LLP will deliver its opinion that for federal income tax purposes the:

-        Class __ Notes will be characterized as debt;
-        Class __ Notes should be treated as debt; and
- trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Waller Lansden Dortch & Davis, PLLC, special Tennessee tax counsel, will deliver its opinion that the:

- notes owned by corporate investors shall have the same tax characteristics for Tennessee income tax purposes as for federal income tax purposes; and

-        trust should not be subject to taxation in Tennessee.

[Investor Representations

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.]

[Income Reporting by Investors

If you purchase the notes, you will be required to report taxable income on your notes under an accrual method, which may require you to report taxable income prior to receipt of cash distributions on your notes.]

ERISA CONSIDERATIONS

The notes are generally eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations.

You should refer to "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for more information.

[ELIGIBILITY OF NOTES FOR PURCHASE BY MONEY MARKET FUNDS

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment by the money market fund in the Class A-1 Notes satisfies the money market fund's investment policies and objectives.]

                               STRUCTURAL SUMMARY

         This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

TRANSFER OF RECEIVABLES AND FLOW OF FUNDS

Caterpillar Financial Funding Corporation, the seller, will purchase certain receivables originated by Cat Financial consisting of [retail installment sale contracts] [and] [finance leases] secured by new and used equipment, and then will [initially] sell receivables with an aggregate contract balance of $__________ as of __________, 200__ to the trust on the closing date. [The assets of the trust also will include monies deposited in a trust account referred to as the "pre-funding account" that will be used to purchase receivables after the closing date.] The trust will issue the securities, sell the notes to investors, and convey the certificates and the net proceeds from the sale of the notes to the seller to pay for the receivables. The following chart represents the flow of the funds invested by investors and the receivables sold by Cat Financial:


                                  [FLOW CHART]


PROPERTY OF THE TRUST

The property of the trust will include the following:

-        the receivables and the collections on the receivables;

-        security interests in the equipment financed by the receivables;

-        bank accounts;

- rights to proceeds under insurance policies that cover the obligors under the receivables or the equipment financed by the receivables;

-        proceeds of repossessed equipment and returned equipment;

- remedies for breaches of representations and warranties made by the Caterpillar dealers that originated the receivables; and

-        other rights under documents relating to the receivables.

COMPOSITION OF THE [INITIAL] RECEIVABLES

The composition of the [initial] receivables as of _________, 200__ is as follows:

-        Aggregate Contract Balance (1) ................  $___________

-        Note Value of the Receivables (2) .............  $___________

-        [Aggregate Residual Balance ...................  $___________]

-        Number of Receivables .........................  $___________

-        Average Contract Balance ......................  $___________
-        (Range) .......................................  $___________ to
                                                          $___________

-        Weighted Average APR ..........................   ___________%
         (Range) .......................................   ___________% to
                                                           ___________%

-        Weighted Average Original Term ................  ___ months
         ( Range ) .....................................  ___ months to
                                                          ___ months

-        Weighted Average Remaining Term ...............  ___ months
         (Range) (3) ...................................  ___ months to
                                                          ___ months

----------

(1) For a description of the calculation of the contract balances of the receivables, you should refer to "The Receivables Pool" in this prospectus supplement.

(2) For a description of the calculation of the note value of the receivables, you should refer to "Description of the Transfer and Servicing Agreements - Distributions" in this prospectus supplement.

(3) Based on scheduled payments and assuming no prepayments of the receivables.

SERVICER OF THE RECEIVABLES

Cat Financial will be the servicer of the receivables. The trust will pay the servicer a servicing fee each month equal to 1/12 of __% of the note value of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a servicer's yield equal to any late, extension, and other administrative fees and expenses collected during each month and certain reinvestment earnings on payments received on the receivables.

ADMINISTRATION OF THE TRUST

Cat Financial will be the administrator of the trust. The trust will pay the administrator an administration fee of $____ each month.

PRIORITY OF DISTRIBUTIONS

[During the revolving period, from collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the trust generally will pay the following amounts on each distribution date in the following order of priority:

         (1) Servicing Fee -- the servicing fee payable to the servicer, if Cat Financial or an affiliate is not the servicer;

         (2) Administration Fee -- the administration fee payable to the administrator;

         (3) Class A Note Interest -- interest due on all the Class A Notes ratably to each class of the Class A Notes;

         (4) Class B Interest -- interest due on the Class B Notes to the holders of the Class B Notes;

         (5) Reinvestment in Additional Receivables -- to the reinvestment in additional receivables and deposits into the accumulation account, as applicable;

         (6) [Yield Supplement Account Deposit - to the yield supplement account, the amount, if any, necessary to reinstate the balance of the yield supplement account up to its required amount;]

         (7) Reserve Account Deposit -- to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account up to its required amount;

         (8) Servicing Fee -- the servicing fee payable to the servicer, if Cat Financial or an affiliate is the servicer; and

         (9) Certificate Distributions -- to the certificate distribution account, any amounts remaining after the above distributions.

[During the amortization period,] from collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the trust generally will pay the following amounts on each distribution date in the following order of priority:

         (1) Servicing Fee -- the servicing fee payable to the servicer, if Cat Financial or an affiliate is not the servicer;

         (2) Administration Fee -- the administration fee payable to the administrator;

         (3) Class A Note Interest -- interest due on all the Class A Notes ratably to each class of the Class A Notes;

         (4) First Allocation of Principal -- to the principal distribution account, an amount, if any, equal to the excess of (x) the principal balances of the Class A Notes over (y) the note value of the receivables;

         (5) Class B Interest -- interest due on the Class B Notes to the holders of the Class B Notes;

         (6) Second Allocation of Principal -- to the principal distribution account, an amount, if any, equal to the excess of (x) the principal balances of the notes over (y) the note value of the receivables. This amount will be reduced by any amount deposited in the principal distribution account pursuant to clause (4) above;

         [(7) Yield Supplement Account Deposit - to the yield supplement account, the amount, if any, necessary to reinstate the balance of the yield supplement account up to its required amount;]

         (8) Reserve Account Deposit -- to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account up to its required amount;

         (9) Regular Principal Allocation -- if any notes are still outstanding, to the principal distribution account, an amount equal to the excess of (x) the sum of the principal balances of the notes and the certificates over (y) the note value of the receivables. This amount will be reduced by any amounts previously deposited to the principal distribution account pursuant to clauses (4) and (6) above;

         (10) Servicing Fee -- the servicing fee payable to the servicer, if Cat Financial or an affiliate is the servicer; and

         (11) Certificate Distributions -- to the certificate distribution account, any amounts remaining after the above distributions.

The note value of the receivables generally is the present value of the aggregate of the scheduled and unpaid payments due on the receivables [(including all lease residual payments on the finance leases)], discounted on a monthly basis at [____]% per annum (the weighted average APR of the receivables as of __________, 200__). The initial note value of the receivables as of __________, 200__ is $[________].

For a more detailed description of the calculation of "note value," you should refer to "Description of the Transfer and Servicing Agreements - Distributions" in this prospectus supplement.

Distributions from the Principal Distribution Account

[During the revolving period, the trust will not pay principal on the notes on any distribution date.]

[During the amortization period,] from deposits made to the principal distribution account, the trust will pay principal on the securities in the following order of priority:

         (1)      to the Class A-1 Notes until they are paid in full;

         (2)      to the Class A-2 Notes until they are paid in full;

         (3)      to the Class A-3 Notes until they are paid in full;

         (4)      to the Class B Notes until they are paid in full; and

         (5)      to the certificate distribution account, any funds remaining.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to "Description of the Transfer and Servicing Agreements -- Distributions" in this prospectus supplement.

CHANGE IN PRIORITY OF DISTRIBUTION UPON CERTAIN EVENTS OF DEFAULT

If an event of default under the indenture occurs, the order of priority for distributions will change.

-        Following the occurrence of an event of default relating to

         1.       default in the payment of principal, or

         2. default for five days or more in the payment of interest on any class of notes which has resulted in an acceleration of the notes,

the trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes.

- Following the occurrence of any other event of default which has resulted in an acceleration of the notes, the trust will continue to pay interest on the Class A Notes and interest on the Class B Notes on each distribution date prior to paying principal on the Class A Notes on that distribution date.

For a more detailed description of events of default and rights of investors in that circumstance, you should refer to "Description of Notes -- The Indenture -- Events of Default; Rights upon Event of Default" in this prospectus supplement and in the accompanying prospectus. For a more detailed description of the priority of distributions and allocation of funds following an event of default, you should refer to "Descriptions of the Transfer and Servicing Agreements -- Distributions" in this prospectus supplement.

[THE REVOLVING PERIOD

The trust will not make payments of principal on the notes on distribution dates related to the revolving period. The "revolving period "consists of the monthly periods from [__________] through [____________], and the related distribution dates. We refer to the monthly periods and the related distribution dates following the revolving period as the "amortization period." If an early amortization event occurs, the revolving period will terminate early, and the amortization period will begin.

On each distribution date related to the revolving period, amounts otherwise available to make principal payments on the notes will instead be applied to purchase additional receivables from the seller. See "The Receivables Pool -- Criteria Applicable to the Selection of Additional Receivables During the Revolving Period " in this prospectus supplement.

To the extent that amounts allocated for the purchase of additional receivables are not so used on any distribution date related to the revolving period, they will be deposited into the accumulation account and applied on subsequent distribution dates related to the revolving period to purchase additional receivables from the seller.]

CREDIT ENHANCEMENT

The credit enhancement provides protection for the Class A Notes and the Class B Notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by withdrawals from the reserve account [and the yield supplement account] and by allocation of available cash flow to the more senior classes of securities prior to more subordinate classes.

The credit enhancement for the notes will be as follows:

Class A Notes     Subordination of the Class B Notes and the certificates; the reserve account [; and the yield supplement account].

Class B Notes     Subordination of the certificates; the reserve account [; and
                  the yield supplement account].

Subordination of Principal and Interest

As long as the Class A Notes remain outstanding, (1) payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and, in some circumstances, allocations to principal and (2) payments of principal on the Class B Notes will be subordinated to payments of interest and principal on the Class A Notes.

For a more detailed discussion of the subordination of the notes and certificates and the priority of distributions, including changes after certain events of default, you should refer to "Description of the Transfer and Servicing Agreement -- Distributions" and "Description of the Notes -- The Indenture -- Event of Default; Rights upon Event of Default" in this prospectus supplement.

[Yield Supplement Account

On the closing date, the seller will deposit funds to the yield supplement account to supplement interest collections on receivables that have interest rates that are less than the sum of --

-        the highest interest rate on any class of notes; and

-        the servicing fee rate.

On each distribution date, the indenture trustee will withdraw from the yield supplement account, for distribution to the holders of the notes, an amount generally equal to the excess of --

- one month's interest for each class of notes at its applicable interest rate, as described on the cover page of this prospectus supplement, plus the servicing fee rate over


- one month's interest for that class of notes at a rate equal to the weighted average APR of the receivables.

In addition, if there are insufficient collections on the receivables and funds on deposit in the reserve account to pay the first six items listed in "Priority of Distributions" above, the indenture trustee will withdraw funds from the yield supplement account to pay these amounts.

On any distribution date, the balance required to be on deposit in the yield supplement account will be an amount generally equal to the aggregate of the excess of --

- the interest on the outstanding note value of each receivable described in the first paragraph under this subsection computed for its scheduled remaining term at a rate equal to the highest interest rate on any class of note plus the servicing fee rate, over

- the interest on the outstanding note value of each of these receivables at its APR.

This amount may be discounted at a rate to be specified in the sale and servicing agreement.

On each distribution date, the trust will deposit into the yield supplement account, to the extent necessary to reinstate the required balance of the yield supplement account, any collections on the receivables remaining after the first six items listed in "Priority of Distributions" above are satisfied.

On each distribution date, the trust will pay to the seller any funds on deposit in the yield supplement account in excess of the required balance.

For a more detailed description of the deposits to and withdrawals from the yield supplement account, you should refer to "Description of the Transfer and Servicing Agreements -- Yield Supplement Account" in this prospectus supplement.]

Reserve Account

On the closing date, the seller will deposit $[_____________] -- equal to [___]% of the initial note value of the receivables -- to the reserve account for the trust.

On each distribution date, if collections on the receivables are insufficient to pay the first seven items listed in "Priority of Distributions" above, the indenture trustee will withdraw funds from the reserve account to pay these amounts.

On and after the final maturity date for any class of notes, if any principal amount of that class remains outstanding, the indenture trustee will withdraw funds from the reserve account to repay that class of notes in full.

The balance required to be on deposit in the reserve account on any distribution date will be the lesser of --

- $[_____________] -- equal to [___]% of the initial note value of the receivables, and

-        the outstanding principal balance of the notes.

On each distribution date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first seven items listed in "Priority of Distributions" above are satisfied.

On each distribution date, the trust will pay to the seller any funds on deposit in the reserve account in excess of the required balance.

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to "Description of the Transfer and Servicing Agreements -- Reserve Account" in this prospectus supplement.

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of these notes.


THE ABSENCE OF A SECONDARY MARKET FOR THE NOTES COULD LIMIT YOUR ABILITY TO RESELL THE NOTES

The absence of a secondary market for the notes could limit your ability to resell them. This means that if in the future you want to sell any of these notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes. There currently is no secondary market for the notes. The underwriters for the notes expect to make a market in the notes but will not be obligated to do so. There is no assurance that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

THE NOTES MAY SUFFER LOSSES BECAUSE THE SOURCE OF FUNDS FOR PAYMENTS ON THE NOTES IS LIMITED TO THE ASSETS OF THE TRUST

The only source of funds for payments on the notes will be the assets of the trust. You may suffer a loss on your notes if the assets of the trust are insufficient to pay fully their principal amount. The notes are obligations solely of the trust and will not be insured or guaranteed by Cat Financial or Caterpillar Financial Funding Corporation, including in their capacities as servicer and seller, the indenture trustee, the owner trustee or any other person or entity. Consequently, you must rely for payment of your notes upon payments on the receivables, and, to the extent available, funds on deposit in [the yield supplement account and] the reserve account.

The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes. In this circumstance, the principal amount of the notes will not be paid in full.

THE CLASS B NOTES ARE SUBJECT TO A GREATER RISK OF LOSS THAN THE CLASS A NOTES BECAUSE THE CLASS B NOTES ARE SUBORDINATE TO THE CLASS A NOTES

The Class B Notes bear greater risk than the Class A Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes.

Interest payments on the Class B Notes on each distribution date will be subordinated to --

- if Cat Financial or an affiliate is not the servicer, servicing fees due to the servicer;

-        administration fees due to the administrator;

-        interest payments on the Class A Notes; and

- an allocation of principal payments to the Class A Notes to the extent the sum of the principal balances of the Class A Notes exceeds the note value of the receivables.

For a more detailed description of these principal payment circumstances, see "Description of the Transfer and Servicing Agreements -- Distributions" in this prospectus supplement. The payment order changes following certain events of default. See "Description of the Notes -- The Indenture -- Events of Default; Rights Upon Events of Default" in this prospectus supplement.

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes. No principal will be paid on the Class B Notes until the Class A Notes have been paid in full.

THE CLASS B NOTES MAY SUFFER LOSSES FOLLOWING AN EVENT OF DEFAULT UNDER THE INDENTURE BECAUSE THE ORDER OF PRIORITY OF PAYMENTS MAY CHANGE TO FURTHER SUBORDINATE THE CLASS B NOTES AND THE RIGHTS OF THE HOLDERS OF THE CLASS B NOTES TO DIRECT THE INDENTURE TRUSTEE WILL BE SUBORDINATE TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES

Following the occurrence of a default in the payment of principal or default for five days or more in the payment of interest on any note which has resulted in an acceleration of the notes, the trust will not make any distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes.

If the maturity dates of the notes are accelerated following the occurrence of an event of default, the indenture trustee -- acting at the direction of the holders of a majority in outstanding principal amount of the Class A Notes -- may sell the receivables and prepay the notes. The holders of the Class B Notes will not have any right to direct the indenture trustee or to consent to any action until the Class A Notes are paid in full. See "Description of the Notes -- The Indenture -- Events of Default; Rights Upon Events of Default" in this prospectus supplement and in the accompanying prospectus. If principal is repaid to you earlier than expected as a result of an acceleration of the maturity dates of the notes, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your notes. You also may not be paid the full principal amount of your notes if the assets of the trust are insufficient to pay the full aggregate principal amount of your notes.

THE CLASS B NOTES MAY SUFFER LOSSES BECAUSE THE RIGHT OF THE HOLDERS OF THE CLASS B NOTES TO CONTROL TRUST ACTIONS IS SUBORDINATE TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES TO CONTROL TRUST ACTIONS

Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes, the indenture trustee -- acting at the direction of the holders of a majority in outstanding principal amount of the Class A Notes -- has the power to direct the trust to take certain actions in connection with the property of the trust until the Class A Notes have been paid in full. Furthermore, the holders of not less than 25% of the outstanding principal balance of the Class A Notes, or the indenture trustee acting on behalf of the holders of Class A Notes, under some circumstances, have the right to terminate the servicer as the servicer of the receivables without consideration of the effect that termination would have on the holders of Class B Notes. The holders of Class B Notes will not have the ability to remove the servicer until the Class A Notes have been paid in full. In addition, the holders of more than 50% of the outstanding principal amount of the Class A Notes will have the right to waive certain events of default with respect to the servicer, without consideration of the effect that waiver would have on the holders of Class B Notes. See "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default" and " -- Waiver of Past Defaults" in this prospectus supplement and in the accompanying prospectus.

[THE PRINCIPAL ON YOUR NOTES MAY BE RETURNED TO YOU EARLIER THAN YOU ANTICIPATE IF THE SELLER CANNOT OBTAIN ADDITIONAL RECEIVABLES FROM CAT FINANCIAL TO CONVEY TO THE TRUST

The seller will be required to sell additional receivables to the trust using amounts deposited on the closing date in the pre-funding account. The ability of the seller to convey additional receivables to the trust will depend on the ability of Cat Financial to generate additional receivables, which will in turn depend upon the ability of Caterpillar Inc. and/or Mitsubishi Caterpillar Forklift America, Inc. to sell equipment manufactured or distributed by them. Specific factors that may affect the availability of additional receivables include --

- a temporary or permanent interruption by Caterpillar Inc. and/or Mitsubishi Caterpillar Forklift America, Inc. in the manufacture or distribution of equipment; or

- a reduction or discontinuance in the use of incentive programs, including manufacturer's rebate programs.

If amounts in the pre-funding account are not used to purchase additional receivables during the Funding Period, one or more classes of notes may be prepaid as further described in this prospectus supplement under the caption "Description of the Transfer and Servicing Agreements -- Pre-Funding Account."]

INVESTMENT ON THE NOTES PRESENTS RISKS THAT ARE

NOT ADDRESSED BY THE RATINGS

It is a condition to the issuance of the notes that the Class A-1 Notes be rated [in the highest short-term investment rating category], the Class A-2 Notes and the Class A-3 Notes be rated [in the highest long-term investment rating category] and the Class B Notes be rated at least " " by at least nationally recognized rating agencies. The ratings of the notes address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes pursuant to their terms. The ratings on any class of notes are not a recommendation to purchase, hold or sell that class of notes because these ratings do not comment as to the market price for those notes or their suitability for you. Furthermore, a rating agency may qualify, lower or withdraw its rating in the future, in its discretion.

[AVAILABILITY OF ADDITIONAL RECEIVABLES DURING THE REVOLVING PERIOD COULD SHORTEN THE AVERAGE LIFE OF THE NOTES]

[During the revolving period, the trust will not make payments of principal on the notes. Instead, the trust will purchase additional receivables from the seller. The purchase of additional receivables will lengthen the average life of the notes. However, an unexpectedly high rate of collections on the receivables during the revolving period, a significant decline in the number of receivables available for purchase or the inability of the seller to acquire new receivables could affect the ability of the trust to purchase additional receivables. The fewer receivables the trust is able to purchase, the shorter the average life of the notes could be.

Amounts allocable to principal payments on the notes that are not used to purchase additional receivables during the revolving period will be deposited into the accumulation account. Among other early amortization events, it will be an early amortization event if the amount in the accumulation account during the revolving period exceeds [_____% of the principal balance of the receivables pool]. If that happens, the revolving period will terminate and the amortization period will commence, shortening the average life of the notes.

A variety of unpredictable economic, social and other factors may influence the availability of additional receivables. You will bear all reinvestment risk resulting from a longer or shorter than anticipated average life of the notes.]

                             FORMATION OF THE TRUST

THE TRUST

         The issuer, Caterpillar Financial Asset Trust 200__-____, will be a statutory trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than:

         - acquiring, owning and managing the receivables and the other assets of the trust and proceeds from those assets;

         -        issuing and making payments on the notes;

         -        issuing and making payments on certificates; and

         - engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are incidental to those activities.

         The trust will initially be capitalized with equity having an estimated value of $ , excluding amounts deposited in the reserve account [and the yield supplement account]. Certificates with an original principal balance of $ will be sold to the seller. The trust will use the proceeds from the initial sale of the notes and issue the certificates to the seller to purchase the receivables from the seller pursuant to the sale and servicing agreement.

         The servicer will initially service the receivables pursuant to the sale and servicing agreement, and will be compensated for acting as the servicer. See "Description of the Transfer and Servicing Agreements - Servicing Compensation and Payment of Expenses" in this prospectus supplement and in the accompanying prospectus. Each receivables file will contain the single original related [installment sales contract] [or] [finance lease], as represented by Cat Financial in the purchase agreement. [______________________] (the "CUSTODIAN") will act as custodian for the receivables files for the seller, the owner trustee and the indenture trustee and will take possession of the receivables files at a location leased by the custodian proximate to the principal executive office of the seller. Cat Financial will indicate on its computer records that the receivables have been sold to the seller and by the seller to the trust. UCC financing statements will not be filed to evidence these transfers, and Cat Financial will not stamp the physical receivables files to reflect the sale and assignment of the receivables to the trust. See "Certain Legal Aspects of the Receivables - Sale and Transfer of Receivables" in this prospectus supplement and in the accompanying prospectus and "Certain Legal Aspects of the Receivables
- Security Interest in Equipment" in the accompanying prospectus.

         If the protection provided to the noteholders by the subordination of the certificates and the availability of the funds in the reserve account [and the yield supplement account] are insufficient, the trust will rely solely on the payments from the obligors on the receivables, and the proceeds from the repossession and sale of financed equipment and certain other cross-collateralized equipment which secure defaulted receivables, to make payments to the noteholders. In that event, various factors, like the trust's not having first priority perfected security interests in some of the receivables or financed equipment as a result of occurrences after the closing date, and the risk of fraud or negligence of Cat Financial or, in some cases, the related Caterpillar dealer, may affect the trust's ability to realize on the collateral securing the receivables, and thus the proceeds to be distributed to noteholders may be reduced. See "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the trust as of the cut-off date, as if the issuance and sale of the notes and the certificates had taken place on that date:

          Class A-1           % Asset Backed Notes......................................  $
          Class A-2           % Asset Backed Notes......................................
          Class A-3           % Asset Backed Notes......................................
          Class B             % Asset Backed Notes......................................
                              % Asset Backed Certificates...............................  ____________
                    Total                                                                 $___________
                                                                                          ============

THE OWNER TRUSTEE

         [ ] is the owner trustee under the trust agreement. [ ] is a [ ] and its principal offices are located at [ ]. The seller shall pay the fees of the owner trustee and shall reimburse it for certain liabilities and expenses. [In the ordinary course of its business, the Owner Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with Cat Financial and its affiliates].

                              THE RECEIVABLES POOL

         The pool of receivables (the "RECEIVABLES POOL") will include the receivables purchased pursuant to the purchase agreement with an aggregate Contract Balance of $ as of , 200 , the "CUT-OFF DATE".

         Criteria for Selecting the Receivables Pool. The receivables were selected from the entire U.S. [ISC] [finance lease] Portfolio -- other than receivables previously sold to trusts under prior asset-backed securitizations which Cat Financial continues to service which are otherwise included in the U.S. [ISC][finance lease] Portfolio -- using criteria set forth in the accompanying prospectus under "The Receivables Pools," as well as that each receivable:

         has a stated maturity of not earlier than or later than , ;

         - has an annual percentage rate of interest -- the "APR" -- of at least %; and

         -        is not more than days past due as of the cut-off date.

[The "APR" for any finance lease will be its Implicit Interest Rate.] As of the cut-off date, the servicer's records showed no obligor on any receivable as being in default under the related [installment sales contract] [or] [finance lease] or as being the subject of a bankruptcy proceeding. Neither Cat Financial nor the seller used any selection procedures in selecting the receivables believed to be adverse to the noteholders.

         [Additional receivables sold to the trust during the revolving period must meet substantially similar criteria. See "Criteria Applicable to Selection of Additional Receivables During the Revolving Period" below. However, these criteria will not ensure that each subsequent pool of additional receivables will share the exact characteristics as the initial pool of receivables. As a result, the composition of the aggregate pool of receivables will change as additional receivables are purchased by the trust on each distribution date during the revolving period.]

         Composition of the Receivables Pool. The following tables set forth various characteristics of the receivables and the related financed equipment. As used in the following tables and elsewhere in this prospectus supplement, amounts and percentages are based on the Contract Balance of the receivables as of the cut-off date. The "CONTRACT BALANCE" of a receivable means its original principal balance, [in the case of an installment sales contract, or its original Net Investment, in the case of a finance lease], as reduced by principal payments applied in accordance with the actuarial method. [The "NET INVESTMENT" of a finance lease equals the sum of (i) the present value of the Lease Scheduled Payments due under that finance lease discounted at the Implicit Interest Rate for that lease and (ii) the residual amount at the end of the lease term.] The Contract Balance of an Over-Rate Receivable includes the unamortized purchase premium paid by Cat Financial to Caterpillar dealers. As of the cut-off date, the aggregate current Contract Balance of the receivables is the Initial Pool Balance.

                         COMPOSITION OF THE RECEIVABLES

                                                           WEIGHTED              WEIGHTED
   WEIGHTED                                                 AVERAGE              AVERAGE
    AVERAGE                                               ORIGINAL              REMAINING
    APR OF                               NUMBER OF        TERM (RANGE)          TERM(RANGE)
  RECEIVABLES       POOL BALANCE        RECEIVABLES       (IN MONTHS)          (IN MONTHS)(1)          CONTRACT BALANCE (RANGE)
  -----------       ------------        -----------       -----------          --------------          ------------------------
            %      $                                      (  ---   )            (-------)            $          ($   -$        )

----------
(1) Based on scheduled payments and assuming no prepayments of the receivables.

                     DISTRIBUTION BY APR OF THE RECEIVABLES


                                                                                                        PERCENT OF
                                                                                          AGGREGATE     AGGREGATE
                                                                          NUMBER OF        CONTRACT      PRINCIPAL
 APR RANGE (1)                                                           RECEIVABLES       BALANCE       BALANCE
 -------------                                                            ----------      ---------      -------
      % -         %..............................................                         $                     %
       -          ...............................................
       -          ...............................................
       -          ...............................................
       -          ...............................................
       -          ...............................................
       -          ...............................................
       -          ...............................................
       -          ...............................................
       -          ...............................................
    and over      ...............................................         __________      _________      _______
Total             ...............................................                                         100.00%
                                                                          ==========      =========      ========

----------

(1) Cat Financial, in conjunction with Caterpillar Inc. and its subsidiaries, periodically offers below market rate financing to purchasers under merchandising programs. At the outset of a subsidized transaction, Caterpillar Inc. remits to Cat Financial an amount equal to the interest differential, which amount is recognized as income over the term of the related contract. The APR indicated for any receivable does not take into account, and the trust does not have an interest in, any of those amounts remitted to Cat Financial by Caterpillar Inc. with respect to these receivables.

                 DISTRIBUTION BY NEW AND USED FINANCED EQUIPMENT

                                                                                                    PERCENT OF
                                                                                      AGGREGATE     AGGREGATE
                                                                        NUMBER OF     CONTRACT      CONTRACT
                                                                        RECEIVABLES    BALANCE       BALANCE
                                                                        -----------    -------       -------
New Equipment (1)..............................................                       $               %
Used Equipment.................................................           ______      ________        ______
     Total.....................................................                       $               100.00%
                                                                          ======      ========        ======

----------
(1) Units not previously delivered or sold; rental units of less than 12 months and 1,000 service meter hours; and units of the current or previous model year and serial number.

          DISTRIBUTION OF THE RECEIVABLES BY TYPE OF FINANCED EQUIPMENT

                                                                                                     PERCENT OF
                                                                                      AGGREGATE      AGGREGATE
                                                                         NUMBER OF     CONTRACT      CONTRACT
TYPE                                                                    RECEIVABLES    BALANCE        BALANCE
----                                                                    -----------    -------        -------
[Lift Trucks...................................................                       $               %
Paving Equipment

Construction Equipment]........................................           ______      ________        ______
     Total.....................................................                       $               100.00%
                                                                          ======      ========        ======


           DISTRIBUTION BY INDUSTRY APPLICATION OF FINANCED EQUIPMENT

                                                                                                     PERCENT OF
                                                                                       AGGREGATE     AGGREGATE
                                                                        NUMBER OF      CONTRACT      CONTRACT
INDUSTRY                                                               RECEIVABLES     BALANCE       BALANCE
--------                                                               -----------     -------       -------
[Agriculture, Forestry and Fishing.............................                       $               %
Mining.........................................................
Construction...................................................
Manufacturing..................................................
Transportation/Public Utilities................................
Wholesale Trade]
Other (1)......................................................           ______      ________        ______
     Total.....................................................                       $               100.00%
                                                                          ======      ========        ======

----------

(1) Other includes retail, financial, insurance and real estate, services, and public administration.

         As used in the following table, variable frequency receivables are receivables that have monthly payment schedules but permit the related obligors to skip or reduce payments during certain specified months which are predetermined at origination. The majority of skip or reduced payments on variable frequency receivables take place during months coinciding with the cash flow patterns of the related obligors. Although there can be no assurance that the experience on the variable frequency receivables will be comparable, Cat Financial has not identified any cash flow pattern resulting from the existence of variable frequency receivables in the U.S. [ISC] [Lease] Portfolio. The seller believes that the pattern of principal payments on the notes will not be materially affected by the inclusion of variable frequency receivables in the trust. See "The Receivables Pools - The Retail Equipment Financing Business - Installment Sales Contracts - Contract Terms" in the accompanying prospectus.

              DISTRIBUTION OF THE RECEIVABLES BY PAYMENT FREQUENCY

                                                                                                    PERCENT OF
                                                                                      AGGREGATE     AGGREGATE
                                                                        NUMBER OF     CONTRACT      CONTRACT
TYPE                                                                   RECEIVABLES     BALANCE       BALANCE
----                                                                   -----------     -------       -------
Monthly........................................................                       $               %
Variable Frequency ............................................           ______      ________        ______
     Total.....................................................                       $               100.00%
                                                                          ======      ========        ======



 DISTRIBUTION OF THE RECEIVABLES BY REMAINING CONTRACT BALANCE AS OF THE CUT-OFF

                                                                                                    PERCENT OF
                                                                                      AGGREGATE     AGGREGATE
                                                                        NUMBER OF     CONTRACT      CONTRACT
REMAINING CONTRACT BALANCE RANGE                                       RECEIVABLES     BALANCE       BALANCE
--------------------------------                                       -----------     -------       -------
Up to $........................................................            --         $                     %
$    -$........................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................

................................................................
................................................................
................................................................
................................................................
................................................................
Over $.........................................................           ______      ________        ______
     Totals....................................................                       $                100.0%
                                                                          ======      ========        ======


                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES

                                                                                                     PERCENT OF
                                                                                       AGGREGATE     AGGREGATE
                                                                        NUMBER OF      CONTRACT      CONTRACT
STATE (1)                                                              RECEIVABLES     BALANCE       BALANCE
---------                                                              -----------     -------       -------
Up to $........................................................               --      $                     %
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................
................................................................           ------      --------        ------
     Total.....................................................                       $                100.0%
                                                                          ======      ========        ======

----------

(1) Based on billing addresses of the related obligors.

               DISTRIBUTION BY MANUFACTURER OF FINANCED EQUIPMENT

                                                                                                     PERCENT OF
                                                                                       AGGREGATE     AGGREGATE
                                                                        NUMBER OF      CONTRACT      CONTRACT
MANUFACTURER                                                           RECEIVABLES     BALANCE       BALANCE
------------                                                           -----------     -------       -------
Caterpillar Inc................................................                       $               %
Mitsubishi Caterpillar Forklift America Inc....................
Other..........................................................           ______      ________        ______
     Total.....................................................                       $               100.00%
                                                                          ======      ========        ======

      Unless noted otherwise, references to percentages of the receivables refer to the approximate percentage of the Initial Pool Balance, based on the Contract Balances of the receivables as of the cut-off date, and after giving effect to all payments received prior to the cut-off date.

      All of the receivables were [installment sales contracts] [finance leases]. [Approximately % of the receivables were installment sales contracts and the remaining % of the receivables were finance leases.]

      % of the receivables were originated or arranged by , a Caterpillar dealer in , and in the aggregate % of the receivables were originated or arranged by the five largest Caterpillar dealers. No other Caterpillar dealer originated or arranged more than % of the receivables. % of the receivables were originated or arranged by [Carter Machinery Company, Inc., a Caterpillar dealer in Salem, Virginia and the only Caterpillar dealer owned by Caterpillar Inc.].

      No single obligor on the receivables accounted for more than % of the receivables, and the five largest obligors accounted for approximately % of the receivables.

      The amount financed is calculated as a percentage of the value of the related financed equipment, which percentage ranges generally from 75% to 90% for new equipment and from 65% to 80% for used equipment, and the maximum amount financed is 100%. At origination Cat Financial confirms the applicable loan-to-value ratios of its receivables. No insurance, guarantee or similar arrangement will be available to cover Realized Losses in the event that the value of the financed equipment relating to any Liquidated Receivable is less than the outstanding Contract Balance for the related receivable.

      Some of the receivables may be cross-collateralized, being secured by junior liens on other items of equipment (which may or may not be financed equipment securing receivables owned by the trust) in addition to first priority liens on the related financed equipment, and some financed equipment may secure other Cat Financial receivables on a junior basis (which may or may not be receivables owned by the trust). See "Certain Legal Aspects of the Receivables - Cross-Collateralization" in this prospectus supplement.

[CRITERIA APPLICABLE TO THE SELECTION OF ADDITIONAL RECEIVABLES DURING THE REVOLVING PERIOD]

      [The additional receivables sold to the trust during the revolving period will be selected based on several criteria. These criteria include the requirements that each additional receivable:

      -     was originated in the United States;

      - provides for level monthly payments which may vary from one another by no more than $5;

      - will amortize the amount financed over its original term to maturity;

      - has been or will be acquired by seller in the ordinary course of business;

      - has an original term of __ to __ months, provided that the aggregate principal balance of additional receivables to be added as of the applicable cutoff date with an original term greater than __ months may not exceed 5% of the Additional Receivables Principal Balance as of such cutoff date;

      - as of the first calendar day of the month in which the additional receivable is to be purchased, which we refer to as the "applicable cutoff date," the additional receivable will not be considered past due; that is, the payments due on that additional receivable in excess of $25 will have been received within 30 days of the scheduled payment date;

      - has a remaining term as of the applicable cutoff date of not less than __ months; and

      - has a final maturity date no later than 6 months prior to the final scheduled distribution date of the notes.

      The additional receivables will be selected at random from the seller 's portfolio of receivables that meet the criteria described above and other administrative criteria utilized by the seller from time to time. We believe that no selection procedures adverse to the noteholders will be utilized in selecting the additional receivables.]

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

      Set forth below is information concerning Cat Financial's experience pertaining to delinquencies, repossessions and net losses on the [entire United States portfolio of installment sales contracts] [and/or] [entire United States portfolio of finance leases] [as applicable,] serviced by Cat Financial (including receivables sold which Cat Financial continues to service) [(the "U.S. ISC PORTFOLIO")] [and the] ["U.S. LEASE PORTFOLIO", collectively, the "U.S. PORTFOLIO")]. Generally, when an account becomes 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed and the account is designated for litigation.

      Delinquencies, repossessions and net losses on installment sales contracts are affected by economic conditions generally. The level of repossessions and net losses set forth below reflect economic conditions generally and the economic conditions of industries which Cat Financial's customers serve.

      Although the seller believes that the composition of the receivables in the aggregate is representative of the [U.S. ISC Portfolio] [and the] [U.S. Lease Portfolio], there can be no assurance that the delinquency, repossession and net loss experience on the receivables will be comparable to the experience set forth below or that delinquencies, repossessions and net losses in the future will be comparable to that in the past.

      In the following tables, amounts and percentages are based on the gross amount of all unpaid installments of principal and unearned finance charges scheduled to be paid on each contract.

      In the immediately following table, delinquent contracts that have been modified in accordance with Cat Financial's credit policies may not be considered to be "delinquent." Those modifications include extensions, restructurings with skip payments, refinancings, changes of installment due dates, reductions of interest rates, and partial buyouts. See "The Receivables Pools - The Retail Equipment Financing Business - Extension/Revision Procedures" in the accompanying prospectus. In addition, a contract is no longer considered delinquent and is no longer included in the U.S. [ISC] Portfolio upon the repossession of its related financed equipment. See "The Receivables Pools - The Retail Equipment Financing Business - Repossession/Writeoff Procedures" in the accompanying prospectus.

      In the immediately following table, a monthly contract is deemed to be "31-60" or "over 60" days past due if the amount due is not collected by the last day of the succeeding or next succeeding month, respectively. For example, a payment due any time in January is not considered "31-60" days past due unless the amount due remains uncollected on February 28.

                  DELINQUENCY EXPERIENCE FOR THE U.S. PORTFOLIO
                              (DOLLARS IN MILLIONS)

                                                                                       AT DECEMBER 31,

                                                  200                     200                   200                     200

                                         NUMBER OF              NUMBER OF             NUMBER OF               NUMBER OF
                                         CONTRACTS              CONTRACTS             CONTRACTS               CONTRACTS
                                                     AMOUNT                AMOUNT                 AMOUNT                  AMOUNT

Gross Portfolio.......................               $                     $                      $                       $
Delinquency
  31-60 Days..........................               $                     $                      $                       $
  over 60 Days........................               $                     $                      $                       $
Total   Delinquencies.................               $                     $                      $                       $
Total Delinquencies as a
  Percent of  the Gross
Portfolio.............................          %         %            %        %            %         %             %          %

                                                             AT DECEMBER 31, 200            [AT , 200 ]              [AT , 200 ]
                                                            NUMBER OF               NUMBER OF                 NUMBER OF
                                                            CONTRACTS    AMOUNT     CONTRACTS        AMOUNT   CONTRACTS      AMOUNT
Gross Portfolio...................................
Delinquency
  31-60 Days......................................
  over 60 Days....................................
Total Delinquencies...............................
Total Delinquencies as a Percent of the
  Gross Portfolio.................................

      In the immediately following table --

      - repossessions represent all unpaid principal and finance charges accrued but not collected for contracts repossessed and either terminated or in inventory;

      - liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs; and

      - net losses are equal to the aggregate amount of principal and finance charges accrued on all contracts which are determined to be uncollectible plus repossession expenses less -

            - in the case of repossessed (but not liquidated) financed equipment, the estimated proceeds of liquidation of that equipment, and

            - in the case of liquidated financed equipment, the actual proceeds of liquidation of that equipment.

      The net loss figures shown in the immediately following table with respect to financed equipment which is repossessed in one calendar year and sold in another is estimated and adjusted. The net losses for the year of repossession include Cat Financial's estimate of losses after giving effect to its estimate of the liquidation proceeds. In any subsequent year in which liquidation proceeds are actually received, the net loss figure for that year is --

      - increased to reflect the amount by which actual liquidation proceeds are less than that estimate, or

      - decreased to reflect the amount by which actual liquidation proceeds exceed that estimate.

The net loss figures shown in the immediately following table also reflect payments made by Caterpillar dealers on a limited number of the contracts which provide for recourse to the related dealer. For a description of such receivables, see "The Receivables Pools - The Retail Equipment Financing Business - Dealer Agreements" in the accompanying prospectus and "Certain Legal Aspects of the Receivables - Dealer Recourse Receivables" in this prospectus supplement.]


    CREDIT LOSS/REPOSSESSION EXPERIENCE FOR THE U.S. [ISC] [LEASE] PORTFOLIO
                              (DOLLARS IN MILLIONS)

                                                     YEAR ENDED DECEMBER 31 [ ]
                                                     --------------------------
                                                                200      200      200        200        200     [200 (1)    [200 (1)
                                                                ---      ---      ---        ---        ---     --------    --------
Average Gross Portfolio Outstanding During the Period.....    $         $        $         $           $        $           $
Repossessions as a Percent of Average Gross Portfolio               %        %        %          %         %           %         %
Outstanding ..............................................
Net Losses as a Percent of Liquidations ..................          %        %        %          %         %           %         %
Net Losses as a Percent of Average Gross Portfolio                  %        %        %          %         %           %         %
Outstanding ..............................................

----------------
(1) Rates have been annualized.

[RESIDUAL VALUE AND EQUIPMENT RETURN EXPERIENCE

      Set forth below is information concerning the residual values and Cat Financial's experience pertaining to returns of leased equipment relating to the U.S. Lease Portfolio at or for the periods indicated. There can be no assurance that Cat Financial's experience pertaining to returns of leased equipment relating to the receivables will be comparable to that set forth below or that Cat Financial's experience with returns of leased equipment in the future will be comparable to that experienced in the past. In the immediately following table --

      - residual value is the option purchase price under each finance lease;

      - terminated leases are the total number of leases which were terminated for any reason during the period indicated;

      - units of returned equipment are units of equipment relating to a terminated lease which were returned to Cat Financial to be sold;

      - the full term ratio is the ratio of units of returned equipment to terminated leases for the period indicated; and

      - aggregate residual losses (gains) are calculated as the residual value of the returned equipment less the proceeds from the sale of such equipment plus any expenses incurred from that sale.]

  RESIDUAL VALUES AND EQUIPMENT RETURN EXPERIENCE FOR THE U.S. LEASE PORTFOLIO [To be include in prospectus supplements for trusts that own finance leases]

                                                                                                             [ ] MONTHS ENDED
                                                                                     YEAR ENDED DECEMBER 31, [ ] ,
                                                                                 200         200         200        200        200
                                                                                 ----        ----        ----       ----       ---
Terminated Leases ........................................................
Units of Returned Equipment...............................................
Full Term Ratio ..........................................................
Residual Value of Equipment Relating to Terminated Leases.................
Residual Value of Equipment Relating to Terminated Leases
  as a Percent of Cost of that Equipment..................................
Aggregate Residual Losses (Gains)                                               $            $           $          $         $
  on Returned Equipment ..................................................
Aggregate Residual Losses (Gains) per Lease with Returned Equipment ......      $            $           $          $         $    ]

                       WEIGHTED AVERAGE LIFE OF THE NOTES

      Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under "Weighted Average Life of the Notes" in the accompanying prospectus. The Class A-2 noteholders will not receive any principal payments until the Class A-1 Notes are paid in full. The Class A-3 noteholders will not receive any principal payments until the Class A-2 Notes are paid in full. The Class B noteholders will not receive any principal payments until the Class A-3 Notes are paid in full. See "Description of the Notes - The Class A-2 Notes, the Class A-3 Notes and the Class B Notes - Payments Of Principal" in this prospectus supplement.

      No principal payments on the Class B Notes will be made prior to the distribution date on which the principal amounts of the Class A Notes have been reduced to zero. See "Description of the Transfer and Servicing Agreements - Distributions" and " - Reserve Account" in this prospectus supplement. Following the occurrence and during the continuation of an event of default relating to default in the payment of principal or default for five days or more in the payment of interest on any note which has resulted in the acceleration of the notes, the Class A noteholders will be entitled to be paid in full before any distributions of interest or principal may be made to the Class B noteholders. Following the occurrence of any other event of default which has resulted in an acceleration of the notes, interest on the Class A Notes and the Class B Notes must be paid on each distribution date prior to the distribution of principal on the Class A Notes on that distribution date.

      The rate of payment of principal of the notes depends primarily on the rate of payment (including prepayments) of the aggregate Contract Balance of the receivables. Final payment of each class of the notes could occur significantly earlier than their final scheduled distribution dates. The servicer will be permitted to extend the final scheduled payment date of a receivable; provided, however, if the servicer extends the final scheduled payment date of a receivable beyond the Final Maturity Date, the servicer will be obligated to purchase that receivable from the trust. Further, the servicer will be permitted to refinance an existing receivable for the related obligor, so long as --

      - the proceeds of that refinancing would be used to prepay that existing receivable in full, and

      - the related obligor executes a new [installment sales contract] [or] [finance lease] with respect to that receivable.

The purchase or refinancing of a receivable by the servicer will result in the prepayment of the Contract Balance of that receivable to the trust and may result in the reduction of the weighted average life of the notes. Any extensions of receivables which do not result in the purchase by the servicer of those receivables may lengthen the weighted average remaining term of the receivables and the weighted average life of the notes. See

"Description of the Transfer and Servicing Agreements - Sale and Assignment of Receivables" in this prospectus supplement and in the accompanying prospectus and "The Receivables Pools - The Retail Equipment Financing Business - Extension/Revision Procedures" in the accompanying prospectus. Noteholders will bear the risk of being able to reinvest principal payments of the notes at yields at least equal to the yield on their notes.

                        AMOUNTS OUTSTANDING ON THE NOTES

      Pursuant to the indenture, the noteholders of record will receive monthly reports concerning the payments received on the receivables, the Pool Balance, the pool factor for each class of notes and various other items of information.

      The "POOL FACTOR" for each class of notes is a seven-digit decimal which the servicer will compute each month indicating the remaining outstanding principal amount of that class of notes as of the related distribution date -- after giving effect to payments to be made on that distribution date -- as a fraction of the initial outstanding principal balance of that class of notes. The pool factor for each class of notes will be 1.0000000 as of the closing date.

      The pool factors will decline over time to reflect reductions in the outstanding principal amounts of notes. The principal amounts of the notes will decline as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

      The outstanding principal amount of any class of notes at any time will be the product of --

      -     the original denomination of that note; and

      -     the current pool factor for that class of notes.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE TRUST'S FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED IN THIS PROSPECTUS SUPPLEMENT.

SOURCES OF CAPITAL AND LIQUIDITY

      The trust's primary sources of capital will be the net proceeds of the offering of the notes. See "Formation of the Trust - Capitalization of the Trust" in this prospectus supplement.

      The trust's primary sources of liquidity will be payments on the receivables and amounts on deposit in the reserve account [and the yield supplement account]. For a discussion of Cat Financial's experience pertaining to delinquencies, repossessions and net losses, see "The Receivables Pool - Delinquencies, Repossessions and Net Losses" and "Description of the Transfer and Servicing Agreements - Reserve Account" in this prospectus supplement.

RESULTS OF OPERATIONS

      The trust is newly formed and, accordingly, has no results of operations as of the date of this prospectus supplement. Because the trust does not have any operating history, we have has not included any historical or pro forma ratio of earnings to fixed charges in this prospectus supplement. The earnings on the receivables and other assets owned by the trust, the interest costs of the notes and the related operating expenses will determine the trust's results of operations in the future. The trust will use income generated from its assets to pay principal and interest on the notes, its operating costs and expenses (to the extent not paid by the servicer) and distributions to the certificateholders. The principal operating expenses of the trust is expected to be the Servicing Fee.

                                 USE OF PROCEEDS

      The net proceeds from the sale of notes will be applied to the purchase of the receivables from the seller and to make the seller's initial deposit to the reserve account [and the yield supplement account]. The seller will apply its net proceeds to the purchase of the receivables from Cat Financial.

                  THE SELLER, CATERPILLAR INC. AND THE SERVICER

      For a general discussion of the seller, Caterpillar Inc. and the servicer, see "The Seller, Caterpillar Inc. and the Servicer" in the accompanying prospectus.

CATERPILLAR INC.

      Caterpillar Inc. reported profits of $ million on sales and revenues of $ billion for the year ended December 31, 200__ as compared with profits of $ million on sales and revenues of $ billion for the year ended December 31, 200__. As used in this prospectus supplement, the term "CATERPILLAR INC." means Caterpillar Inc. and its consolidated subsidiary companies, unless the context otherwise requires.

CATERPILLAR FINANCIAL SERVICES CORPORATION

      Cat Financial currently offers the following types of retail financing plans for which the percentages of the total value of Cat Financial's portfolio represented by these financing plans at December 31, 200__ were as follows:

      Finance Receivables.

      - Tax leases that are classified as either operating or finance leases for financial accounting purposes, depending on the characteristics of the lease. For tax purposes, Cat Financial is considered the owner of the equipment ( %).

      - Finance (non-tax) leases where the lessee is considered the owner of the equipment during the term of the contract and that either require or allow the customer to purchase the equipment for a fixed price at the end of the term ( %).

      - Installment sales contracts which are equipment loans that enable customers to purchase equipment with a down payment or trade-in and structure payments over time ( %).

      - Government lease-purchase plans in the U.S. that offer low interest rates and flexible terms to qualified non-federal government agencies ( %).

      Retail notes receivable.

      - Working capital loans that allow Caterpillar customers and dealers to use their equipment as collateral to obtain financing for other business needs ( %).

      Wholesale financing plans ( %). Include the following wholesale notes receivable:

      - Inventory/rental programs which provide assistance to dealers by financing their inventory, rental fleets and rental facilities.

      -     Short-term Caterpillar dealer receivables purchased from Caterpillar
            Inc.

      At December 31, 200__, Cat Financial had full-time employees and serviced accounts, including approximately $____ billion in gross finance receivables. In the United States, as of December 31, 200__, there were ___ independently owned Caterpillar dealers and one Caterpillar dealer that is owned by Caterpillar Inc.

                            DESCRIPTION OF THE NOTES

GENERAL

      The trust will issue the notes under the indenture, a form of which has been filed as an exhibit to the Registration Statement. We will file a copy of the indenture with the Securities and Exchange Securities and Exchange Commission following the issuance of the notes. The following, as well as other pertinent information included elsewhere in this prospectus supplement and in the accompanying prospectus, summarizes the material terms of the notes and the indenture. The summary is not complete and is qualified by reference to the provisions of the notes and the indenture. The following summary supplements, and to the extent inconsistent with replaces, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus.

THE CLASS A-1 NOTES

      Payments of Interest. The Class A-1 Notes will constitute Fixed Rate Notes, as that term is defined under "Certain Information Regarding the Notes - Fixed Rate Notes" in the accompanying prospectus. Interest on the principal amount of the Class A-1 Notes will accrue at the rate of % per annum (the "CLASS A-1 NOTE RATE"), calculated on the basis of a 360-day year of twelve 30-day months. Interest on the outstanding principal amount of the Class A-1 Notes will accrue from and including the most recent distribution date on which interest has been paid (or, in the case of the initial distribution date, from and including the closing date) to but excluding the following distribution date and will be payable to the Class A-1 noteholders monthly on each distribution date commencing , 200__.

      Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with interest, to the extent permitted by law, on that amount at the Class A-1 Note rate. Interest payments on the Class A-1 Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Servicing Fee (if Cat Financial or an affiliate is not the servicer) and from amounts on deposit in the reserve account [and the yield supplement account]. See "Description of the Transfer and Servicing Agreements - Distributions[,]" [" - Yield Supplement Account"] and " - Reserve Account" in this prospectus supplement.

      If the amount of interest on the principal amount of all classes of notes payable on any distribution date exceeds the Total Distribution Amount --

      - the trust will pay the Class A-1 noteholders their ratable share (based upon the total amount of interest due to the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders) of the amount available to be distributed in respect of interest on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, and

      - the trust will pay each Class A-1 noteholder its ratable share (based on the principal amount of its Class A-1 Note and the total amount distributable to the Class A-1 noteholders) of that amount.

      "DISTRIBUTION DATE" shall mean the th day of each calendar month or, if any such date is not a business day, on the next succeeding business day.

      Payments Of Principal.

      Revolving Period. Principal payments will not be made on the notes during the revolving period. If an Early Amortization Event occurs, the revolving period will end and noteholders will receive payments of principal earlier than expected.

      Amortization Period. On each distribution date during the amortization period, the trust will make principal payments to the Class A-1 noteholders on each distribution date in an amount generally equal to the Principal Distribution Amount until the principal balance of the Class A-1 Notes is reduced to zero. The trust will generally derive principal payments on the Class A-1 Notes from the Total Available Amount remaining after --

      - payment of the Servicing Fee, if Cat Financial or an affiliate is not the servicer,

      -     payment of the administration fee,

      -     payment of the Noteholders' Interest Distributable Amount.

In addition, [solely on the Class A-1 Note final scheduled distribution date,] the trust will make principal payments on the Class A-1 Notes from the amount on deposit in the reserve account [and the yield supplement account] remaining after the payment of the Noteholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements - Distributions[,]" [and] " - Reserve Account" [and " - Yield Supplement Account"] in this prospectus supplement.

      [Other than distributions of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any,] the trust will not make distributions with respect to principal on the Class A-1 Notes until the trust has paid all interest due on the notes in full. The trust will pay the outstanding principal amount, if any, of the Class A-1 Notes in full on the Class A-1 Note final scheduled distribution date from funds available therefor (including amounts on deposit in the reserve account [and the yield supplement account]).

      [Mandatory Prepayment. In the event that at the end of the Funding Period not all of the Original Pre-Funded Amount has been used to acquire subsequent receivables, then the trust will distribute a prepayment of principal to the Class A-1 Notes on the distribution date in , 200__ in an amount equal to the Pre-Funded Amount remaining at the end of the Funding Period.]

THE CLASS A-2 NOTES, THE CLASS A-3 NOTES AND CLASS B NOTES

      Payments of Interest. The Class A-2 Notes, the Class A-3 Notes and the Class B Notes will constitute Fixed Rate Notes, as that term is defined under "Certain Information Regarding the Notes - Fixed Rate Notes" in the accompanying prospectus. Interest on the principal amount of the Class A-2 Notes will accrue at the rate of % per annum (the "CLASS A-2 NOTE RATE"). Interest on the principal amount of the Class A-3 Notes will accrue at the rate of % per annum (the "CLASS A-3 NOTE RATE"). Interest on the principal amount of the Class B Notes will accrue at the rate of % per annum (the "CLASS B NOTE RATE"). Interest on the Class A Notes, the Class A-3 Notes and the Class B notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the outstanding principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes will in each case accrue from and including the ___ day of the month prior to the current distribution date (or, in the case of the initial Distribution Date, from and including the closing date), to but excluding the ___ day of the month of the current distribution date and will be payable to the Class A-2 noteholders, the Class A-3 noteholders, and the Class B noteholders monthly on each distribution date commencing , 200__.

      Interest accrued on any class of notes as of any distribution date but not paid on that distribution date will be due on the next distribution date together with interest, to the extent permitted by law, on that amount at the interest rate applicable to that class of notes. Interest on the Class B Notes will not be paid on any distribution date until interest payments on the Class A Notes have been paid in full [and the First Priority Principal Distribution Amount, if any, has been deposited in the Principal Distribution Account]. Interest payments on the Class A-2 Notes, the Class A-3 Notes, and the Class B Notes will generally be derived from the Total Available Amount remaining after the payment of the Servicing Fee (if Cat Financial or an affiliate is not the servicer) and the administration fee and, in the case of the Class B Notes, payments of the Class A Noteholders' Interest Distributable Amount [and the deposit of the First Priority Principal Distribution Amount into the Principal Distribution Account], and in each case from amounts on deposit in the reserve account [and the yield supplement account]. See "Description of the Transfer and Servicing Agreements - Distributions[,]" [" - Yield Supplement Account"] and " - Reserve Account" in this prospectus supplement. If the amount of interest on the principal amounts of all classes of Class A notes payable on any distribution date exceeds the sum of that remaining portion of the Total Available Amount and the amount on deposit in the reserve account [and the yield supplement account] --

      - the trust will pay each of the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders their ratable share (based upon the total amount of interest due to the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders) of the amount available to be distributed in respect of interest on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, and

      - the trust will pay each Class A-2 noteholder and each Class A-3 noteholder its ratable share (based on the principal amount of its Class A-2 Note or its Class A-3 Note and the total amount distributable to the Class A-2 noteholders or the Class A-3 noteholders) of that amount.

In that event, the Class B noteholders will not receive any payments of interest on that distribution date.

      In addition, if an event of default has occurred and the maturities of the notes have been accelerated, the Class B noteholders will not be entitled to any payment of interest or principal until the Class A Notes have been paid in full.

      In addition, following the occurrence and during the continuation of an event of default relating to default in the payment of principal or default for five days or more in the payment of interest on any note which has resulted in the acceleration of the notes, the Class A noteholders will be entitled to be paid in full before any distributions of interest or principal may be made to the Class B noteholders. Following the occurrence of any other event of default which has resulted in an acceleration of the notes, interest on the Class A Notes and the Class B Notes must be paid on each distribution date prior to the distribution of principal on the Class A Notes on that distribution date.

      Payments of Principal. The trust will make principal payments to the Class A-2 noteholders on each distribution date on and after the distribution date on which the Class A-1 Notes have been paid in full in an amount equal to the difference between:

      -     the Principal Distribution Amount; and

      - the portion, if any, of the Principal Distribution Amount paid in respect of the Class A-1 Notes on that distribution date.

      The trust will make principal payments to the Class A-3 noteholders on each distribution date on and after the distribution date on which the Class A-1 Notes and the Class A-2 Notes have been paid in full in an amount equal to the difference between:

      -     the Principal Distribution Amount; and

      - the portion, if any, of the Principal Distribution Amount paid in respect of the Class A-1 Notes and the Class A-2 Notes on that distribution date.

      The trust will generally derive principal payments on the Class A-2 Notes and the Class A-3 Notes from the Total Available Amount remaining after the payment of the Servicing Fee (if Cat Financial or an affiliate is not the servicer), the administration fee and the Noteholders' Interest Distributable Amount, and, [solely on the Class A-2 Note final scheduled distribution date and the Class A-3 Note final scheduled distribution date, respectively,] from amounts on deposit in the reserve account [and the yield supplement account].

      The trust will make principal payments to the Class B noteholders on each distribution date on or after the distribution date on which the Class A Notes are paid in full in an amount equal to the difference between:

      -     the Principal Distribution Amount; and

      - the portion, if any, of the Principal Distribution Amount paid in respect to the Class A Notes on that distribution date.

      The trust will generally derive principal payments on the Class B Notes from the Total Distribution Amount remaining after --

      - payment of the Servicing Fee, if Cat Financial or an affiliate is not the servicer,

      -     payment of the administration fee, and

      - payment of the Class B Noteholders' Interest Distributable Amount and the portion of the Principal Distribution Amount paid in respect of the Class A Notes on that distribution date.

In addition, [solely on the Class B Note final scheduled distribution date,] the trust will make principal payments on the Class B Notes from amounts on deposit in the reserve account [and the yield supplement account]. The Class B noteholders will not receive any principal payments until the Class A Notes have been paid in full.

      The trust will pay the outstanding principal amount, if any, of the Class A-2 Notes in full on the Class A-2 Note final scheduled distribution date from the available funds (including any amounts on deposit in the reserve account [and the yield supplement account]). The trust will pay the outstanding principal amount, if any, of the Class A-3 Notes in full on the Class A-2 Note final scheduled distribution date from the available funds (including any amounts on deposit in the reserve account [and the yield supplement account]. The trust will pay the outstanding principal amount, if any, of the Class B Notes in full on the Class B Note final scheduled distribution date from the available funds (including any amounts on deposit in the reserve account [and the yield supplement account]).

      Optional Prepayment. The trust will prepay the Class A-3 Notes and the Class B Notes in whole, but not in part, at the Class A-3 Note prepayment price and the Class B Note prepayment price on any distribution date on which the servicer has exercised its option to purchase the receivables from the trust.. The servicer has the option to purchase the receivables at a purchase price equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes on and distribution date on which --

      -     the Class A-1 Notes and the Class A-2 Notes have been paid in full;

      -     the Note Value has been reduced to 10% or less of the Initial Note
            Value.

The prepayment price for the Class A-3 Notes will be equal to the unpaid principal amount of the Class A-3 Notes, plus accrued but unpaid interest thereon at the Class A-3 Note rate plus, to the extent permitted by law, interest on any past due interest at the Class A-3 Note rate. The prepayment price for the Class B Notes will be equal to the unpaid principal amount of the Class B Notes, plus accrued but unpaid interest thereon at the Class B Note rate plus, to the extent permitted by law, interest on any past due interest at the Class B Note rate. See "Description of the Transfer and Servicing Agreements - Termination" in the accompanying prospectus.

      The Indenture Trustee.      is the indenture trustee under the indenture.
      is      and its corporate trust offices are located at      . [In the
ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with Cat Financial and its affiliates.]

THE INDENTURE

      Events of Default; Rights upon Event of Default. Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or both of the Class A Notes and Class B Notes, in order that there be separate trustees for each of the Class A Notes and the Class B Notes.

      So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture. However, the Class B noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement. Only the Class A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the Class A Notes are paid in full.

      Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for that class of notes and that successor's acceptance of that appointment.

                         DESCRIPTION OF THE CERTIFICATES

      [The trust will issue the certificates pursuant to the trust agreement. The seller will initially purchase the entire principal amount of the certificates. The certificates will bear interest at the rate of % per annum (the "CERTIFICATE RATE").

      Distributions of interest and principal on the certificates will be subordinate in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. Funds on deposit in the reserve account [and the yield supplement account] will not be available to cover scheduled payments with respect to the certificates.]

      [The trust will issue the certificates pursuant to the trust agreement. The seller will initially purchase the entire principal amount of the Fixed-Rate Certificates and the entire notional amount of the Interest Only Certificates and will convey the Residual Certificate to an unaffiliated holder. The Fixed-Rate Certificates will bear interest at the rate of % per annum (the "FIXED-RATE CERTIFICATE RATE"). The Interest Only Certificates will accrue interest as described in this prospectus supplement under "Description of the Transfer and Servicing Agreements - Distributions."

      Distributions on the Fixed-Rate Certificates and Interest Only Certificates will be subordinate in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. Funds on deposit in the reserve account and the yield supplement account will not be available to cover scheduled payments with respect to the Fixed-Rate Certificates and Interest Only Certificates. We do not anticipate that the Residual Certificate will receive distributions of interest or principal.]

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

      The following, as well as other information included elsewhere in this prospectus supplement and in the accompanying prospectus, summarizes the material terms of the sale and servicing agreement, the purchase agreement, the administration agreement, and the trust agreement (collectively, the "TRANSFER AND SERVICING AGREEMENTS," forms of which have been filed as exhibits to the Registration Statement). We will file copies of the transfer and servicing agreements with the Securities and Exchange Commission following the issuance of the notes. The following summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of the transfer and servicing agreements. The following summary supplements, and to the extent inconsistent with replaces, the description of the general terms and provisions of the transfer and servicing agreements set forth under the heading "Description of the Transfer and Servicing Agreements" in the accompanying prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES

      Certain information with respect to the conveyances on the closing date of the receivables from Cat Financial to the seller under the purchase agreement and from the seller to the trust under the sale and servicing agreement is set forth under "Description of the Transfer and Servicing Agreements - Sale and Assignment of Receivables" in the accompanying prospectus. Under some circumstances relating to breaches of representations and warranties, Cat Financial will be required to repurchase receivables from the trust. See "Weighted Average Life of the Notes" in this prospectus supplement and "Description of the Transfer and Servicing Agreements - Sale and Assignment of Receivables" in the accompanying prospectus.

ACCOUNTS

      In addition to a collection account and a certificate distribution account, each as defined in the accompanying prospectus --

      - the indenture trustee will create an administrative sub-account within the collection account for the benefit of the noteholders and certificateholders entitled the Principal Distribution Account (that sub-account, a "PRINCIPAL DISTRIBUTION ACCOUNT"); [and]

      - the seller will establish and will maintain with the indenture trustee the reserve account, in the name of the indenture trustee on behalf of the noteholders and certificateholders] [; and]

      - [the seller will establish and will maintain with the indenture trustee the yield supplement account, in the name of the indenture trustee on behalf of the noteholders and certificateholders.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      On each distribution date, the servicer will be entitled to receive servicing compensation with respect to the related collection period in an amount equal to % per annum (the "SERVICING FEE RATE") of the Note Value as of the first day of that collection period (such amount, the "SERVICING FEE"). The Servicing Fee -- together with any portion of the Servicing Fee that remains unpaid from prior distribution dates -- will be paid solely to the extent of the Total Distribution Amount. If Cat Financial or an affiliate is no longer the servicer, the Servicing Fee will be paid prior to the distribution of any portion of the Total Distribution Amount to the Class A noteholders or the Class B noteholders, and except under some circumstances, deposits into the collection account shall be made net of those amounts. The servicer shall also be entitled to any servicer's yield, and deposits into the collection account shall be made net of those amounts.

      Payments by or on behalf of obligors on the receivables will be allocated
--

      - first to any overdue scheduled payments, including taxes and miscellaneous billables,

      - second to the current scheduled payments, including taxes and miscellaneous billables, and

      -     third to late fees.

      In addition, to the extent described in the transfer and servicing agreements, the servicer shall be entitled to certain investment earnings on the trust accounts. See "Description of the Transfer and Servicing Agreements - Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Transfer and Servicing Agreements - Net Deposits" in this prospectus supplement and in the accompanying prospectus.

RIGHTS UPON SERVICER DEFAULT

      In the event a Servicer Default occurs, the indenture trustee or the [Class A] noteholders evidencing not less than 25% of the outstanding principal amount of the [Class A] Notes may remove the servicer without the consent of the owner trustee [or any of the Class B noteholders]. [The owner trustee [or the Class B noteholders] will not have the ability to remove the servicer if a Servicer Default occurs until the Class A Notes have been paid in full.]

WAIVER OF PAST DEFAULTS

      In the event a Servicer Default occurs, the [Class A] noteholders evidencing more than 50% of the outstanding principal amount of the [Class A] Notes may, with certain specified exceptions, waive any Servicer Defaults[, without the consent of the owner trustee or any of the Class B noteholders]. [The owner trustee or the Class B noteholders will not have the right to determine whether any Servicer Default should be waived until the Class A Notes have been paid in full.]

[THE REVOLVING PERIOD]

      [During the revolving period, noteholders and certificateholders will receive interest only. On each distribution date related to the revolving period, the trust will use the sum of the Principal Distribution Amount for that distribution date and the aggregate amount on deposit in the accumulation account as of the open of business on that distribution date, referred to in this prospectus supplement as the "ACCUMULATION AMOUNT," to purchase additional receivables from the seller. We refer to this amount as the "Reinvestment Amount."

      The trust will use the Reinvestment Amount to purchase additional receivables from the seller meeting the eligibility requirements described above in "The Receivables-Criteria Applicable to Selection of Additional Receivables during the Revolving Period." The purchase price for the additional receivables will be the additional receivables discounted principal balance. The purchase price cannot exceed the Reinvestment Amount. Any portion of the Reinvestment Amount which is not used to purchase additional receivables on a distribution date related to the revolving period will be deposited into an account, the "ACCUMULATION ACCOUNT," and applied on subsequent distribution dates in the revolving period to purchase additional receivables from the seller.

      The revolving period consists of the monthly periods beginning with the ________ monthly period and ending with the ________ monthly period and the related distribution dates. Reinvestments in additional receivables will be made on each distribution date related to those monthly periods. The revolving period will terminate sooner if an Early Amortization Event occurs in one of those monthly periods, in which case the amortization period will begin and no reinvestment in additional receivables will be made on the related distribution date. During the amortization period, noteholders and certificateholders will be entitled to receive payments of principal and distributions, respectively, in accordance with the priorities set forth below in "-Distributions."

      An "Early Amortization Event "will occur if:

      - the amount on deposit in the reserve account is less than the [Specified Reserve Account Balance] for two consecutive months;

      - after payment of the additional receivables discounted principal balance on any distribution date, the amount on deposit in the accumulation account exceeds [__% of the aggregate principal balance of the receivables];

      -     an Event of Default occurs; or

      -     a Servicer Default occurs.

      The occurrence of an Early Amortization Event is not necessarily an Event of Default under the Indenture.]

DISTRIBUTIONS

      Deposits to Collection Account. By the __ business day prior to a distribution date (each, a "DETERMINATION DATE"), the servicer will provide the indenture trustee with certain information, including the amount of aggregate collections on the receivables and the aggregate Purchase Amount of receivables required to be repurchased by the seller or required to be purchased by the servicer with respect to the related collection period for that distribution date.

      Unless the servicer has been making deposits of collections throughout the related collection period, on or before the business day preceding each distribution date the servicer will cause the Total Available Amount to be deposited into the collection account.

      [On each distribution date during the revolving period and on the first distribution date related to the amortization period, the indenture trustee will transfer all amounts in the accumulation account to the collection account.]

      The "TOTAL AVAILABLE AMOUNT" for a distribution date shall be the sum of:

      - the aggregate collections -- including any Liquidation Proceeds, any Purchase Amounts paid by the seller and the servicer and any amounts received from Caterpillar dealers with respect to receivables -- received in respect of the receivables during the related collection period[,][and]

      - [the Yield Supplement Deposit Amount, if any, for that distribution date and]

      -     [the Accumulation Amount]; and

      - investment earnings on the trust accounts during the related collection period.

The Total Available Amount on any distribution date shall exclude all payments and proceeds -- including any Liquidation Proceeds and any amounts received from Caterpillar dealers with respect to receivables -- of:

      - any receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior collection period;

      - any Liquidated Receivable after and to the extent of the reassignment of that Liquidated Receivable by the trust to the seller; and

      -     any servicer's yield.

      "LIQUIDATED RECEIVABLES" means defaulted receivables in respect of which the financed equipment has been sold or otherwise disposed of, and "LIQUIDATION PROCEEDS" means all proceeds relating to the Liquidated Receivables (including proceeds of sale of the financed equipment), net of expenses incurred by the servicer in connection with that liquidation and any amounts required by law to be remitted to the obligor on those Liquidated Receivables.

      Monthly Withdrawals from Collection Account. Prior to each distribution date, the servicer shall instruct the indenture trustee to make deposits and distributions for receipt by the servicer or administrator or for deposit in the applicable trust account on the following distribution date.

      [During the Revolving Period, distributions of the Total Distribution Amount shall be made in the following order of priority:

      1. to the servicer (if Cat Financial or an affiliate is not the servicer), the Servicing Fee and all unpaid Servicing Fees from prior collection periods;

      2. to the administrator, the monthly administration fee in an amount equal to $500 per month, and all unpaid administration fees from prior collection periods;

      3. to the Class A noteholders, the Class A Noteholders' Interest Distributable Amount;

      4. to the Class B noteholders, the Class B Noteholders' Interest Distributable Amount;

      5.    the additional receivables discounted principal balance;

      6.    the amount to be deposited into the accumulation account;

      7. [to the yield supplement account, the amount equal to the excess of the Specified Yield Supplement Account Balance over the amount on deposit in the yield supplement account on that distribution date;]

      8. to the reserve account, an amount equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the reserve account on that distribution date;

      9. to the servicer (if Cat Financial or an affiliate is the servicer), the Servicing Fee and all unpaid Servicing Fees from prior collection periods; and

      10. to the certificate distribution account, for application in the manner set forth in the trust agreement, the remaining Total Distribution Amount.]

      [During the Amortization Period,] distributions of the Total Distribution
            Amount shall be made in the following order of priority:

      11. to the servicer (if Cat Financial or an affiliate is not the servicer), the Servicing Fee and all unpaid Servicing Fees from prior collection periods;

      12. to the administrator, the monthly administration fee in an amount equal to $500 per month, and all unpaid administration fees from prior collection periods;

      13. to the Class A noteholders, the Class A Noteholders' Interest Distributable Amount;

      14. to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

      15. to the Class B noteholders, the Class B Noteholders' Interest Distributable Amount;

      16. to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

      17. [to the yield supplement account, the amount equal to the excess of the Specified Yield Supplement Account Balance over the amount on deposit in the yield supplement account on that distribution date;]

      18. to the reserve account, an amount equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the reserve account on that distribution date;

      19. if any class of notes is outstanding prior to giving effect to distributions on that distribution date to the Principal Distribution Account, the Regular Principal Distribution Amount;

      20. to the servicer (if Cat Financial or an affiliate is the servicer), the Servicing Fee and all unpaid Servicing Fees from prior collection periods; and

      21. to the certificate distribution account, for application in the manner set forth in the trust agreement, the remaining Total Distribution Amount.

      Notwithstanding the foregoing, following the occurrence and during the continuation of an event of default relating to default in the payment of principal or default for five days or more in the payment of interest on any note which has resulted in the acceleration of the notes, the Class A noteholders will be entitled to be paid in full before any distributions of interest or principal may be made to the Class B noteholders. Following the occurrence of any other event of default which has resulted in an acceleration of the notes, interest on the Class A Notes and the Class B Notes must be paid on each distribution date prior to the distribution of principal on the Class A Notes on that distribution date.

      Funds will be withdrawn from amounts on deposit in the reserve account and deposited into the collection account on any distribution date to the extent that --

      -     the Total Required Payment exceeds

      -     the Total Available Amount.

[Additionally, funds will be withdrawn from amounts on deposit in the yield supplement account and deposited into the collection account on any distribution date to the extent that --

      -     the excess of --

      -     the Total Required Payment over

      -     the Total Available Amount exceeds

      - the amount on deposit in the reserve account, prior to giving effect to the withdrawals described in the preceding paragraph.]

      "APR" means[, with respect to any receivable related to an installment sales contract,] [the annual percentage rate of interest borne by that receivable][, and with respect to any receivable related to a finance lease,] [the Implicit Interest Rate for that lease]. The APR of any subsidized receivable does not take into account any amounts paid to Cat Financial by Caterpillar Inc. with respect thereto at its origination.

      "CERTIFICATE BALANCE" equals, on the closing date, $[_________] and, thereafter, equals $[_________], reduced by all amounts allocable to principal previously distributed to holders of the certificates.

      "CLASS A NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any distribution date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class A Noteholders' Monthly Interest Distributable Amount for the preceding distribution date and (2) any outstanding Class A Noteholders' Interest Carryover Shortfall on that preceding distribution date, over (B) the amount in respect of interest that is actually distributed to the Class A noteholders on that preceding distribution date, and (ii) interest on the amount of interest due but not paid to Class A noteholders on the preceding distribution date, to the extent permitted by law, at the applicable interest rate or rates borne by those Class A Notes from that preceding distribution date through that current distribution date.

      "CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the sum of the Class A Noteholders' Monthly Interest Distributable Amount for that distribution date and the Class A Noteholders' Interest Carryover Shortfall for that distribution date.

      "CLASS A NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, an amount equal to the aggregate amount of interest accrued on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes at their respective interest rates from and including the preceding distribution date (or, in the case of the initial distribution date, from and including the closing date), to but excluding that distribution date (based on a 360-day year of twelve 30-day months).

      "CLASS A-1 NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the [_________] 200_ distribution date.

      "CLASS A-2 NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the [_________] 200_ distribution date.

      "CLASS A-3 NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the [_________] 200_ distribution date.

      "CLASS B NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the [_________] 200_ distribution date.

      "CLASS B NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any distribution date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class B Noteholders' Monthly Interest Distributable Amount for the preceding distribution date and (2) any outstanding Class B Noteholders' Interest Carryover Shortfall on that preceding distribution date, over (B) the amount in respect of interest that is actually distributed to the Class B noteholders on that preceding distribution date, and (ii) interest on that excess, to the extent permitted by law, at the Class B Note rate.

      "CLASS B NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for that distribution date and the Class B Noteholders' Interest Carryover Shortfall for that distribution date.

      "CLASS B NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, an amount equal to the aggregate interest accrued on the Class B Notes at the Class B Note rate from and including the preceding distribution date (or from and including the closing date in the case of the initial distribution date) to but excluding that distribution date (based on a 360-day year of twelve 30-day months).

      "COLLECTION PERIOD" means, with respect to the first distribution date, the calendar month ending on [________], 200__, and with respect to each subsequent distribution date, the preceding calendar month.

      "CUT-OFF DATE APR" is [_____]%, which is the weighted average APR of the receivables (based on their respective Contract Balances) as of the cut-off date.

      "FIRST PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, for any distribution date, an amount equal to the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes on that preceding distribution date) over (ii) the Note Value at the end of the collection period preceding that distribution date; provided, however, that the First Priority Principal Distribution Amount shall not be less than the aggregate of (i) on and after the Class A-1 Note final scheduled distribution date, the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero, (ii) on and after the Class A-2 Note final scheduled distribution date, the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero, and (iii) on and after the Class A-3 Note final scheduled distribution date, the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero.

      "INITIAL NOTE VALUE" means $[_________], which is the Note Value of the cut-off date.

      "INITIAL POOL BALANCE" means $[_________], which is the sum of the Contract Balances of each receivable as of the cut-off date.

      "NOTE VALUE" means, at any time, the present value of the scheduled and unpaid payments on the receivables (including all lease residual payments on the finance leases), discounted on a monthly basis at the cut-off date APR. For purposes of calculating Note Value --

      - for any delinquent receivable that has not had the equipment by which it is secured repossessed and which is not a Liquidated Receivable, the amount of any delinquent payments will be assumed to be received in the next collection period and all other payments which have not yet become due will be assumed to be received as originally scheduled;

      - for any receivable that has had the equipment by which it is secured repossessed but which has not yet become a Liquidated Receivable, the outstanding Contract Balance of that receivable will be assumed to be received in the next collection period and it will be assumed that no other payments will be received on that receivable; and

      - for any Liquidated Receivable, it will be assumed that no payments will be received on that receivable.

      "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the sum of (i) the Class A Noteholders' Interest Distributable Amount for that distribution date and (ii) the Class B Noteholders' Interest Distributable Amount for that distribution date.

      "POOL BALANCE" means, at any time, the aggregate Contract Balance of the receivables at the end of the preceding collection period, after giving effect to all payments received from obligors on the receivables and Purchase Amounts remitted by the seller or the servicer, as the case may be, for that collection period, Liquidation Proceeds (not in excess of the Contract Balance of any Liquidated Receivable) received with respect to any Liquidated Receivable during that collection period and to all Realized Losses on Liquidated Receivables during that collection period.

      "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount for that distribution date.

      "REALIZED LOSSES" means, with respect to any collection period, the excess of the Contract Balance of the Liquidated Receivables over Liquidation Proceeds for that collection period to the extent allocable to principal.

      "REGULAR PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, an amount not less than zero equal to (i) the excess of (A) the sum of the aggregate outstanding principal amount of the notes and the Certificate Balance as of the preceding distribution date (in each case, after giving effect to any principal payments made on the notes and certificates on that preceding distribution date) over (B) the Note Value at the end of the collection period preceding that distribution date, minus (ii) the sum of (A) the First Priority Principal Distribution Amount and (B) the Second Priority Principal Distribution Amount for that distribution date.

      "SECOND PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, for any distribution date, an amount not less than zero, equal to (i) the excess, if any, of (A) the aggregate outstanding principal amount of the notes as of the preceding distribution date (after giving effect to any principal payments made on the notes on that preceding distribution date) over (B) the Note Value at the end of the collection period preceding that distribution date, minus (ii) the First Priority Principal Distribution Amount for that distribution date; provided, however, that on and after the Class B Note final scheduled distribution date, the Second Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

      "TOTAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the sum of --

      -     the Total Available Amount for that distribution date[,] [and]

      - the amount, if any, withdrawn from the reserve account and deposited into the Collection Amount on that distribution date[.][and]

      - [the amount, if any, withdrawn from the yield supplement account and deposited into the collection account on that distribution date (excluding any Yield Supplement Deposit Amount included in the Total Available Amount)].

      "TOTAL REQUIRED PAYMENT" means, with respect to any distribution date, the sum of --

      -     if Cat Financial or an affiliate is not the servicer, the Servicing
            Fee;

      -     the Administration Fee;

      -     the Class A Noteholders' Interest Distributable Amount;

      -     the First Priority Principal Distribution Amount;

      -     the Class B Noteholders' Interest Distributable Amount; and

      -     the Second Priority Principal Distribution Amount.

      Distributions of Principal. On each distribution date, all amounts on deposit in the Principal Distribution Account will be paid in the following order of priority:

      1. to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

      2. to the Class A-2 noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

      3. to the Class A-3 noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full;

      4. to the Class B noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full; and

      5. to the certificate distribution account, for application in the manner set forth in the trust agreement, any funds remaining on deposit in the Principal Distribution Account.

[YIELD SUPPLEMENT ACCOUNT

      The seller will establish and maintain in the name of the indenture trustee a yield supplement account (the "YIELD SUPPLEMENT ACCOUNT") into which funds will be deposited on the closing date as described below. The yield supplement account is designed to supplement the interest collections on those receivables (the "DISCOUNT RECEIVABLES") that have APRs which are less than the sum of --

      -     the maximum note rate; and

      -     the Servicing Fee Rate (such sum, the "REQUIRED RATE").

The maximum note rate means the maximum of the Class A-1 Note rate, the Class A-2 Note rate, the Class A-3 Note rate and the Class B Note rate.

      On or prior to the closing date, the seller will deposit into the yield supplement account the yield supplement account deposit specified in the sale and servicing agreement. The yield supplement account deposit will equal the aggregate amount as of the cut-off date by which --

      - interest on the Contract Balance of each Discount Receivable for the remaining term of that receivable (assuming no prepayments or delinquencies) at a rate equal to the Required Rate exceeds

      -     interest on that Contract Balance at the APR of that receivable.

      The yield supplement account will be augmented on each distribution date by the deposit of the Total Distribution Amount remaining after --

      - payment of the Servicing Fee, if Cat Financial or an affiliate is not the servicer;

      -     payment of the administration fee;

      -     distributions of interest to the Class A noteholders;

      - the deposit of the First Priority Principal Distribution Amount into the Principal Distribution Account;

      -     distributions of interest to the Class B noteholders; and

      - the deposit of the Second Priority Principal Distribution Amount into the Principal Distribution Account.

The amount so deposited in the yield supplement account on any distribution date will be limited to the excess of Specified Yield Supplement Account Balance over the amount on deposit in the yield supplement account.

      On or before the business day preceding each distribution date, the servicer shall cause to be withdrawn from the amount on deposit in the yield supplement account, for deposit in the collection account, the sum of -

      - the amount by which one month's interest on each class of notes at a rate equal to the applicable interest rate borne by that class of notes, exceeds one month's interest on that class computed based on a rate equal to the weighted average APR of the receivables reduced by the Servicing Fee Rate, and

      - certain other amounts as specified in the transfer and servicing agreements (such sum, the "YIELD SUPPLEMENT DEPOSIT AMOUNT").

In addition, funds will be withdrawn from amounts on deposit in the yield supplement account and deposited into the collection account to the extent that the excess of (a) the Total Required Payment over (b) the Total Available Amount exceeds the amount on deposit in the reserve account (prior to giving effect to any withdrawals). See " - Distributions" in this prospectus supplement.

      All or a portion of the amount on deposit in the yield supplement account may be invested in eligible investments. All income and gain realized on those investments shall be deposited in the yield supplement account and shall be remitted to the collection account or, generally, released to the seller or its designee or otherwise applied as described in this prospectus supplement.

      If on any distribution date amounts on deposit in the reserve account are at least equal to the Specified Reserve Account Balance and amounts on deposit in the yield supplement account are in excess of the Specified Yield Supplement Account Balance after giving effect to all distributions to be made on that distribution date, that excess will generally be paid to the seller or its designee and the noteholders will have no further rights in, or claims to, those amounts.

      The "SPECIFIED YIELD SUPPLEMENT ACCOUNT BALANCE" for any distribution date will equal the aggregate amount, as of the last day of the related collection period, by which (i) interest on the Contract Balance of each Discount Receivable (other than any such receivable that is a defaulted receivable) for the remaining term of that receivable (assuming no prepayments or delinquencies) at the Required Rate exceeds (ii) interest on that Contract Balance at the APR for each that receivable; provided, that such amount may be discounted at a rate to be specified in the sale and servicing agreement.

      Any amount on deposit in the yield supplement account upon the termination of the trust pursuant to its terms generally will be paid to the seller or its designee. Additionally, upon notification in writing by each rating agency that such action will not result in a reduction or withdrawal by that rating agency of the rating of any class of notes rated by that rating agency and satisfaction of certain other conditions, the seller may eliminate the yield supplement account and replace it with an alternative arrangement. In that case, funds on deposit in the yield supplement account generally would be released to the seller or its designee and no further funds would be deposited in the yield supplement account.]

RESERVE ACCOUNT

      The rights of the Class B noteholders to receive distributions will be subordinated to the rights of the Class A noteholders in the event of defaults and delinquencies on the receivables. The protection afforded to the Class A noteholders through subordination will be effected by the preferential right of the Class A noteholders to receive both current distributions with respect to the receivables and withdrawals from the reserve account.

      The seller will make in initial deposit in the reserve account on the closing date of $[____________]. The reserve account will be augmented on each distribution date by the deposit of the Total Distribution Amount remaining after --

      - payment of the Servicing Fee, if Cat Financial or an affiliate is not the servicer;

      -     payment of the administration fee;

      -     distributions of interest to the Class A noteholders;

      - the deposit of the First Priority Principal Distribution Amount into the Principal Distribution Account;

      -     distributions of interest to the Class B noteholders[;][and]

      - the deposit of the Second Priority Principal Distribution Amount into the Principal Distribution Account[.][; and]

      - [deposit of any amount sufficient to restore the amount on deposit in the yield supplement account to the Specified Yield Supplement Account Balance.]

      The amount so deposited in the reserve account on any distribution date will be limited to the excess of the Specified Reserve Account Balance over the amount on deposit in the reserve account, as described above under " - Distributions."

      The "SPECIFIED RESERVE ACCOUNT BALANCE," with respect to any distribution date, will be equal to the lesser of (a) the outstanding principal balance of the notes and (b) $[_____________] (which is equal to [_____]% of the Initial Pool Balance).

      On each distribution date, if the amount on deposit in the reserve account (after giving effect to all deposits or withdrawals therefrom on that distribution date, other than withdrawals described in this sentence) is greater than the Specified Reserve Account Balance for that distribution date, the servicer shall instruct the indenture trustee generally to distribute all of the amount of the excess to the seller or its designee. Upon any distribution to the seller of amounts from the reserve account, the noteholders will not have any rights in, or claims to, those amounts.

      Funds will be withdrawn from amounts on deposit in the reserve account and deposited into the collection account on any distribution date to the extent that (a) the Total Required Payment exceeds (b) the Total Available Amount.

      The availability of funds in the reserve account [and the yield supplement account] and the overcollateralization provided by the certificates is intended to enhance the likelihood of receipt by the noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. In addition, the subordination of the Class B Notes to the Class A Notes is intended to provide the Class A noteholders with these same protections. However, because in some circumstances the reserve account [and the yield supplement account] could be depleted and/or the aggregate amount of Realized Losses could exceed the outstanding principal amount of the Class B Notes and the overcollateralization provided by the certificates, these protections are limited. Upon notification in writing by each of [ ] and [ ] (each, a "RATING AGENCY") that such action will not result in a reduction or withdrawal by that rating agency of the rating of any class of notes rated by that rating agency and satisfaction of certain other conditions, the seller may eliminate the reserve account and replace it with an alternative arrangement, in which case funds on deposit in the reserve account generally would be released to the seller or its designee and no further funds would be deposited in the reserve account.

[PRE-FUNDING ACCOUNT

      On the closing date, an amount equal to approximately $ (the "ORIGINAL PRE-FUNDED AMOUNT") will be deposited in the pre-funding account, which will be in the name of, and maintained by, the indenture trustee. This amount is intended to be used to acquire subsequent receivables. The amount in the pre-funding account (the "PRE-FUNDED AMOUNT") will be maintained in the pre-funding account during the period (the "FUNDING PERIOD") from and including the closing date until the earliest of:

      -     the date on which the Pre-Funded Amount is less than $ , ;

      - the date on which an event of default under the sale and servicing agreement occurs; and

      -                 , 20 .

The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase subsequent receivables in accordance with the sale and servicing agreement. Subsequent receivables purchased by the trust on any date (each, a "SUBSEQUENT CLOSING DATE") must satisfy the criteria set forth in the sale and servicing agreement.

      Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the holders of the Class A-1 Notes as described under "Description of the Notes - The A-1 Notes - Mandatory Prepayment."

      Although no assurance can be given, it is intended that the Contract Balance of the subsequent receivables sold to the trust will require the application of substantially all of the Original Pre-Funded Amount. It is not intended that there will be any significant amount of principal prepaid to the holders of the Class A-1 Notes from the pre-funding account. However, it is unlikely that the seller will deliver subsequent receivables with an aggregate Contract Balance exactly equal to the Original Pre-Funded Amount. All investment income on amounts on deposit in the Pre-Funded Account will be deposited in the collection account.]

NET DEPOSITS

      As an administrative convenience, the servicer will be permitted to make the deposit of collections and Purchase Amounts required to be remitted by the servicer for each collection period net of distributions to be made to the servicer, including any servicer's yield and the Servicing Fee to the extent of amounts available for the payment thereof, for that collection period. However, if the servicer is required to remit collections daily, deposits of those amounts may only be made net of the servicer's yield and may not be made net of the Servicing Fee. See "Description of the Transfer and Servicing Agreements - Net Deposits" in the accompanying prospectus. The servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders as if the Servicing Fees were distributed individually.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SALE AND TRANSFER OF RECEIVABLES

      The transfer of ownership of the receivables from Cat Financial to the seller and from the seller to the trust, and the granting of the security interest in the receivables by the trust to the indenture trustee, will in each case be perfected by the custodian, on behalf of the applicable assignee, taking possession of the [installment sales contracts] [and] [the finance leases] and any related Dealer Agreements pursuant to the custodial agreement.

      The custodian will maintain possession of the receivables files in a space leased by the custodian proximate to the principal executive office of the seller. Cat Financial will indicate on its computer records that the receivables have been sold to the seller and by the seller to the trust. Each receivables file will contain the single original related [installment sales contract] [or] [finance lease], as represented by Cat Financial in the purchase agreement. UCC financing statements will not be filed to perfect these transfers of ownership or that grant of a security interest in the receivables, and Cat Financial will not stamp the physical receivables files or the [installment sales contracts] [or] [the finance lease]. Although steps will be taken to ensure that Cat Financial and the seller, an affiliate of Cat Financial, do not obtain possession or control of the [installment sales contracts] [or] [finance leases], should a court find that Cat Financial or the seller did have possession or control of those [installment sales contracts] [or] [finance leases], the interests of the trust and the indenture trustee in the receivables would in all likelihood be unperfected.

DEALER RECOURSE RECEIVABLES

      The terms of a limited number of receivables provide that Cat Financial has recourse to the related Caterpillar dealer for all or a portion of the losses Cat Financial may incur. However, in the event of a Caterpillar dealer's bankruptcy, a bankruptcy trustee, a creditor or that dealer as debtor in possession might attempt to characterize recourse sales of receivables to Cat Financial as loans to that dealer from Cat Financial secured by the receivables. Such an attempt, if successful, could result in payment delays or losses on the affected receivables. This right of recourse has been assigned to the seller, the trust and the indenture trustee.

CROSS-COLLATERALIZATION

      Because Cat Financial on occasion cross-collateralizes its installment sales contracts -- whether at origination or pursuant to an adjustment to that installment sales contract -- with a particular obligor with other equipment of that obligor financed by Cat Financial, it is possible that:

      - an item of financed equipment may secure more than one contract with that obligor, and each of those contracts may not be included in the trust as a receivable; and

      - a receivable may be secured by a first priority lien on the related financed equipment and a lien on financed equipment unencumbered or related to contracts with that obligor not included in the trust.

In any event, the aggregate principal amount of Cat Financial's cross-collateralized installment sales contracts with respect to any one obligor -- whether or not all are included in the trust as receivables -- will not, at the time of origination of any such cross-collateralized contracts, exceed the aggregate current appraised value of all the financed equipment serving as security for those contracts, and the trust will either have a first priority lien in the related financed equipment or Cat Financial may be required to repurchase the related receivable under some circumstances. See "Description of Transfer and Servicing Agreements - Sale and Assignment of Receivables" in the accompanying prospectus.

      Pursuant to the purchase agreement, Cat Financial, as holder of a junior lien on an item of financed equipment, will agree not to exercise its right to foreclose upon that junior lien until:

      -     the related receivable has been paid in full; or

      - the related first priority lien on the financed equipment has been foreclosed upon or released.

Therefore, there is no risk to the trust that Cat Financial, as junior lienholder, would foreclose upon financed equipment, possibly resulting in a substitution of the related obligor.

      The trust shall have the right to foreclose upon all liens, junior or otherwise, that it holds with respect to any receivable, whether on the related financed equipment or on equipment the first priority lien on which has not been assigned to the trust. If the trust forecloses on a junior lien on any equipment in which it does not have a first priority lien, that foreclosure would be subject to the senior liens not held by the trust. In addition, any junior liens held by the trust may be eliminated should any more senior liens not held by the trust foreclose upon the related equipment.

      Cat Financial does not maintain statistical data with respect to the portion of each retail installment sales contract secured by related financed equipment and the portion of that contract secured by the cross-collateralized liens. However, because the existence of cross-collateralized liens will not place the trust in a different credit position than that of Cat Financial, should Cat Financial retain the receivables, and in light of Cat Financial's credit loss experience with respect to the U.S. ISC Portfolio, the seller believes that statistical data with respect to the cross-collateralization of the receivables is not material to investors in the notes.

                                [LEGAL INVESTMENT

      The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

                         FEDERAL INCOME TAX CONSEQUENCES

      [As set forth in the accompanying prospectus, the seller, the trust and the noteholders will agree to treat the notes as debt for United States federal income tax purposes. Further, as is also described in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP ("SPECIAL TAX COUNSEL") is of the opinion that the Class ___ Notes will be classified as debt for those purposes. See "Federal Income Tax Consequences -- Tax Characterization to Holders of the Notes" for additional discussion with respect to the federal income tax treatment of the Class ___ Notes.

      Notwithstanding the treatment of the Class ___ Notes by the seller, the trust and the noteholders as debt for federal income tax purposes, because of the subordination of those notes and the capitalization of the trust, the treatment of the Class ___ Notes as debt for federal income tax purposes is less clear. In that regard, special tax counsel is of the opinion that the Class ___ Notes should be classified as debt for federal income tax purposes. If, consistent with that opinion, the Class ___ Notes are treated as debt, the discussion in the accompanying prospectus under "Federal Income Tax Consequences
- Tax Consequences to Holders of the Notes" would be applicable with respect to the treatment of the Class ___ Notes. If, however, the Class ___ Notes instead were treated as equity, the treatment described in the accompanying prospectus under the heading "Federal Income Tax Consequences - Tax Consequences to Holders of the Notes - Possible Alternative Treatments of the Notes" generally would be applicable to the Class__ Notes (except that no partnership tax return will be filed with respect to the trust or the Class ___ Notes based on this possible alternative characterization). Accordingly, although Class ___ noteholders are required to be U.S. Persons, a Class ___ noteholder who failed to so qualify -- and whose investment was not otherwise disregarded as in violation of that noteholder restriction -- would be subject to income tax withholding in respect of the Class ___ Notes. Further, holders of Class ___ Notes who were tax-exempt entities, including pension plans, could be subject to unrelated business income tax in respect of a Class ___ Note. Class ___ noteholders treated as holding equity also could be subject to state taxes in any states in which the trust was deemed to be doing business. See

"Federal Income Tax Consequences - Tax Consequences to Holders of the Notes - Possible Alternative Treatments of the Notes" for additional considerations relevant to Class ___ noteholders whose Class ___ Notes were treated as equity rather than as debt for federal income tax purposes.]

      [The seller intends to cause an election to be made under the Code whereby the trust will qualify as a "financial asset securitization investment trust" or "FASIT" under the relevant provisions of the Code (the "FASIT PROVISIONS"). Under the FASIT Provisions, a FASIT avoids federal income taxation -- other than tax imposed on "prohibited transactions," which is not expected to be material -- and can issue "regular interests," which are treated as debt for federal income tax purposes. See "Federal Income Tax Consequences - Tax Consequences to Holders of the Notes - Treatment of the Notes as Indebtedness" in the accompanying prospectus. Further, special tax counsel is of the opinion that the trust will constitute a FASIT for federal income tax purposes and the notes will constitute "regular interests" in the FASIT constituted by the trust. Accordingly, Tax Counsel is also of the opinion that, for federal income tax purposes, the trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and the notes will be classified as debt.

      Although the seller anticipates that the trust will continue to qualify as a FASIT and has obtained under the relevant documents from the servicer and the owner trustee undertakings with respect to maintaining the continuing qualification of the trust as a FASIT, that continuing qualification is dependent upon the compliance with all provisions of the trust agreement and related documents, compliance with statutory changes in the future and compliance with regulations proposed but not yet finalized, as to each of which special tax counsel renders no opinion. If an entity electing to be treated as a FASIT fails to comply with one or more of the ongoing requirements of the Code for FASIT status during any taxable year, the Code provides that the entity will not be treated as a FASIT after the date of that cessation. In that event, an entity electing to be treated as a FASIT may be taxable as a corporation and the regular interests issued by that entity may be treated as stock for federal income tax purposes. Any such corporation would be subject to federal corporate income taxation, potentially materially impairing the cash flow available to pay investors, and noteholders treated as stockholders might not be entitled to any dividends received deduction in respect of interest payments treated as dividend income. Alternatively, the entity may be taxable as a partnership and those regular interests may be treated as interests in a partnership, in which case the entity would not itself be subject to federal income taxation as a separate entity, but noteholders treated as partners could nonetheless suffer certain adverse tax consequences. See "Federal Income Tax Consequences - Tax Consequences to Holders of Notes - Possible Alternative Treatments of the Notes" in the accompanying prospectus. In the case of an inadvertent termination of FASIT status, the Code provides the Treasury Department with authority to provide relief. Any such relief, however, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

      More specifically, noteholders should also be aware that, under the Code, amounts includible with respect to regular interests in a FASIT are required to be determined under the accrual method of accounting. Accordingly, Noteholders are required to report taxable income prior to the receipt of cash paid in respect of a Note. Additionally, investors which are "pass-thru entities" under the FASIT Provisions -- generally including regulated investment companies, real estate investment trusts, partnerships and certain other entities -- which issue securities "supported" by notes having yields generally exceeding the sum of the "applicable Federal rate" and 5% could be subject to tax with respect to their income from notes. The seller and the trust will treat the notes as debt of the holder of the Residual Certificate, the "ownership interest" in the FASIT for purposes of determining the applicability of exemption from federal income tax withholding (in particular the rules regarding related parties). See "Federal Income Tax Consequences - Tax Consequences to Holders of the Notes - Foreign Holders" in the accompanying prospectus. Although the Internal Revenue Service has proposed regulations relating to the FASIT Provisions, those regulations generally are not proposed to be effective until adopted by the U.S. Treasury Department as final regulations. No guidance has yet been issued by the U.S. Treasury Department with respect to those proposed regulations or otherwise with respect to the FASIT Provisions, and accordingly various issues remain unresolved. Prospective noteholders should consult their tax advisors with regard to the effects of investing in the notes in their particular circumstances.]

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which those plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/ or Section 4975 of the Code (collectively, "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("PLAN ASSETS"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary with respect to those Plan Assets.

      Subject to the considerations described below, the notes are eligible for purchase with Plan Assets of any Plan.

      ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "PARTIES IN INTEREST") who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

      Any fiduciary or other Plan investor considering whether to purchase the notes with Plan Assets of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the seller, the servicer, the indenture trustee, the owner trustee, any certificateholder or any other parties may be deemed to be benefiting from the issuance of the notes and are Parties in Interest with respect to the investing Plan. In particular, the notes may not be purchased with Plan Assets of any Plan if any of the seller, the servicer, the indenture trustee, the owner trustee, any certificateholder or any of their respective affiliates:

      - has investment or administrative discretion with respect to the Plan Assets used to effect that purchase;

      - has authority or responsibility to give, or regularly gives, investment advice with respect to those Plan Assets, for a fee and pursuant to an agreement or understanding that such advice:

            1. will serve as a primary basis for investment decisions with respect to those Plan Assets, and

            2.    will be based on the particular investment needs of that Plan;
                  or

      - unless U.S. Department of Labor (the "DOL") Prohibited Transaction Exemption ("PTE") 95-60, 91-38 or 90-1 applies, is an employer maintaining or contributing to that Plan.

Each purchaser of the notes will be deemed to have represented and warranted that its purchase of the notes or any interest therein does not violate the foregoing limitations.

      Any such fiduciary or other Plan investor should also consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction exemption, such as PTEs 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the above exemptions are met, the scope of the relief provided by the exemption might not cover all acts which might be construed as prohibited transactions. In addition, investors other than Plan investors should be aware that a prohibited transaction could be deemed to occur if any holder of the certificates or any of its respective affiliates is or becomes a Party in Interest with respect to any Plan that purchases and holds the notes without being covered by one or more of the above exemptions.

      In addition, under Section 2510.3-101 of the regulations of the DOL (the "PLAN ASSET REGULATION"), the purchase with Plan Assets of equity interests in the trust could, in some circumstances, cause the receivables and other assets of the trust to be deemed Plan Assets of the investing Plan which, in turn, would subject the trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Nevertheless, because the notes:

      - should be treated as indebtedness under local law and debt, rather than equity, for tax purposes, without regard to the FASIT election to be made as described in this prospectus supplement under "Federal Income Tax Consequences"; and

      -     should not be deemed to have any "substantial equity features,"

purchases of the notes with Plan Assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the trust should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes, which are highly rated by the rating agencies, will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Before purchasing the notes, a fiduciary or other Plan investor should itself confirm that the notes constitute indebtedness, and have no substantial equity features, for purposes of the Plan Asset Regulation.

      [In addition, under Section 2510.3-101 of the regulations of the DOL (the "PLAN ASSET REGULATION"), the purchase with Plan Assets of equity interests in the trust could, in some circumstances, cause the receivables and other assets of the trust to be deemed Plan Assets of the investing Plan which, in turn, would subject the trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Nevertheless, because the notes (a) should be treated as indebtedness under local law and debt, rather than equity, for tax purposes, and (b) should not be deemed to have any "substantial equity features," purchases of the notes with Plan Assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the trust should not be deemed to be Plan Assets of the Plans investing in the notes. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes, which are highly rated by the rating agencies, will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Before purchasing the notes, a fiduciary or other Plan investor should itself confirm that the notes constitute indebtedness, and have no substantial equity features, for purposes of the Plan Asset Regulation.]

      For further information see "ERISA Considerations" in the accompanying prospectus.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement (the "UNDERWRITING AGREEMENT"), the seller has agreed to cause the trust to sell to the underwriter[s] named below, and [each of] the underwriter[s] has [severally] agreed to purchase, the principal amount of notes set forth opposite its name below:


                         PRINCIPAL AMOUNT     PRINCIPAL AMOUNT      PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
UNDERWRITER[S]           OF CLASS A-1 NOTES   OF CLASS A-2 NOTES    OF CLASS A-3 NOTES   OF CLASS B NOTES


                             -----------           ---------             ---------            --------
    Total..............     $                     $                     $                   $
                             ==========            =========             =========           =========

      In the underwriting agreement, the [several] underwriter[s] [has] [have] agreed, subject to the terms and conditions therein, to purchase all the notes offered hereby if any notes are purchased. The seller has been advised by the underwriter[s] that [it] [they] propose initially to offer the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes to the public at the prices set forth in this prospectus supplement, and to certain dealers at
those prices less a concession not in excess of   % per Class A-1 Note,   % per
Class A-2 Note,   % per Class A-3 Note, and   % per Class B Notes. The
underwriter[s] [has] [have] may allow and those dealers may re-allow a
concession not in excess of % per Class A-1 Note, % per Class A-2 Note,   % per
Class A-3 Note and   % per Class B Note to certain other dealers. After the
initial public offering, those prices and concessions may be changed.

      Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter[s] and certain selling group members to bid for and purchase the notes. As an exception to these rules, [ ], [on behalf of the underwriters,] [is] [are] are permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

      Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit [ ] to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

      Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuer nor [any of] the underwriter[s] make[s] any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the issuer nor [any of] the underwriter[s] represent[s] that [ ] will engage in any such transactions or that those transactions, once commenced, will not be discontinued without notice.

      The underwriting agreements provide that the seller and Cat Financial will indemnify the underwriter[s] against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the [several] underwriter[s] may be required to make in respect thereof. [The underwriter[s] [has] [have] agreed to reimburse the seller for certain expenses of the issuance and distribution of the notes]

      The indenture trustee and the owner trustee, on behalf of the trust, may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriter[s].

      The closings of the sale of the notes and certificates are conditioned on the closing of the sale of each other.

                                 LEGAL OPINIONS

      Certain legal matters relating to the notes and the certificates will be passed upon for the trust, the seller and the servicer by Orrick, Herrington &
Sutcliffe LLP, Los Angeles, California, and by      , and for the
underwriter[s] by              . Certain federal income tax and other matters
will be passed upon for the trust and the seller by Orrick, Herrington & Sutcliffe LLP. Certain Tennessee state tax matters will be passed upon for the trust and the seller by Waller Lansden Dortch & Davis, PLLC, Nashville, Tennessee.

                                     EXPERTS

      The statement of financial position of the trust as of [__________], 200__ included in this prospectus supplement has been so included in reliance on the report of [__________], independent accountants, given on the authority of said firm as experts in accounting and auditing.

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in some limited circumstances, the globally offered Caterpillar
Financial Asset Trust 200__ - Class A-1   % Asset Backed Notes, Class A-2   %
Asset Backed Notes, Class A-3   % Asset Backed Notes and the Class B Notes
(collectively, the "GLOBAL NOTES") will be available only in book-entry form. Investors in the Global Notes may hold those Global Notes through any of The Depository Trust Company ("DTC"), Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear System ("EUROCLEAR"). The Global Notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Notes through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

      Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

      Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

      Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which that interest is payable. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Notes.

      After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Notes are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Notes to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which that interest is payable. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Notes from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action was taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Notes holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S. will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:

      - each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

      - that beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate.

      See "Federal Income Tax Consequences" in the attached prospectus.

                                 INDEX OF TERMS

      Set forth below is a list of the defined terms used in this prospectus supplement and defined herein and the pages on which the definitions of these terms may be found. Certain defined terms used in this prospectus supplement are defined in the accompanying prospectus. See "Index of Terms" in the accompanying prospectus.

ACCUMULATION ACCOUNT                                            S-34
ACCUMULATION AMOUNT                                             S-34
APR                                                             S-17
CATERPILLAR INC.                                                S-27
CERTIFICATE BALANCE                                             S-37
CERTIFICATE RATE                                                S-32
CLASS A NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL               S-37
CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT              S-37
CLASS A NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT      S-37
CLASS A-1 NOTE FINAL SCHEDULED DISTRIBUTION DATE                S-37
CLASS A-1 NOTE RATE                                             S-28
CLASS A-2 NOTE FINAL SCHEDULED DISTRIBUTION DATE                S-38
CLASS A-2 NOTE RATE                                             S-29
CLASS A-3 NOTE FINAL SCHEDULED DISTRIBUTION DATE                S-38
CLASS A-3 NOTE RATE                                             S-29
CLASS B NOTE FINAL SCHEDULED DISTRIBUTION DATE                  S-38
CLASS B NOTE RATE                                               S-29
CLASS B NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL               S-38
CLASS B NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT              S-38
CLASS B NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT      S-38
CLEARSTREAM                                                       A-1
COLLECTION PERIOD                                               S-38
CONTRACT BALANCE                                                S-17
CUSTODIAN                                                       S-16
CUT-OFF DATE                                                    S-17
CUT-OFF DATE APR                                                S-38
DETERMINATION DATE                                              S-35
DISCOUNT RECEIVABLES                                            S-40
DISTRIBUTION DATE                                               S-28
DOL                                                             S-47
DTC                                                              A-1
ERISA                                                           S-47
EUROCLEAR                                                        A-1
FASIT                                                           S-46
FASIT PROVISIONS                                                S-46
FIRST PRIORITY PRINCIPAL DISTRIBUTION AMOUNT                    S-38
FIXED-RATE CERTIFICATE RATE                                     S-32
FUNDING PERIOD                                                  S-43
GLOBAL NOTES                                                     A-1
INITIAL NOTE VALUE                                              S-38
INITIAL POOL BALANCE                                            S-38
LIQUIDATED RECEIVABLES                                          S-35
LIQUIDATION PROCEEDS                                            S-35
NET INVESTMENT                                                  S-17
NOTE VALUE                                                      S-38
NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT                      S-39
ORIGINAL PRE-FUNDED AMOUNT                                      S-43
PARTIES IN INTEREST                                             S-47
PLAN ASSET REGULATION                                           S-48
PLAN ASSETS                                                     S-47
PLANS                                                           S-47
POOL BALANCE                                                    S-39
POOL FACTOR                                                     S-26
PRE-FUNDED AMOUNT                                               S-43
PRINCIPAL DISTRIBUTION ACCOUNT                                  S-33
PRINCIPAL DISTRIBUTION AMOUNT                                   S-39
PTE                                                             S-47
RATING AGENCY                                                   S-43
REALIZED LOSSES                                                 S-39
RECEIVABLES POOL                                                S-17
REGULAR PRINCIPAL DISTRIBUTION AMOUNT                           S-39
REQUIRED RATE                                                   S-40
SECOND PRIORITY PRINCIPAL DISTRIBUTION AMOUNT                   S-39
SERVICING FEE                                                   S-33
SERVICING FEE RATE                                              S-33
SPECIAL TAX COUNSEL                                             S-45
SPECIFIED RESERVE ACCOUNT BALANCE                               S-42
SPECIFIED YIELD SUPPLEMENT ACCOUNT BALANCE                      S-41
SUBSEQUENT CLOSING DATE                                         S-43
TOTAL AVAILABLE AMOUNT                                          S-35
TOTAL DISTRIBUTION AMOUNT                                       S-39
TOTAL REQUIRED PAYMENT                                          S-40
TRANSFER AND SERVICING AGREEMENTS                               S-32
U.S. ISC PORTFOLIO                                              S-22
U.S. LEASE PORTFOLIO                                            S-22
UNDERWRITING AGREEMENT                                          S-49
YIELD SUPPLEMENT ACCOUNT                                        S-40
YIELD SUPPLEMENT DEPOSIT AMOUNT                                 S-41

                         REPORT OF INDEPENDENT ACCOUNTS


To the Owner Trustee of the
Caterpillar Financial Asset Trust 200__-____

      In our opinion, the accompanying statement of financial position presents fairly, in all material respects, the financial position of Caterpillar Financial Asset Trust 200__-____ (the "Trust") at [__________], 200__, in
conformity with generally accepted accounting principles. This statement of financial position is the responsibility of the Trust's management; our responsibility is to express an opinion on this statement of financial position based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial position is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial position, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial position presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



[Name of accounting firm]
[__________], 200__

                   CATERPILLAR FINANCIAL ASSET TRUST 200__-__
                     STATEMENT PLAINTIFF FINANCIAL POSITION
                               [__________], 200__


ASSETS:
  Restricted cash..............................................         $[___]

Total assets...................................................         $[___]

LIABILITIES AND UNDIVIDED INTERESTS:
  Undivided interests..........................................         $[___]

Total liabilities and undivided interests......................         $[___]

See accompanying notes to this financial statement.

                   CATERPILLAR FINANCIAL ASSET TRUST 200__-__
                          NOTES TO FINANCIAL STATEMENT


NOTE 1 - SUMMARY OF OPERATIONS

      Caterpillar Financial Asset Trust 200__-__ (the "Trust") is a Delaware statutory trust, the beneficial equity interest in which is owned by Caterpillar Financial Funding Corporation (the "Seller"). The Trust was formed by the seller and [__________] pursuant to a Trust Agreement dated [__________], 200__. The Trust's activities will consist of the issuance and sale of notes (the "Notes") and the issuance of certificates (the "Certificates") to the seller, proceeds from which will be used by the Trust to purchase a pool of receivables consisting of [retail installment sales contracts] [and] [finance leases] secured by new and used equipment. The Trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the Notes and Certificates. The Trust will be solely liable for the payment of the Notes and Certificates. The Trust has not commenced operations, except for receiving the capital contribution of the Seller.

NOTE 2 - RESTRICTED CASH

      Restricted cash includes all monies held in one or more accounts established and maintained by the servicer, Caterpillar Financial Services Corporation, and the Seller.

NOTE 3 - INCOME TAXES

      For federal income tax purposes, it is expected that the Notes will be characterized as debt and that the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each noteholder, by its ownership of a Note, will agree to treat the Notes as indebtedness.

You should rely on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the date stated on the cover page. We are not offering the notes in any states where it is not permitted.



                    CATERPILLAR FINANCIAL
                     FUNDING CORPORATION
                           SELLER



                    CATERPILLAR FINANCIAL
                    SERVICES CORPORATION
                          SERVICER




Dealer Prospectus Delivery Obligation. Until [_______________], 200_ all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               [_________________]

                                   CATERPILLAR
                                 FINANCIAL ASSET
                                 TRUST 200_-____

                                $[_____________]
                                Class A-1 [____]%
                               Asset Backed Notes

                                $[_____________]
                                Class A-2 [____]%
                               Asset Backed Notes


                                $[_____________]
                                Class A-3 [____]%
                               Asset Backed Notes


                                $[_____________]
                                 Class B [____]%
                               Asset Backed Notes





                              PROSPECTUS SUPPLEMENT




                                 [UNDERWRITERS]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                       CATERPILLAR FINANCIAL ASSET TRUST

                               ASSET BACKED NOTES

                    CATERPILLAR FINANCIAL FUNDING CORPORATION
                                     SELLER


                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                                    SERVICER



BEFORE YOU PURCHASE ANY OF THESE NOTES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS AND THE RISK FACTORS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

The notes will be obligations of the trust only and will not be obligations of Caterpillar Inc., Caterpillar Financial Services Corporation or any of their affiliates.

This prospectus may be used to offer and sell any of the notes only if it is accompanied by the prospectus supplement for the related trust.

THE TRUSTS:

      -     may periodically issue asset backed notes in one or more classes;
            and

      -     will own:

            - receivables in a portfolio of retail installment sales contracts and/or equipment finance leases secured by machinery;

            -     collections on those receivables;

            - security interests in the machinery securing those receivables;

            -     funds in the accounts of the trust; and

            -     any credit enhancement obtained for the trust.

THE NOTES:

      - will represent nonrecourse obligations of a trust and will be paid only from the assets of that trust;

      -     may have one or more forms of credit enhancement; and

      -     will include one or more classes of notes.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is ________, 20__

                                TABLE OF CONTENTS
                                   (continued)

                                                                               PAGE
                                                                               ----
OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT     3

SUMMARY.........................................................                 4

RISK FACTORS....................................................                 1

THE TRUSTS......................................................                 6

           General..............................................                 6

           The Owner Trustee....................................                 7

THE TRUST PROPERTY..............................................                 7

THE RECEIVABLES POOLS...........................................                 8

           The Retail Equipment Financing Business..............                 9

WEIGHTED AVERAGE LIFE OF THE NOTES..............................                14

USE OF PROCEEDS.................................................                15

THE SELLER, CATERPILLAR INC.  AND THE SERVICER..................                16

           Caterpillar Financial Funding Corporation............                16

           Caterpillar Inc......................................                17

           Caterpillar Financial Services Corporation...........                17

DESCRIPTION OF THE NOTES........................................                18

           General..............................................                18

           Principal and Interest on the Notes..................                18

           The Indenture........................................                19

CERTAIN INFORMATION REGARDING THE NOTES.........................                24

           Fixed Rate Notes.....................................                24

           Floating Rate Notes..................................                24

           Indexed Notes........................................                24

ISSUANCE OF THE NOTES...........................................                25

           Definitive Notes.....................................                25

           Book-Entry Registration..............................                26

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS............                28

           Sale and Assignment of Receivables...................                29

           Accounts.............................................                31

           Servicing Procedures.................................                32

           Payments on Receivables..............................                33

           Servicing Compensation and Payment of Expenses.......                33

           Distributions........................................                34

           Credit and Cash Flow Enhancement.....................                35

           Net Deposits.........................................                36

           Reports to Noteholders...............................                36

           Statements to Indenture Trustee......................                38

           Evidence as to Compliance............................                38

           Certain Matters Regarding the Servicer...............                38

           Servicer Default.....................................                39

           Rights Upon Servicer Default.........................                39

           Waiver of Past Defaults..............................                40

           Amendment............................................                40

           Payment of Notes.....................................                41

           Termination..........................................                41

           Administration Agreement.............................                41

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES........................                41

           Sale and Transfer of Receivables.....................                41

           Bankruptcy...........................................                42

           Security Interest In Equipment.......................                43

           Repossession.........................................                44

           Notice of Sale; Redemption Rights....................                44

           Excess Proceeds......................................                44

           Leases...............................................                45

           Other                                                                45

FEDERAL INCOME TAX CONSEQUENCES.................................                45

           Tax Characterization of the Trust....................                46

           Tax Consequences to Holders of the Notes.............                46

CERTAIN STATE TAX CONSIDERATIONS................................                48

ERISA CONSIDERATIONS............................................                50

PLAN OF DISTRIBUTION............................................                50

RATINGS.........................................................                51

LEGAL OPINIONS..................................................                51

AVAILABLE INFORMATION...........................................                51

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................                51

INDEX OF TERMS..................................................                53

                 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                          AND THE PROSPECTUS SUPPLEMENT

      This prospectus provides general information about the notes to be issued by the trusts, some of which may not apply to a particular trust.

      The related prospectus supplement will describe the specific terms of the trust and the notes, including:

      -     the timing and amount of interest and principal payments;

      -     information about the receivables;

      -     information about credit enhancement for each offered class;

      -     credit ratings; and

      -     the method for selling the notes.

      You should rely only on information on the notes provided in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information.

      We have included cross-references to captions in these materials where you can find further related discussions. We have started with two introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

      -     Summary -- gives an overview of the terms which the notes may have

      - Risk Factors -- describes briefly some of the risks to investors of a purchase of the notes

      Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus or the related prospectus supplement to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

      You can find a listing of the pages where capitalized terms are defined under the captions "Index of Terms" beginning on page [61] in this prospectus.

                                     SUMMARY

      The following summary is a short description of the information contained elsewhere in this prospectus. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus and the related prospectus supplement, each in its entirety.

THE TRUSTS

A separate trust will be formed to issue each series of notes. Each trust will be a Delaware statutory trust created by a trust agreement between the seller and the owner trustee.

THE SELLER

Caterpillar Financial Funding Corporation, a Nevada corporation and a wholly-owned subsidiary of Caterpillar Financial Services Corporation.

THE SERVICER

Caterpillar Financial Services Corporation -- referred to in this prospectus as Cat Financial -- a Delaware corporation and a wholly-owned subsidiary of Caterpillar Inc.

THE TRUSTEES

Each prospectus supplement will specify:

-     the owner trustee of the applicable trust; and

-     the indenture trustee relating to the notes.

THE NOTES

Each trust will issue one or more classes of notes. The notes issued by each trust will be governed by an indenture between the trust and an indenture trustee.

Some of the notes issued by each trust may not be offered to the public. Each prospectus supplement will specify the class or classes of notes that are being offered.

The minimum denominations will be specified in the related prospectus supplement.

Principal and Interest on the Notes

For each class of notes, the prospectus supplement will state:

-     the principal amount;

- either the rate of interest or the method of determining the rate of interest. The rate of interest on the notes may be fixed, variable or adjustable, or any combination of the foregoing;

-     the final scheduled distribution date; and

-     any other payment terms.

OPTIONAL PREPAYMENT

Subject to satisfaction of any further conditions specified in the applicable prospectus supplement, the servicer will have the option to purchase the receivables of each trust on any distribution date on which the aggregate balance of receivables is 10% or less of the aggregate balance of the receivables on the cut-off date, and, upon the purchase, the notes will be prepaid in full.

A TRUST MAY ISSUE MULTIPLE CLASSES OF NOTES WITH DIFFERENT CHARACTERISTICS

Each trust may issue more than one class of notes. In these cases, the characteristics of the notes issued by the trust may differ from one to another. Some of these characteristics are:

-     the rate at which interest accrues, if at all;

- whether the interest rate is fixed, variable or adjustable, or any combination of the foregoing;

-     timing and/or frequency of interest payments;

-     amount of payments of interest and principal;

-     priority of interest and principal relative to other classes;

- whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of specified events;

- whether payments of principal and interest may or may not be made from designated portions of the pool of receivables; and

-     allocations of losses on the receivables.

STRIP NOTES MAY BE ISSUED

A trust might issue one or more classes of notes providing for distributions of interest which are disproportionately large or small in comparison to the principal distributions, including:

- distributions of interest with no or only a nominal distribution of principal; or

- distributions of principal with no or only a nominal distribution of interest.

PHYSICAL SECURITIES MIGHT NOT BE ISSUED

The notes may be issued in physical form or in book-entry form, as described in the related prospectus supplement. If a series or class of notes is available only in book-entry form, each investor's interest in the notes would be represented through an agent, rather than by a physical note held by the investor. That trust will not issue physical notes to investors unless specific events occur which make it necessary or desirable to do so.

For a more detailed description of the events under which physical notes will be issued to investors owning notes in book-entry form, see the section of this prospectus entitled "Issuance of the Notes -- Book-Entry Registration."

THE RECEIVABLES AND OTHER TRUST PROPERTY

The receivables supporting the notes issued by each trust will consist of a portfolio of retail installment sales contracts and/or equipment finance leases secured by new and/or used machinery manufactured primarily by Caterpillar Inc. or its affiliate, Mitsubishi Caterpillar Forklift America Inc., including:

- the rights to receive payments made on the receivables on or after the cut-off date specified in the related prospectus supplement;

- security interests in the machinery financed by the receivables and in certain other cross-collateralized equipment;

-     various accounts and the proceeds thereof; and

-     any proceeds from claims on various related insurance policies.

The seller will purchase the receivables supporting the notes issued by a trust from Cat Financial and then will sell those receivables to the trust on the closing date. The related prospectus supplement will specify the aggregate principal balance of any receivables initially transferred to the trust.

The receivables will arise from loans and/or leases originated in connection with retail sales and leases by Caterpillar dealers of financed equipment to retail purchasers and will be either originated by Cat Financial or acquired from those dealers by Cat Financial in the ordinary course of its business. The receivables sold to a trust will be selected from the portfolio of installment sales contracts and finance leases owned by Cat Financial based on the criteria specified in the related purchase agreement and described in this prospectus and in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet, and the other property supporting the notes, see "The Receivables Pools" in this prospectus.

Other Property of the Trust

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

-     an account into which collections are deposited;

-     an account to fund post-closing purchases of additional receivables;

-     a reserve account or other account relating to credit enhancement;

- an account into which deposits are made until applied to the notes on the dates targeted for payment of principal; and

-     any other account identified in the related prospectus supplement.

Purchase of Receivables after the Closing Date

To the extent provided in the related prospectus supplement, a trust may purchase additional receivables during a specified period after the closing date which may include a funding period or other period as specified in the related prospectus supplement.

Funding Period

To the extent provided in the related prospectus supplement, a trust may purchase additional receivables through the use of amounts deposited on the closing date in a pre-funding account. If amounts in the pre-funding account are not used to purchase additional receivables during the funding period, one or more classes of notes may be prepaid as further described in the related prospectus supplement.

The prospectus supplement will specify the amount, if any, of the deposit to the pre-funding account, which will not exceed 25% of the trust property, and the time period during which additional receivables can be purchased, which can be up to three months.

CREDIT AND PAYMENT ENHANCEMENT

The related prospectus supplement will specify the credit enhancement, if any, for the trust or any class of notes. Credit or payment enhancement may consist of one or more of the following:

-     subordination of one or more classes of securities;

-     a reserve account;

- "excess spread," or interest earned on the receivables in excess of the amount required to be paid on the securities;

-     collateralization greater than the principal amount of the securities;

-     letters of credit;

-     credit or liquidity facilities;

-     surety bonds;

-     guaranteed investment contracts;

-     swaps or other interest rate protection agreements;

-     repurchase obligations;

-     other agreements with respect to third party payments or other support;

-     cash deposits; or

-     other arrangements.

Limitations or exclusions from coverage could apply to any form of credit enhancement. Any form of credit enhancement may be replaced with another form of credit enhancement, provided that the rating agencies confirm in writing that such substitution will not result in a reduction or withdrawal of the rating of any class of notes. The related prospectus supplement will describe the credit enhancement and related limitations and exclusions for notes issued by the trust.

Reserve Account

If there is a reserve account, the seller will initially deposit in it cash or other investments having a value equal to the amount specified in the related prospectus supplement.

Any reserve account will be available to cover shortfalls in the payments on the notes as described in the related prospectus supplement. The related prospectus supplement may also specify:

- a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and

- when and to whom any amount will be distributed if the balance exceeds the minimum balance.

For more information about credit enhancement, see "Description of the Transfer and Servicing Agreements -- Credit and Cash Flow Enhancement" in this prospectus.

TRANSFER AND SERVICING OF THE RECEIVABLES

The seller will convey receivables to each trust under a sale and servicing agreement and each trust will assign its rights and benefits under the sale and servicing agreement to the indenture trustee as collateral for the notes. The servicer will agree with the trust to be responsible for servicing, managing and making collections on the receivables.

For more information about the sale and servicing of the receivables, see "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and " -- Servicing Procedures" in this prospectus.

Servicing Compensation

Each trust will pay the servicer a fee based on the outstanding balance of the receivables for providing servicing of the receivables. The amount of the fee will be specified in the related prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation or as required by applicable law or otherwise:

-     late fees;

-     extension fees;

- other administrative fees or similar charges in respect of the receivables; and

-     property and sales taxes (with respect to finance leases).

Repurchase May Be Required for Modified Receivables

Consistent with its normal servicing procedures, the servicer may extend or modify the payment schedule of a receivable. However, some of these arrangements may not be permitted or may obligate the servicer to repurchase the receivable.

For a discussion of the servicer's repurchase obligations, see "Description of the Transfer and Servicing Agreements -- Servicing Procedures" in this prospectus supplement.

Repurchase May Be Required for Breaches of Representation or Warranty

Cat Financial will make representations and warranties relating to the receivables when it sells them to the seller. The seller will make similar representations and warranties when it sells the receivables to the trust.

- Cat Financial will be required to repurchase a receivable from the seller or the trust if (1) one of Cat Financial's representations or warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach. The seller will assign its rights against Cat Financial to the trust.

-    The seller will be required to repurchase a receivable from the trust if
     (1) one of the seller's representations and warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach.

For a discussion of the representations and warranties given by Cat Financial and its related repurchase obligations, see "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.

ADMINISTRATION OF THE TRUSTS

Cat Financial will be the administrator of the trusts. Each trust will pay the administrator an administration fee in the amount specified in the applicable prospectus supplement.

THE TRUST'S SECURITY INTEREST IN THE RECEIVABLES AND THE EQUIPMENT SECURING THE RECEIVABLES

Cat Financial will assign to the seller its ownership interest in the receivables and its security interest in the financed equipment and certain other cross- collateralized equipment securing the receivables, and the seller will in turn assign those receivables and security interests to the trust.

For more information about the trusts' security interest in the financed equipment and other cross-collateralized equipment securing the receivables, see "Certain Legal Aspects of the Receivables -- Security Interest in the Equipment" in this prospectus.

TAX STATUS

Upon the issuance of notes by a trust:

- To the extent specified in the related prospectus supplement, Orrick, Herrington & Sutcliffe LLP will deliver its opinion that the notes will be classified as debt;

- Orrick, Herrington & Sutcliffe LLP will deliver its opinion that for federal income tax purposes the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation; and

- Waller Lansden Dortch & Davis, PLLC, special Tennessee tax counsel, will deliver its opinion that the trust should not be subject to taxation in Tennessee.

See "Summary of Terms of the Notes -- Tax Status" and "Federal Income Tax Consequences" in the accompanying prospectus supplement and "Federal Income Tax Consequences" and "Certain State Tax Considerations" in this prospectus.

ERISA CONSIDERATIONS

Administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus and in the related prospectus supplement.

                                  RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase any of the notes.

SUBORDINATION MAY CAUSE SOME        The rights of the holders of any class of notes to receive payments of
CLASSES OF NOTES                    interest and principal may be subordinated to one or more other
TO BEAR ADDITIONAL                  classes of notes. Holders of subordinated classes of notes will bear
CREDIT RISK                         more credit risk than the more senior classes. Subordination may take the following forms:

                                    -        interest payments on any date on which interest is due will first be allocated to the more senior classes;

                                    -        principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

                                             subordinated classes bear the first risk of losses; and

                                    -        if the indenture trustee had to sell receivables, the net
                                             proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

                                             The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of notes of any trust will be described in the related prospectus supplement.

THE NOTES MAY SUFFER LOSSES         Each trust will have receivables as assets and, to the extent specified
BECAUSE THE SOURCE OF FUNDS         in the related prospectus supplement, various trust accounts and any
FOR PAYMENT ON THE NOTES IS         credit enhancement.
LIMITED TO THE ASSETS OF THE
TRUST                               None of the seller, Cat Financial or any of their affiliates is obligated to make any payments relating to (1) the notes of a trust or
                                    (2) the receivables owned by a trust. Therefore, you may seek payment of your notes only from the assets of the trust. If these assets are insufficient, you may suffer losses on your notes. There are, however, two exceptions:

                                    -        first, Cat Financial and the seller will make representations and warranties regarding the characteristics of the
                                             receivables and may have to repurchase any receivable if any of these representations and warranties are breached and that receivable is materially and adversely affected by the breach;
                                             and

                                    -        second, the servicer may have to repurchase a receivable if it breaches certain of its servicing obligations.

                                    The failure of Cat Financial, the seller or the servicer to repurchase a receivable if it breaches a representation or warranty with respect to that receivable or its servicing obligations with respect to that receivable would reduce the funds available for payment on the notes.

                                    AMOUNTS ON DEPOSIT IN ANY RESERVE ACCOUNT WILL BE LIMITED AND SUBJECT
                                    TO DEPLETION. The amount required to be on deposit in any reserve account will be limited in amount. Unless a trust has another form of credit enhancement, after the amounts in the reserve account are depleted, the trust will depend solely on collections on the receivables to make payments on the notes. The balance in any reserve account will decrease as:

                                    -        the outstanding balance of the receivables decreases; and

                                    -        amounts are paid out to cover shortfalls in distributions of principal and interest on the notes.

                                    YOU MAY SUFFER LOSSES UPON A LIQUIDATION OF THE RECEIVABLES IF PROCEEDS
                                    OF THE LIQUIDATION ARE LESS THAN THE AMOUNTS DUE ON THE OUTSTANDING
                                    NOTES. If the receivables of any trust are liquidated, the related noteholders may suffer losses if the receivables are sold for less than the total amount due on the notes. If any event of default occurs under the related indenture, the indenture trustee may sell the receivables owned by the related trust, subject to the conditions set forth in
                                    "Description of the Notes -- The Indenture -- Events of Default; Rights
                                    Upon Events of Default" in this prospectus. The market value of the receivables may be less than the aggregate principal amount of the outstanding notes. Therefore, upon an event of default with respect to the notes of any trust, there can be no assurance that sufficient funds will be available to repay the related noteholders in full.

YOU MAY HAVE TO REINVEST YOUR       If the principal on your notes is repaid sooner than you anticipate,
PRINCIPAL AT A LOWER RATE OF        you may not be able to reinvest the principal repaid to you at a rate
RETURN BECAUSE OF EARLIER THAN      of return that is equal to or greater than the rate of return on your
ANTICIPATED REPAYMENT OF            notes.
PRINCIPAL ON THE NOTES
                                    POTENTIAL EARLY PAYMENT OF NOTES DUE TO PREPAYMENT OF RECEIVABLES. All
                                    of the receivables relating to installment sales contracts will be prepayable at any time. Although the receivables relating to the finance leases are generally not prepayable, obligors generally are permitted to prepay a finance lease upon payment of the aggregate remaining lease scheduled payments due (which amount would include an implicit interest amount). "Prepayments" may include:

                                    -        voluntary prepayments;

                                    -        liquidations due to defaults;

                                    -        repurchases of receivables by Cat Financial or the seller due to breaches of representations and warranties regarding those receivables;

                                    -        receipts of proceeds from insurance policies; and

                                    -        receivables purchased for administrative reasons

                                    A variety of economic, financial, climatic and other factors will influence the rate of prepayments on the receivables. The rate of prepayments on the receivables may also be influenced by programs offered by providers of financing, including Cat Financial, that solicit or make available credit that may be used to prepay receivables. Faster than expected prepayments on the receivables will require the trust to make payments on the notes earlier than expected.

THE NOTES MAY SUFFER LOSSES         Each of the dealers, Cat Financial, the seller, and the trust will take
IF THE INTERESTS OF OTHER PERSONS   steps under the UCC to perfect its transferee's interest in the
IN THE RECEIVABLES ARE SUPERIOR     receivables. The UCC, however, may not govern these transfers, and if
TO THE TRUST'S INTEREST             some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

                                    Cat Financial will represent, warrant, and covenant that Cat Financial has a perfected security interest in the financed equipment relating to each receivable. If this is not true with respect to a particular piece of financed equipment, then the right of Cat Financial -- and therefore the seller, the trust, and the indenture trustee -- to enforce that security interest to obtain payment on the related

                                    receivable may be impaired. In addition, Cat Financial will not receive an assignment from any dealer of the financing statement that perfects the security interest in the financed equipment. As a consequence, a dealer acting on its own could impair the right of Cat Financial -- and therefore the seller, the trust, and the indenture trustee -- to enforce that security interest to obtain payment on the related receivable.

                                    Each of Cat Financial, the seller, and the trust will represent, warrant, and covenant that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity. If this is not true, the indenture trustee's interest in the receivables could be impaired. For instance:

                                    -        a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the indenture trustee;

                                    -        a tax, governmental, or other nonconsensual lien that attaches to the property of a dealer, Cat Financial, the seller, or the trust could have priority over the interest of the indenture trustee in the receivables;

                                    -        the administrative expenses of a bankruptcy trustee for a
                                             dealer, Cat Financial, the seller, or the trust could be paid from collections on the receivables before noteholders receive any payments;

                                    -        if insolvency proceedings were commenced by or against Cat
                                             Financial, or if certain time periods were to pass, the
                                             indenture trustee may lose its perfected interest in
                                             collections held by Cat Financial and commingled with its
                                             other funds; or

                                    -        the indenture trustee may lose its perfected interest in the receivables if a court were to conclude that Cat Financial, one of its affiliates, or any entity other than the indenture trustee has possession of the original installment sales
                                             contracts or finance leases.

                                    If any of these events were to occur, payments to you could be delayed or reduced.

BANKRUPTCY OF CAT FINANCIAL COULD   If Cat Financial were to become a debtor in a bankruptcy case, the court
RESULT in DELAYS IN PAYMENT OR      could exercise control over the receivables on an interim or a
LOSSES ON THE NOTES                 permanent basis. Although steps have been taken to minimize this risk,
                                    CAT Financial as debtor-in-possession or another interested party could argue that:

                                    -        Cat Financial did not sell the receivables to the seller but instead borrowed money from the seller and granted a security interest in receivables.

                                    -        the seller should be substantively consolidated with the
                                             bankruptcy estate of Cat Financial; or

                                    -        the receivables are necessary for cat Financial to reorganize.

                                    If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

                                    If Cat Financial were to enter into bankruptcy, the indenture trustee and the noteholders could be prohibited from taking any action to enforce the indenture or any of the transfer and servicing documents against Cat Financial without the permission of the bankruptcy court.
                                    Regardless of any ruling made by a court in
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                                        11
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
                                    the bankruptcy of Cat Financial, the fact that a bankruptcy case has been commenced could have an adverse effect on the liquidity and value of the notes. Regardless of the terms of the indenture, any transfer and servicing document, or the instructions of those authorized to direct the indenture trustee's actions, a court overseeing the bankruptcy case of Cat Financial may have the power to:

                                    -        prevent or require the acceleration of the notes;

                                    -        prevent, limit or require the early liquidation of the
                                             receivables and termination of the trust; or

                                    -        require, prohibit or limit the continued transfer of
                                             receivables.

                                    Moreover, a bankruptcy court could prevent the indenture trustee or the noteholders from appointing a successor servicer under the sale and servicing agreement. If any of these events were to occur, payments to you could be delayed or reduced.

DELAYS IN COLLECTING PAYMENTS OR    If Cat Financial were to cease acting as servicer, the processing of
MAKING DISTRIBUTIONS ON THE NOTES   payments on the receivables and information relating to collections
COULD OCCUR IF CAT FINANCIAL CEASES could delay payments to noteholders. Cat Financial can be removed as
TO BE THE SERVICER                  servicer if it defaults on its servicing obligations, as described in this prospectus under the caption "Description of the Transfer and
                                    Servicing Agreement -- Rights Upon Servicer Default" in this prospectus.

FUNDS AVAILABLE FOR PAYMENT         Some states have adopted Article 2A of the UCC regarding leases.
ON THE NOTES MAY BE REDUCED IF      Although there is little precedent interpreting Article 2A, Article 2A
THE TERMS OF THE FINANCE LEASES     may, among other things:
ARE INTERPRETED UNDER ARTICLE
2A OF THE UCC IN A WAY THAT LIMITS  -        limit enforceability of any "unconscionable" finance lease or
THE ENFORCEABILITY OF THE LEASE              "unconscionable" provisions in a finance lease;
TERMS AGAINST THE LESSEES OR
PROVIDES THE LESSEES WITH           -        provide a lessee with remedies, including the right to cancel
ADDITIONAL REMEDIES IF THEY ARE              the lease contract, for certain lessor breaches or defaults;
IN DEFAULT ON THEIR OBLIGATIONS              or
UNDER THOSE LEASES
                                    -        ADD to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee."


                                    Cat Financial will represent and warrant with respect to each finance lease conveyed to a trust that:

                                    -        such lease is not a "consumer lease"; and

                                    -        to the best of its knowledge, the related lessee has accepted the related financed equipment leased to it and, after a
                                             reasonable opportunity to inspect and test, has not notified
                                             Cat Financial of any defects in that financed equipment.

                                    Regardless of whether Cat Financial breaches any representation or warranty regarding a finance lease conveyed to a trust, if the terms of that finance lease are interpreted under Article 2A of the UCC in a way that limits the enforceability of the lease terms against the lessee or provides the lessee with additional remedies in the event of a default, the trust may not receive all payments owed to it under the terms of that lease. Any such payment shortfalls would reduce the funds available
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                                        12

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
                                    for payment on the notes.

THE PRINCIPAL ON YOUR NOTES         Federal and state consumer protection laws impose requirements upon
MAY BE REPAID SOONER THAN YOU       creditors in connection with extensions of credit and enforcement of
ANTICIPATE OR THE FUNDS AVAILABLE   collections on retail installment sales contracts and finance leases.
FOR PAYMENT ON YOUR NOTES MAY BE    Some of these laws make an assignee of such a contract -- such as the
REDUCED IF THE RECEIVABLES WERE     trust -- liable to the obligor on that contract for any violation.
NOT ORIGINATED IN ACCORDANCE WITH
APPLICABLE FEDERAL AND STATE        Cat Financial will be obligated to repurchase receivables that are not
CONSUMER PROTECTION LAWS            originated in compliance with applicable federal and state consumer protection laws or are not in compliance with those laws at the time they are sold by Cat Financial. If Cat Financial repurchases any such receivables, principal on your notes may be repaid sooner than you anticipate. If Cat Financial fails to repurchase any such receivables, the funds available for payment on your notes may be reduced.

IF BOOK-ENTRY REGISTRATION IS       If the prospectus supplement specifies that noteholders of the trust
USED, YOU MAY BE ABLE TO EXERCISE   will hold their interests through a clearing agency or one of its
YOUR RIGHTS AS A NOTEHOLDER ONLY    participating organizations, the notes will be registered in the name
THROUGH THE CLEARING AGENCY         of a nominee of the clearing agency and physical certificates will not be issued to individual noteholders. These noteholders will not be recognized directly by the indenture trustee and must exercise all of their rights and receive any payments through the clearing agency or the participating organization unless physical certificates are issued
                                    Physical certificates will only be issued in the limited circumstances described under "Issuance of the Notes -- Book-Entry Registration" in this prospectus. The clearing agency in the U.S. is expected to be DTC and in Europe either Clearstream or Euroclear.
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                                        13

                                   THE TRUSTS

GENERAL

         With respect to each series of notes, the seller will establish a separate trust (the "TRUST" or the "ISSUER") for the transactions described in this prospectus and in the related prospectus supplement. After its formation, each trust will not engage in any activity other than:

         - acquiring, holding and managing the receivables and the other assets of that trust and proceeds from those assets;

         -        issuing and making payments on the related notes;

         - issuing and making payments on the related certificates representing fractional undivided beneficial equity interests in that trust; and

         - engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are connected with those activities.

         On the related closing date, simultaneously with the issuance of the notes and the certificates of a given series, the seller will sell the Initial Receivables and its security interests in any financed equipment to the related trust. To the extent so provided in the related prospectus supplement, subsequent receivables may, if at all, be conveyed to the related trust as frequently as daily during the related Funding Period. Any subsequent receivables so conveyed also will be assets of the related trust, subject to the prior rights of the related indenture trustee and noteholders therein. The amount that may be initially deposited into a pre-funding account, and the length of a Funding Period, shall be limited as described in this prospectus and in the related prospectus supplement.

         The servicer will continue to service the receivables held by each trust and will receive fees for those services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in this prospectus and in the related prospectus supplement.

         The related prospectus supplement will specify whether Cat Financial, the seller, the servicer, the related trust and the related indenture trustee will enter a custodial agreement to appoint a custodian to maintain physical possession of the related receivables files and other documents related thereto so as to perfect the transfer of the receivables from Cat Financial to the seller, or if instead, a UCC financing statement is to be filed as the sole means to perfect the transfer from Cat Financial to the seller. If the receivables files are not delivered to a custodian, then, to facilitate servicing and to minimize administrative burden and expense, the servicer will maintain possession of the related receivables files as custodian on behalf of that trust and the related indenture trustee; in that case, UCC financing statements will be filed to perfect the transfer of the receivables from the seller to the trust and from the trust to the indenture trustee. The related installment sales contracts and/or finance leases will not be stamped to reflect the assignment of the receivables to the seller, to the trust and to the indenture trustee. Accordingly, if a subsequent purchaser were able to take physical possession of the receivables files without knowledge of those assignments, the indenture trustee's interest in the receivables could be defeated. In that event, distributions to noteholders may be adversely affected. UCC financing statements previously filed to perfect the security interests in the financed equipment in favor of Cat Financial will not be assigned to that trust or amended. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.

         If the credit enhancement provided to the investment of the noteholders of a given series by the subordination of the related certificates and the protection provided to the noteholders by the availability of the funds in the related reserve account or any other credit enhancement is insufficient, the related trust and those noteholders must rely solely on the payments from the obligors on the related receivables, and the proceeds from the repossession and sale of financed equipment and certain other cross-collateralized equipment which secure defaulted receivables. In that event, various factors, like the trust's not having first perfected security interests in some of the financed equipment and the risk of fraud or negligence of Cat Financial or the related Caterpillar dealer, may affect the trust's ability to realize on the collateral securing the receivables, and thus the proceeds to be distributed to noteholders, may be reduced. See "Description of the Transfer and Servicing Agreements -- Distributions," " -- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables" in this prospectus and "Description of the Transfer and Servicing Agreements -- Distributions" in the related prospectus supplement.

         The principal offices of each trust and of the related owner trustee will be specified in the related prospectus supplement.

THE OWNER TRUSTEE

         The owner trustee for each trust will be specified in the related prospectus supplement. An owner trustee's liability in connection with the issuance and sale of the notes of the related series will be limited solely to the express obligations of that owner trustee set forth in the related trust agreement and the related sale and servicing agreement.

         An owner trustee may resign at any time, in which event the administrator will be obligated to appoint a successor owner trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement or if the owner trustee becomes insolvent. In either of these circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                               THE TRUST PROPERTY

         The notes of any series will be collateralized by the assets of the related trust (the "TRUST PROPERTY") and each certificate will represent a fractional undivided beneficial equity interest in that trust. The trust property of any trust will include:

         -        the receivables;

         - all monies (including accrued interest) due or received under the receivables on or after the applicable cut-off date;

         - amounts as from time to time may be held in one or more accounts established and maintained by the servicer pursuant to the related sale and servicing agreement, as described below and in the related prospectus supplement;

         - security interests in the financed equipment and in certain other cross-collateralized equipment;

         - the rights to proceeds from claims on physical damage, credit life, liability and disability insurance policies, if any, covering the financed equipment or obligors, as the case may be;

         -        the proceeds of any repossessed financed equipment;

         -        the rights of the seller under the related purchase agreement;

         - the interest of the seller in any proceeds from recourse to Caterpillar dealers with respect to receivables;

         - the interest earned on short-term investments made by the trust; and

         -        any proceeds of the foregoing.

         The receivables will either be originated by Caterpillar dealers and purchased by Cat Financial pursuant to agreements with those dealers ("DEALER AGREEMENTS") or originated directly by Cat Financial in connection with retail sales by those dealers. Subject to the provisions of the related Sales and Servicing Agreement, the related receivables will continue to be serviced by the servicer and will evidence direct or indirect financing made available by Cat Financial to the obligors. If so specified in the related prospectus supplement, the related reserve account, if any, and any other trust accounts, shall be maintained in the name of the indenture trustee on behalf of the noteholders of the related series.

                              THE RECEIVABLES POOLS

         Underwriting Criteria for Receivables. The receivables of any trust will either be purchased by Cat Financial from the Caterpillar dealers which originated the receivables in the ordinary course of business in connection with retail sales or finance leases by them, or be originated by Cat Financial in the ordinary course of its and the Caterpillar dealers' sale or leasing business. Cat Financial purchases or originates contracts in accordance with its credit standards which are based upon:

         -        the obligor's ability to repay the obligation;

         -        the obligor's credit history; and

         - the equity position, if any, with respect to the related financed equipment, as described below.

         Selection Criteria for Receivables. The receivables to be held by each trust will be selected from the U.S. Portfolio of installment sales contracts and/or finance leases not previously sold meeting several criteria. As of the applicable cut-off date and except as described under "Certain Legal Aspects of the Receivables" in this prospectus, each receivable must meet the following criteria:

         - will be secured by a first priority perfected security interest in the related financed equipment;

         -        will have related financed equipment located in the United
                  States;

         -        will have been originated in the United States;

         - will have an obligor which has a United States billing address;

         - in the case of an installment sales contract, will provide for scheduled payments that fully amortize the amount financed over its original term to maturity;

         -        will not be more than 31 days past due; and

         - will satisfy any other criteria set forth in the related prospectus supplement.

As of the applicable cut-off date, no obligor on any related receivable will be noted on the related records of the servicer as being in default under the related installment sales contract or finance lease or as being the subject of a bankruptcy proceeding. No selection procedures believed by the seller to be adverse to the noteholders of any series will be used in selecting the related receivables.

         Composition of the Receivables Pools. Information with respect to each pool of receivables will be set forth in the related prospectus supplement, including, to the extent appropriate:

         -        the composition of the receivables;

         - the distribution by annual percentage rate -- or "APR" -- as that term is defined in the related prospectus supplement;

         -        type of equipment;

         - principal balance of the receivables and the geographic location of each obligor of the receivables; and

         -        percentages of:

                  -        new and used equipment,

                  -        industry application, and

                  -        payment frequency.

See "The Receivables Pool" in the related prospectus supplement.

         Subsequent Receivables. If the related prospectus supplement provides for a pre-funding account, each subsequent receivable of the related trust must satisfy the eligibility criteria specified in the related sale and servicing agreement at the time of its addition. The ratings on any applicable series of notes will be based, in part, upon that eligibility criteria and the requirement that the purchase of subsequent receivables meeting those criteria will not result in a downgrade or withdrawal of the ratings on the notes. However, except for those criteria, there will be no required characteristics for subsequent receivables. Therefore, following the transfer of subsequent receivables to the related trust, the characteristics of the entire Receivables Pool -- as defined in the related prospectus supplement -- included in that trust may vary from those of the Initial Receivables.

THE RETAIL EQUIPMENT FINANCING BUSINESS

         General. Cat Financial purchases installment sales contracts and finance leases (collectively, "RECEIVABLES") from Caterpillar dealers and originates receivables directly with users of Caterpillar products. Cat Financial finances both new and used equipment, with used equipment financings generally having shorter terms and higher interest rates and requiring higher down payments. References in this prospectus to the financing of equipment, unless otherwise specified, shall also include the leasing of equipment pursuant to finance leases. The construction equipment financed by Cat Financial is used for the building of housing, industrial buildings and warehouses, as well as for the construction of highways, bridges, water and sewer systems and other heavy applications. In the mining industry, Cat Financial finances equipment used to mine coal, metals, non-metals and oil and gas. Cat Financial also finances engines manufactured by Caterpillar Inc. and turbines manufactured by Solar Turbines, a subsidiary of Caterpillar Inc. These engines and turbines are used in various applications including equipment manufactured by other manufacturers, marine (including both commercial and pleasure) craft, in the generation of electric power, and in the production of petroleum and natural gas. Machinery financed by Cat Financial is manufactured primarily by Caterpillar Inc., except for lift trucks, which are manufactured primarily by Mitsubishi Caterpillar Forklift America Inc., an affiliate of Caterpillar Inc.

         In 2000, Cat Financial created a Customer Business Center -- "CBC" -- located in its Nashville headquarters. This center serves U.S. customers and combines several areas of customer contact, including:

         -        credit approval;

         -        billing;

         -        account modification;

         -        cash receipts; and

         -        collections.

The CBC also provides back office functions, including:

         -        contract documentation;

         -        set-up;

         -        funding;

         -        adjustments; and

         -        terminations.

         Origination Process. Cat Financial provides Caterpillar dealers with printed retail forms of installment sales contracts and finance leases which generally are used by those dealers to arrange transactions and originate receivables. In addition, in March of 2000, Cat Financial introduced Cat FinanceExpressSM -- an internet-based business system that links the main components of a finance transaction: quoting, credit approval and documentation. Cat FinanceExpressSM allows a customer to get a quote, secure credit approval, and create the documents necessary to finalize a financing. In addition to receivables it originates directly, Cat Financial acquires individual receivables from Caterpillar dealers which generally meet the following criteria:

         -        are current in payment;

         - have no payment on the receivable that has been past due more than 60 days since it was originated;

         - have not been extended for more than one month in the last six months or for more than two months in the last twelve months; and

         - have a remaining financed value of at least $10,000 and a remaining term to maturity of at least 12 months.

Acquisitions of finance leases from Caterpillar dealers take place in conjunction with Cat Financial's acquisition of the related financed equipment. A credit application containing basic obligor information is required for each receivable financed by Cat Financial, which application may be submitted verbally to Cat Financial by a Caterpillar dealer or in writing completed by the dealer, obligor or applicable Cat Financial territory manager or through Cat FinancExpress. The application is processed by the CBC, and additional information is obtained in order to evaluate the prospective obligor's creditworthiness. The extent of the additional information required varies based on the amount of financing requested and the extent of information available. In most cases, Cat Financial obtains a credit bureau report on the obligor from an independent credit bureau and credit references provided by the obligor. The credit references provided by the obligor, which are typically banks, finance companies or suppliers that have furnished credit to that obligor, are checked. Whenever possible, audited or certified financial statements of the obligor are obtained when the aggregate amount of the obligor's financed contracts exceed $250,000. Individual finance leases for lift trucks generally do not exceed $100,000 in aggregate Lease Scheduled Payments. Cat Financial also maintains payment histories on many past and present Cat Financial customers which, if available, are reviewed before any financing is approved.

         Evaluation of Creditworthiness. Creditworthiness of an obligor is evaluated based on criteria established by Cat Financial's management. The same credit criteria are applied regardless of whether Cat Financial originates the receivable directly or acquires the receivable from a Caterpillar dealer after origination. In the event that the aggregate amount of receivables of any obligor financed by Cat Financial exceeds the approval limits of the CBC staff, a credit proposal is forwarded to Cat Financial headquarters credit operations for review and concurrence. Depending on the size of the transaction, approval may also be required by a Cat Financial Vice President or the Cat Financial Credit Committee, composed of the Cat Financial President and Vice Presidents. In assessing the credit quality of a potential receivable, where the obligor's equity position in the related financed equipment is not significant, Cat Financial's credit decision relies more on its evaluation of the creditworthiness of the prospective obligor, than the collateral value of the financed equipment. Finance leases generally do not require trade-ins or down payments, and the prospective obligor thus may not have significant equity positions in the related financed equipment. Installment sales contracts also may be originated without trade-ins or with low or no down payments.

         Dealer Agreements. In the case of receivables not originated directly by Cat Financial, at the time Cat Financial approves an application for credit and fully executed copies of all required agreements and instruments are delivered by the Caterpillar dealer to Cat Financial, the related receivable is sold by the dealer to Cat Financial pursuant to a Dealer Agreement. With respect to any trust, the seller will assign to that trust all of its rights under the Dealer Agreements for the related receivables, including its right to recourse against the Caterpillar dealers, if any, for losses due to defaults or prepayments or for unearned prepaid finance charges.

         The level of recourse to Caterpillar dealers varies and may be subject to certain conditions. In order to compensate the related Caterpillar dealer for negotiating a favorable interest rate on a receivable, the amount paid by Cat Financial to a dealer for a receivable may sometimes be greater than the receivable's stated principal balance. Neither the seller nor the servicer makes any representation as to the financial condition of any of the Caterpillar dealers. There can be no assurances as to the ability of any dealer to perform its obligations under any Dealer Agreement. See "Certain Legal Aspects of the Receivables -- Dealer Recourse Receivables" in the related prospectus supplement.

         Installment Sales Contracts -- Contract Terms. Cat Financial offers installment sales contracts with a variety of repayment schedules tailored to the obligor's anticipated cash flows, including annual, semi-annual, quarterly and monthly payments. However, qualifying obligors can also select a "skip payments" schedule at the time the installment sales contract is originated. Under a skip payments schedule, certain payments -- generally up to three predetermined consecutive months -- are "skipped" to coincide with an obligor's cash flow patterns. Cat Financial will take into account the related obligor's equity position in its financed equipment at origination before approving a "skip payments" schedule.

         The maximum amount that Cat Financial will finance under an installment sales contract varies based on:

         -        the obligor's credit history,

         -        the type of equipment financed,

         -        whether the equipment is new or used,

         -        the payment schedule and

         - the length of the contract, which generally ranges at origination from 12 to 72 months.

         The amount financed is calculated as a percentage of the value of the related financed equipment, which percentage ranges generally from 75% to 90% for new equipment and from 65% to 80% for used equipment. These percentages, however, may vary, depending on the obligor's credit history and the type of financed equipment. The value of new equipment is based on its original list price, and the value of used equipment is generally based on its "as is" value as derived from appropriate market references.

         Obligors are required to obtain and maintain physical damage insurance covering the financed equipment under installment sales contracts naming Cat Financial as loss payee. The CBC is responsible for verifying insurance coverage on the equipment at the time the receivable is originated or acquired. Also, at the time the receivable is originated, Cat Financial may make available physical damage insurance and term life insurance that can be financed under the contract.

         The installment sales contracts provide for allocation of payments according to the actuarial method and commence accruing interest on their origination date. As such, an installment sales contract provides for amortization of the amount financed over a series of fixed level payment installments. Each installment, other than the installment representing the final scheduled payment on that installment sales contract, consists of an amount of interest equal to one-twelfth of the annual percentage rate stated on an installment sales contract (or a larger fraction based on the number of months since the last payment if a "skip payments" schedule is in place) multiplied by the unpaid principal balance of that installment sales contract, and an amount of principal equal to the remainder of the installment. The obligor pays a fixed monthly installment until the final scheduled payment date of that installment sales contract, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance thereof plus accrued interest thereon.

         If an installment sales contract is prepaid in part, unless Cat Financial and the related obligor agree to an amendment of the payment schedule, prepayments are held for application to the next succeeding scheduled payment or payments, and the unpaid principal balance -- and the interest accrued on the receivable -- is not adjusted downward until the actual date of the scheduled payment. If an installment sales contract is prepaid in full, the obligor receives a rebate of any unearned portion of interest thereon computed on an actuarial basis.

         Finance Leases -- Contract Terms. Cat Financial offers finance leases with a variety of payment schedules designed to meet an obligor's needs. The initial term of a finance lease generally ranges from one to six years. Generally, each finance lease provides for the monthly payment of rent in advance. These periodic payments are referred to in this prospectus and the accompanying prospectus supplement as "LEASE SCHEDULED PAYMENTS." Lease Scheduled Payments represent the amortization, generally on a level basis, of the total amount that a lessee is required to pay throughout the term of a finance lease. Lease Scheduled Payments are separated by Cat Financial for its internal records into interest and principal components based on the Implicit Interest Rate for the finance leases. The "IMPLICIT INTEREST RATE" for each finance lease is determined by Cat Financial.

         Finance leases are recorded by Cat Financial under generally accepted accounting principles as direct financing leases. As direct financing leases, the finance leases to be included as receivables in the trusts are "net leases" and the related obligor assumes responsibility for the financed items, including delivery, installation, operation, maintenance and return of the related financed equipment. Except for the accommodation billing program described below, no finance lease imposes any affirmative obligation on Cat Financial, and the finance leases are non-cancelable by the lessees. The related obligor further agrees to indemnify Cat Financial for any liabilities arising out of the finance lease. Cat Financial is also authorized to perform the related obligor's obligations under each finance lease, at the related obligor's expense, if Cat Financial so elects in cases where the related obligor has failed to perform. In addition, finance leases contain clauses unconditionally obligating the related obligor to make periodic payments, without any right of setoff, at the times and on the dates specified in the finance lease. Other than a warranty of quiet enjoyment, Cat Financial makes no express or implied warranties with respect to the financed equipment.

         Obligors under any finance lease are required to obtain and maintain physical damage insurance and comprehensive public liability insurance covering the financed equipment in the name of Cat Financial for not less than $500,000 combined coverage. This insurance must be in a form and with companies as Cat Financial shall approve and shall be primary, without right of contribution from any other insurance carried by Cat Financial. The CBC is responsible for verifying insurance coverage on the equipment at the time the receivable is originated or acquired. Subsequent follow-up on insurance coverage during the term of financing is provided by an independent supplier of this service. Also, at the time the receivable is originated, physical damage insurance and term life insurance that can be financed under the receivable may be made available.

         Under an accommodation billing system, obligors may aggregate with their Lease Scheduled Payment the periodic payment for a maintenance contract, which maintenance would be performed by a Caterpillar dealer or other service provider and not by Cat Financial. Upon receipt of funds by Cat Financial, Cat Financial would generally forward the appropriate amount to the service provider. However, Cat Financial will not forward this amount until it has received the Lease Scheduled Payment in full. As described above, failure to perform by a Caterpillar dealer or the service provider is not a defense to payment by the obligor under the related finance lease.

         If Cat Financial receives a payment or payments in advance for a finance lease, those advance payments are held for application to the next succeeding payment or payments, and no adjustment in the Lease Scheduled Payments outstanding takes place until the due date for that payment. Although finance leases are not prepayable by their terms, Cat Financial will generally agree to terminate a finance lease upon payment by the related obligor of the aggregate Lease Scheduled Payments outstanding under that finance lease.

         The finance leases included as receivables of any trust will constitute only leases that constitute security interests. With respect to such leases, the Caterpillar dealer or Cat Financial, as applicable, in effect finances the "purchase" of the financed equipment by the related obligor and retains a security interest in the financed equipment. The related obligor retains the financed equipment for substantially all its economic life and Cat Financial retains no significant residual interest. These leases are considered conditional sales-type leases for federal tax purposes, and, accordingly, Cat Financial does not take any federal tax benefits. End of lease options for these finance leases generally provide for purchase of the financed equipment at a prestated price intended to be significantly below market value.

         Obligors under any finance lease may alter or modify the financed equipment relating to Cat Financial's finance lease only if that alteration or modification does not impair its originally intended function or use or reduce its value. In addition, the related obligor shall not make any "non-reversible" addition -- as defined for federal income tax purposes -- to an item of financed equipment without the prior written consent of Cat Financial. Upon the prior written consent of Cat Financial, the related obligor may sublease or relocate the financed equipment. The right to receive that notice and to grant or deny that consent will be exercised by the servicer pursuant to the authority delegated to it in the related sale and servicing agreement. Finance leases generally do not permit the related obligor to assign its rights in the finance lease without the prior written consent of Cat Financial.

         Cross-Collateralization. In the course of its business of financing machinery, receivables are occasionally "cross-collateralized." In that case, Cat Financial takes first, second or more junior liens on units in addition to the principal financed equipment, and obligors of receivables grant first, second or more junior liens to Cat Financial on previously financed equipment to finance purchases of additional machinery. See "Certain Legal Aspects of the Receivables -- Cross-Collateralization" in the related prospectus supplement. Cat Financial takes the value of these liens into account when calculating the amount it will finance under a receivable.

         Extension/Revision Procedures. Receivables may be extended or modified when payment delinquencies result from temporary interruptions in an obligor's cash flow. An extension provides for one or more payments to be moved to a future date either within the original maturity or lease term of the receivable or beyond the original maturity or lease term. A modification is a restructuring of the entire receivable normally with lower payments and a longer term. A modification of an installment sales contract can also involve institution of a "skip payments" schedule if Cat Financial determines that "skip payments" are appropriate given the obligor's yearly cash flow pattern. Cat Financial charges the obligor a nominal extension fee, which is payable at the time a receivable is extended. If the term of a receivable is extended, the obligor is required to pay to Cat Financial an extension charge equal to interest accrued on the unpaid balance of the receivable during the period that payments are not required to be made as a result of the extension. The length of an extension or modification generally does not exceed six months. In determining whether a receivable should be extended or modified, Cat Financial will consider:

         -        the obligor's equity in the financed equipment;

         -        the obligor's financial status and prospects; and

         -        the reason for the obligor's deferral.

Cat Financial, as servicer, to the extent specified in the related prospectus supplement, is not permitted to make certain revisions to a receivable assigned to a trust, and if Cat Financial, as servicer, extends, modifies or revises a receivable it may be required to repurchase the related receivable from the related trust. In addition, Cat Financial in the ordinary course of business may refinance a receivable for an obligor. The proceeds of that refinancing would be used to prepay that existing receivable in full. Any new receivable resulting from a refinancing would not be the property of a trust. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures" in this prospectus.

         While the terms and conditions of the finance leases do not permit cancellation by the related obligor, finance leases may be modified or terminated before the end of the lease term. Modifications generally involve repricing a finance lease or modification of the lease term. Modifications to a finance lease term and early lease terminations often are permitted by Cat Financial because they are generally associated with additional financing opportunities from the same obligor. Cat Financial expects, as servicer, to continue to allow these modifications and terminations with respect to the finance leases included in the related trust pursuant to the authority delegated to it in the related sale and servicing agreement, subject to certain conditions and covenants of the servicer described under "Description of the Transfer and Servicing Agreements -- Servicing Procedures" in this prospectus.

         Billing and Collection Procedures. Payments received more than 10 days after their due date may be assessed a late fee where permitted by law. A monthly payment is deemed to be "31 to 60" days past due if it is not collected by the last day of the succeeding month. For example, a payment due any time in January is not considered "31 to 60" days past due unless it remains uncollected as of February 28. 60, 90 and 120 day accounts are similarly defined. Receivables over 14 days delinquent are considered "delinquent," and collection activity commences at that time.

         Repossession/Writeoff Procedures. The CBC makes the determination as to whether to repossess the financed equipment related to a delinquent receivable. After this determination is made, the obligor and any guarantor are sent "DEFAULT LETTERS."

         Within 20 days of repossession, the CBC reviews an appraisal and inspection report of the related financed equipment. It is at that time that the related receivable is written down to its appraised value, and if necessary, a write-off or loss is taken. Financed equipment put up for sale is advertised or sold through a variety of means.

         Delinquencies, Repossessions and Net Losses. Certain information concerning the experience of Cat Financial pertaining to delinquencies, repossessions and net losses with respect to its entire United States portfolio of installment sales contracts and/or its entire United States portfolio of finance leases, as applicable, serviced by Cat Financial, including receivables previously sold which Cat Financial continues to service (respectively, the "U.S. ISC PORTFOLIO" and the "U.S. LEASE PORTFOLIO," and collectively, the "U.S. Portfolio") will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any receivables will be comparable to prior experience or to that information.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

         The weighted average life of the notes of any series will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes:

         -        prepayments in full,

         - partial prepayments (including those related to rebates of insurance premiums),

         -        liquidations due to default,

         - receipts of proceeds from physical damage and term life insurance policies, and

         - the repurchase of receivables by the seller or the servicer pursuant to the seller's option to purchase the receivables or for other administrative reasons set forth in this prospectus or the accompanying prospectus supplement.

         Installment sales contracts are prepayable at any time without penalty by their terms. Although the finance leases are generally not optionally prepayable by their terms, obligors generally are permitted to prepay a finance lease upon payment of the aggregate remaining Lease Scheduled Payments due, which amount would include an implicit interest amount. Each prepayment will shorten the weighted average remaining term of the receivables of any trust and the weighted average life of the related notes. If the related prospectus supplement provides for the distribution to noteholders of amounts on account of principal in excess of the Principal Distribution Amount on any distribution date, this effect would be greater upon the prepayment of a finance lease, since the amount prepaid would be greater than the related Contract Balance. The related prospectus supplement will set forth the allocation of prepayments among the various classes of notes of the related series. See "Description of the Transfer and Servicing Agreements -- Distributions" in the related prospectus supplement.

         The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. However, Cat Financial does not maintain historical prepayment data with respect to its portfolio of retail installment sales contracts and finance leases. In addition, under some circumstances:

         - the seller will be obligated to repurchase receivables from a trust as a result of breaches of representations and warranties regarding the receivables and

         - the servicer will be obligated to purchase receivables from a trust pursuant to the related sale and servicing agreement as a result of breaches of certain covenants.

See "Description of the Transfer and Servicing Agreements -- Termination" in this prospectus regarding the servicer's option to purchase the receivables from a trust.

         Consistent with its normal servicing procedures, the servicer may, in its discretion and on a case-by-case basis, arrange with the obligor respecting a receivable to extend or modify the related payment schedule to the extent specified in the related prospectus supplement. Although each sale and servicing agreement will restrict the ability of the servicer to otherwise modify a receivable as described in this prospectus and in the related prospectus supplement, the servicer will be permitted to refinance an existing receivable for an obligor, so long as the proceeds of the refinanced receivable would be used to prepay the existing receivable in full and the refinanced receivable is evidenced by a new finance lease or installment sales contract. A new receivable resulting from a refinancing would not be property of the related trust. Those extensions or modifications may increase the weighted average remaining term of the receivables and the weighted average life of the related notes. See "The Receivables Pools -- The Retail Equipment Financing Business -- Extension/Revision Procedures" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and " -- Servicing Procedures" in this prospectus.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes of a given series on each distribution date, since that amount will depend, in part, on the amount of principal collected on the related receivables during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders of a given series, as set forth in the related prospectus supplement. Those reinvestment risks may include the risk that interest rates are lower at the time holders receive payments from the related trust than interest rates would otherwise have been had those prepayments not been made or had the prepayments been made at a different time.

         If provided for in the accompanying prospectus supplement, the weighted average life of the notes will also be influenced by the ability of the trust to reinvest collections on the receivables during the Revolving Period. The ability of the trust to reinvest those proceeds will be influenced by the availability of suitable receivables for the trust to purchase and the rate at which the principal balances of the receivables are paid.

         The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular receivables and any class of notes of the related series.

                                 USE OF PROCEEDS

         To the extent provided in the related prospectus supplement, the net proceeds from the sale of the notes of a given series will be applied by the related trust:

         -        to the purchase of the receivables from the seller;

         -        to make the initial deposit into the reserve account, if any;
                  and

         - to make the deposit of the Pre-Funded Amount into the pre-funding account, if any.

The amount that may be initially deposited into a pre-funding account, and the length of a Funding Period, are limited as described in this prospectus and the related prospectus supplement. To the extent specified in the related prospectus supplement, the seller will use that portion of those net proceeds paid to it with respect to any series with a pre-funding account to purchase Subsequent Receivables from Cat Financial.

                  THE SELLER, CATERPILLAR INC. AND THE SERVICER

CATERPILLAR FINANCIAL FUNDING CORPORATION

         The seller is a wholly-owned subsidiary of Cat Financial. The seller was incorporated in the State of Nevada on July 20, 1995. The seller is organized for the limited purpose of purchasing wholesale and retail receivables from Cat Financial, transferring those receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of the foregoing purposes. The principal executive offices of the seller are located at 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119 and its telephone number is (702) 735-2514.

         The seller has taken and will take steps in structuring the transactions contemplated by this prospectus that are intended to ensure that a voluntary or involuntary petition for relief by or against Cat Financial under the United States Bankruptcy Code or similar applicable state laws ("INSOLVENCY LAWS") will not result in the substantive consolidation of the assets and liabilities of the seller with those of Cat Financial. These steps include the creation of the seller as a separate, limited-purpose entity pursuant to Articles of Incorporation containing:

         - certain limitations -- including restrictions on the nature of the seller's business and a restriction on the seller's ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all of its directors; and

         - a requirement that at least one of the seller's directors be independent of Cat Financial and its affiliates.

However, there can be no assurance that the activities of the seller would not result in a court's concluding that the assets and liabilities of the seller should be substantively consolidated with those of Cat Financial in a proceeding under any insolvency law.

         In addition, the owner trustee, the indenture trustee, all noteholders and all certificateholders of each series will covenant that they will not at any time institute against the seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Cat Financial will warrant to the seller in each purchase agreement that the sale of the related receivables by it to the seller is an absolute sale of those receivables to the seller. In addition, Cat Financial and the seller will treat the transactions described in this prospectus and in the related prospectus supplement as a sale of the related receivables to the seller, and the seller will take all actions that are required to perfect and maintain perfection of the seller's ownership interest in the receivables by the seller's taking possession of the related receivables files through a custodian, unless the related prospectus supplement provides that those interests will be perfected solely by filing UCC financing statements. Notwithstanding the foregoing, if Cat Financial were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of Cat Financial or Cat Financial itself were to take the position that the sale of receivables to the seller should be recharacterized as the grant of a security interest in the receivables to secure a borrowing of Cat Financial, then delays in payments of collections of receivables to the seller could occur. Should the court rule in favor of that trustee, debtor or creditor, reductions in the amount of those payments or a reduction in the amount of receivables securing that borrowing, could result. If the transactions contemplated in this prospectus and in the related prospectus supplement are treated as a sale, the related receivables would not be part of Cat Financial's bankruptcy estate and would not be available to Cat Financial's creditors, as long as the seller is not substantively consolidated with Cat Financial in a Cat Financial bankruptcy case.

CATERPILLAR INC.

         Caterpillar Inc., together with its consolidated subsidiary companies, operates in three principal lines of business:

         1. Machinery -- design, manufacture, and marketing of earthmoving, construction, and materials handling machinery and related parts;

         2. Engines -- design, manufacture, and marketing of engines and related parts; and

         3. Financial Products -- provide financing to customers and dealers for the purchase and lease of Caterpillar and other equipment, as well as some financing for Caterpillar sales to dealers; provide various forms of insurance to customers and dealers.

         The principal executive office of Caterpillar Inc. is located at 100 NE Adams Street, Peoria, Illinois 61629. As used in this prospectus and the accompanying prospectus supplement, the term "CATERPILLAR INC." means Caterpillar Inc. and its consolidated subsidiary companies, unless the context otherwise requires.

         Caterpillar Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission. For further information regarding Caterpillar Inc., reference is made to those reports and other information which are available as described under "Available Information" in this prospectus. Certain current information regarding Caterpillar Inc. will be set forth in the related prospectus supplement.

CATERPILLAR FINANCIAL SERVICES CORPORATION

         Cat Financial is a wholly-owned finance subsidiary of Caterpillar Inc. Cat Financial and its subsidiaries are principally engaged in the business of providing retail financing alternatives for Caterpillar machinery and engines as well as other equipment and marine vessels to customers and dealers around the world and providing wholesale financing to Caterpillar dealers.

         Cat Financial's business is largely dependent upon the ability of Caterpillar dealers to generate sales and leasing activity, the willingness of the customers and the dealers to enter into financing transactions with Cat Financial, and the availability of funds to Cat Financial to finance those transactions.

         Cat Financial currently offers the following types of retail financing plans:

         - Tax leases that are classified as either operating or finance leases for financial accounting purposes, depending on the characteristics of the lease. For tax purposes, Cat Financial is considered the owner of the equipment.

         - Finance (non-tax) leases where the lessee is considered the owner of the equipment during the term of the contract and that either require or allow the customer to purchase the equipment for a fixed price at the end of the term.

         - Installment sales contracts, which are equipment loans that enable customers to purchase equipment with a down payment or trade-in and structure payments over time.

         - Governmental lease-purchase plans in the U.S. that offer low interest rates and flexible terms to qualified non-federal government agencies.

Cat Financial also currently offers wholesale financing to Caterpillar dealers for their inventory, rental fleets and rental facilities and purchases short-term dealer receivables from Caterpillar Inc. at a discount.

         Cat Financial is a Delaware corporation which was incorporated in 1981 and is the successor to a company formed in 1954. Unless the context otherwise requires, the term "Cat Financial" includes its predecessor and subsidiary companies, other than the seller. The principal executive office of Cat Financial is located at 2120 West End Avenue, Nashville, Tennessee 37203-0001, and its telephone number is (615) 341-1000. Cat Financial has 41 offices, of which, 7 are located in the United States, 17 are in Europe and 17 are in other countries.

         Certain current information regarding Cat Financial will be set forth in the related prospectus supplement.

                            DESCRIPTION OF THE NOTES

GENERAL

         With respect to each trust, one or more classes of notes of a given series will be issued pursuant to the terms of an indenture (the "INDENTURE") between the related trust and the indenture trustee specified in the related prospectus supplement (the "INDENTURE TRUSTEE"). The indenture will be substantially in the form filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary, as well as other pertinent information included elsewhere in this prospectus and in the related prospectus supplement, describes the material terms generally applicable to the notes, but does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the notes and the indenture.

         If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more notes registered in the name of the nominee of DTC (together with any successor selected by the related trust, the "DEPOSITORY") except as set forth below. The notes will be available for purchase in denominations specified in the related prospectus supplement and, if so specified in the related prospectus supplement, will be available in book-entry form only. See "Issuance of the Notes -- Definitive Notes" and " -- Book-Entry Registration" in this prospectus.

PRINCIPAL AND INTEREST ON THE NOTES

         The timing and priority of payments, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be as described in the related prospectus supplement. The rights of noteholders to receive payments of principal and interest may be senior or subordinate to the rights of noteholders of another class or series, as described in the related prospectus supplement. If so provided in the related prospectus supplement, payments of interest on the notes of a series will be made prior to payments of principal on those notes. To the extent provided in the related prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

         - principal payments with disproportionate, nominal or no interest payments; or

         - interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate -- which may be zero for certain classes of Strip Notes -- or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining that interest rate. See also "Certain Information Regarding the Notes -- Fixed Rate Notes" and " -- Floating Rate Notes."

         One or more classes of notes of a series may be prepayable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of the Funding Period, if any, or as a result of the servicer's exercising its option to purchase the receivables of the related trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination" in this prospectus.

         To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Holders of those notes would be entitled to receive as payments of principal on any given distribution date the applicable amounts set forth on the schedule for those notes, in the manner and to the extent set forth in the related prospectus supplement.

         Under some circumstances, the amount available for payments to noteholders in respect of interest could be less than the amount of interest payable on the notes on any of the dates specified for payments thereon in the related prospectus supplement (each, a "DISTRIBUTION DATE"). In that case, if so provided in the related prospectus supplement, each class of noteholders will receive its ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes of that series. See "Description of the Transfer and Servicing Agreements -- Distributions" in the related prospectus supplement.

         In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, for those classes will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

         If the servicer exercises its option to purchase the receivables of a trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination" in this prospectus, the related outstanding notes will be prepaid as set forth in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account, the related outstanding notes may be subject to partial prepayment on or immediately following the end of the related Funding Period in an amount and manner specified in the related prospectus supplement. In the event of a partial prepayment, the noteholders of the related series may be entitled to receive a prepayment premium from the related trust, in the amount and to the extent provided in the related prospectus supplement. See "Weighted Average Life of the Notes" in this prospectus.

THE INDENTURE

         Modification of Indenture. With respect to each trust, with the consent of the holders of a majority of the outstanding principal amount of the notes of the related series, the related indenture trustee and the related trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or, except as provided below, to modify in any manner the rights of the noteholders.

         Notwithstanding the foregoing, without the consent of the holder of each outstanding note of the related series affected thereby, no supplemental indenture shall:

         - change the due date of any installment of principal of or interest on any note of that series or reduce the principal amount of that note, the interest rate specified on that note or the prepayment price with respect to that note or change any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

         - impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

         - reduce the percentage of the aggregate amount of the outstanding notes of that series the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults thereunder and their consequences as provided for in that indenture;

         - modify or alter the provisions of the related indenture regarding the voting of notes held by the related trust, the seller, an affiliate of either of them or any obligor on those notes;

         - reduce the percentage of the aggregate outstanding amount of the notes of that series the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the related receivables if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of that series;

         - decrease the percentage of the aggregate principal amount of those notes required to amend the sections of the related indenture which specify the applicable percentage of the aggregate principal amount of the notes of that series necessary to amend the related indenture or certain of the transfer and servicing agreements; or

         - permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for those notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the related indenture on that collateral or deprive the holders of those notes of the security afforded by the lien of that indenture.

         The related trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of noteholders of the related series, for the purpose of, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders, including curing any ambiguity or correcting or supplementing any inconsistent provision therein. It will be a condition to execution of delivery of any such supplemental indenture that the indenture trustee receive an opinion of counsel satisfactory that the supplemental indenture will not materially and adversely affect the interest of those noteholders.

         In addition, the related trust and the related indenture trustee may enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, to substitute credit enhancement for any class of notes, provided the rating agencies confirm in writing that such substitution will not result in the reduction or withdrawal of the rating for that class of notes or any other class of notes of the related series.

         Events of Default; Rights upon Event of Default. With respect to the notes of a given class and series, an "EVENT OF DEFAULT" with respect to those notes will be defined in the related indenture as being:

         - a default for five days or more in the payment of any interest on those notes;

         - a default in the payment of the principal of or any installment of the principal of those notes when the same becomes due and payable;

         - a default in the observance or performance of any covenant or agreement of the related trust made in the related indenture and the continuation of that default for a period of 30 days after notice thereof is given to that trust by the related indenture trustee or to that trust and that indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding;

         - any representation or warranty made by that trust in the related indenture or in any certificate delivered pursuant to the indenture or in connection therewith having been incorrect in a material respect as of the time made, and that breach not having been cured within 30 days after notice of that breach is given to that trust by that indenture trustee or to that trust and that indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

         - certain events of bankruptcy, insolvency, receivership or liquidation of the related trust.

However, the amount of principal required to be distributed to the noteholders of a series under the related indenture will be generally limited to amounts available therefor in the related note distribution account absent acceleration of the notes, and will be distributed to the noteholders of each class in the manner set forth in the related prospectus supplement. Therefore, the failure to pay principal on notes may not result in the occurrence of an event of default until the applicable final scheduled distribution date.

         If an event of default should occur and be continuing with respect to the notes of any series or any class thereof, the related indenture trustee or holders of a majority in principal amount of the notes of that series then outstanding may declare the principal of the notes to be immediately due and payable. That declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

         Subject to the conditions specified below, if the notes of any series have been declared to be due and payable following an event of default with respect thereto, the related indenture trustee may, in its discretion, to the extent permitted by applicable law, either sell the related receivables or elect to have the related trust maintain possession of those receivables and continue to apply distributions on those receivables as if there had been no declaration of acceleration. The related indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on the notes, unless:

         - all the holders of the outstanding notes of that series consent to the sale;

         - the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes of that series at the date of that sale; or

         - the indenture trustee determines that the proceeds of the related receivables may not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and that indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

         Subject to the provisions of the related indenture relating to the duties of the related indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, that indenture trustee shall be under no obligation to exercise any of the rights or powers under that indenture if requested or directed by any of the holders of those notes if that indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to these provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority, or 66 2/3% if an event of default has occurred and is continuing, in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related indenture trustee. In addition, the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default under the indenture, except a default in the payment of principal or interest or a default in respect of a covenant or provision of that indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

         No noteholder of any series will have the right to institute any proceeding with respect to the related indenture, unless:

         - that noteholder previously has given to the related indenture trustee written notice of a continuing event of default;

         - the holders of not less than 25% in principal amount of the outstanding notes of that series have made written request to the related indenture trustee to institute that proceeding in its own name as indenture trustee;

         - such noteholder or noteholders have offered the related indenture trustee reasonable indemnity;

         - the related indenture trustee has for 60 days failed to institute that proceeding; and

         - no direction inconsistent with that written request has been given to the related indenture trustee during that 60-day period by the holders of a majority in principal amount of the outstanding notes of the applicable series.

         Notwithstanding anything in this prospectus to the contrary, if junior notes of a series are issued, the rights of the junior noteholders of any class of that series to consent to or direct any action may be limited as set forth in the related indenture and as described in the related prospectus supplement.

         In addition, with respect to any trust, the related indenture trustee and the related noteholders will covenant that they will not at any time institute against that trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any trust, neither the related indenture trustee nor the related owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of that trust contained in the related indenture.

         Certain Covenants by the Trusts. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

         - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

         - the entity surviving the consolidation or merger expressly assumes that trust's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of that trust under the related indenture;

         - no event of default shall have occurred and be continuing immediately after that merger or consolidation;

         - the trust has been advised that the ratings of the notes of that series would not be reduced or withdrawn by the applicable rating agencies as a result of that merger or consolidation;

         - the trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder;

         - any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

         - the trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

         Each trust will not, among other things:

         - except as expressly permitted by the related indenture, the related transfer and servicing agreements or certain related documents (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of its assets;

         - claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon that trust, other than amounts withheld under the Code or applicable state law;

         - except as contemplated by the related documents, dissolve or liquidate in whole or in part; or

                  1. permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby; or

                  2. permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden its assets or any part thereof, except as may be created by the terms of the related indenture.

         No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust -- The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture or otherwise in accordance with the related documents.

         If so specified in the related prospectus supplement, the related trust will not make any payments, distributions or dividends to certificateholders in respect of their certificates for any collection period unless the conditions set forth in that prospectus supplement have been satisfied.

         Each trust will or will cause the servicer to deliver to the related indenture trustee on each determination date the servicer's certificate as required by the related sale and servicing agreement.

         List of Noteholders. Three or more holders of the notes of any series that have each owned a note for at least six months may, by written request to the related indenture trustee, obtain access to the list of all noteholders of that series maintained by that indenture trustee for the purpose of communicating with other noteholders of that series with respect to their rights under that indenture or those notes. That indenture trustee may elect not to afford the requesting noteholders access to the list of those noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

         Annual Compliance Statement. The administrator on behalf of each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

         Indenture Trustee's Annual Report. If required by law, the indenture trustee for each trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as the indenture trustee under the related indenture, any amounts advanced by it under that indenture, the amount, interest rate and maturity date of certain indebtedness owing by that trust to that indenture trustee in its individual capacity, the property and funds physically held by that indenture trustee as such and any action taken by it that materially affects the notes issued by that trust that has not been previously reported.

         Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the trust property securing the related notes upon the delivery to the related indenture trustee for cancellation of all those notes or, with certain limitations, upon deposit with that indenture trustee of funds sufficient for the payment in full of all of those notes.

         The Indenture Trustee. The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related trust will be obligated to appoint a successor indenture trustee for that series. A trust may also remove the related indenture trustee if that indenture trustee ceases to be eligible to continue as such under the related indenture or if that indenture trustee becomes insolvent. In those circumstances, the trust will be obligated to appoint a successor indenture trustee for the related series of notes. If the related prospectus supplement provides that a given class of notes is junior in priority to one or more other classes of notes, pursuant to the Trust Indenture Act of 1939, as amended, the related indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for one or more of those classes if an event of default occurs under the indenture. The related indenture will provide for a successor trustee to be appointed for one or more of those classes of notes in these instances. In addition, the related indenture will set forth the rights of senior noteholders and junior noteholders, which may be different, to consent to or direct actions by the related indenture trustee in these instances. Any resignation or removal of an indenture trustee and appointment of a successor indenture trustee for any series of notes does not become effective until acceptance of the appointment by the successor indenture trustee for that series.

                     CERTAIN INFORMATION REGARDING THE NOTES

FIXED RATE NOTES

         Each class of notes, other than certain classes of Strip Notes, may bear interest at a fixed rate per annum ("FIXED RATE NOTES") or at a variable or adjustable rate per annum ("FLOATING RATE NOTES"), as more fully described below and in the related prospectus supplement. Each class of Fixed Rate Notes will bear interest at the applicable per annum interest rate specified in the related prospectus supplement. Interest on each class of Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months or such other basis as may be set forth in the related prospectus supplement. See "Description of the Notes -- Principal and Interest on the Notes" in this prospectus.

FLOATING RATE NOTES

         Each class of Floating Rate Notes will bear interest for each applicable period at a rate per annum determined by reference to an interest rate basis (the "BASE RATE"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement. The "SPREAD" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the related prospectus supplement as being applicable to that class, and the "SPREAD MULTIPLIER" is the percentage that may be specified in the related prospectus supplement as being applicable to that class.

         The related prospectus supplement will designate a Base Rate for a given Floating Rate Note based on LIBOR (as defined in that prospectus supplement), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in that prospectus supplement.

         As specified in the related prospectus supplement, Floating Rate Notes of a given class may also have either or both of the following, in each case expressed as a rate per annum:

         - a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

         - a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate that may be applicable to any class of Floating Rate Notes, the interest rate applicable to any class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law.

         Calculation Agent. Each trust with respect to which a class of Floating Rate Notes will be issued will appoint, and enter into agreements with, a calculation agent (each, a "CALCULATION AGENT") to calculate interest rates on that class of Floating Rate Notes. The prospectus supplement relating to any series of notes with a class of Floating Rate Notes will set forth the identity of the Calculation Agent for that class of Floating Rate Notes, which may be either the owner trustee or indenture trustee with respect to that series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Notes of a given class. To the extent specified in the related prospectus supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/1,000,000 of 1% (.00000001), with five one-millionths of a percentage point rounded upward.

INDEXED NOTES

         To the extent so specified in the related prospectus supplement, any class of notes of a given series may consist of notes ("INDEXED NOTES") in which the principal amount payable at the final scheduled distribution date for that class (the "INDEXED PRINCIPAL AMOUNT") is determined by reference to a measure (the "INDEX") which will be related to:

         - the difference in the rate of exchange between United States dollars and a currency or composite currency (the "INDEXED CURRENCY") specified in the related prospectus supplement (those Indexed Notes, the "CURRENCY INDEXED NOTES");

         - the difference in the price of a specified commodity (the "INDEXED COMMODITY") on specified dates (those Indexed Notes, "COMMODITY INDEXED NOTES");

         - the difference in the level of a specified stock index (the "STOCK INDEX"), which may be based on U.S. or foreign stocks on specified dates (those Indexed Notes, "STOCK INDEXED NOTES"); or

         - other objective price or economic measures as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Note and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in that determination will be set forth in the related prospectus supplement, together with information concerning tax consequences to the holders of those Indexed Notes.

         If the determination of the Indexed Principal Amount of an Indexed Note is based on an Index calculated or announced by a third party and that third party either suspends the calculation or announcement of that Index or changes the basis upon which that Index is calculated (other than changes consistent with policies in effect at the time that Indexed Note was issued and permitted changes described in the related prospectus supplement), then that Index shall be calculated for purposes of that Indexed Note by an independent calculation agent named in the related prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of that Indexed Note shall be calculated in the manner set forth in the related prospectus supplement. Any determination of an independent calculation agent shall, in the absence of manifest error, be binding on all parties.

         If so specified in the related prospectus supplement, interest on an Indexed Note will be payable based on the amount designated in the related prospectus supplement as the "FACE AMOUNT" of that Indexed Note. The related prospectus supplement will describe whether the principal amount of the related Indexed Note, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled distribution date will be the Face Amount of that Indexed Note, the Indexed Principal Amount of that Indexed Note at the time of redemption or repayment or another amount described in that prospectus supplement.

                              ISSUANCE OF THE NOTES

DEFINITIVE NOTES

         The prospectus supplement related to a given series will specify whether the notes of that series will be issued in fully registered, certificated form ("DEFINITIVE NOTES") to the noteholders or their respective nominees.

         Distributions of principal of and interest on Definitive Notes will be made by the indenture trustee in accordance with the procedures set forth in the related indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable "RECORD DATE" (as defined in the related prospectus supplement) specified for those notes in the related prospectus supplement. Those distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of that Definitive Note at the office or agency specified in the notice of final distribution to the applicable noteholders.

         Definitive Notes will be transferable and exchangeable at the offices of the indenture trustee or of a note registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

BOOK-ENTRY REGISTRATION

         The prospectus supplement related to a given series will specify whether the holders of the notes of that series may hold their respective notes through DTC, in the United States, or Clearstream Banking, societe anonyme ("CLEARSTREAM") or Euroclear, in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems ("BOOK-ENTRY NOTES").

         The seller has been informed by DTC that DTC's nominee will be Cede & Co. or another nominee specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the notes of any series held through DTC. Cede, as nominee for DTC, or such other nominee specified in the related prospectus supplement, will hold the Global Notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES"), which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received by Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         The noteholders that are not participants or indirect participants but who desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, noteholders will receive all distributions of principal and interest from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to Cede, as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or noteholders. To the extent the related prospectus supplement provides that Book-Entry Notes will be issued, the only "noteholder" will be Cede & Co., as nominee of DTC. Noteholders will not be recognized by the indenture trustee as "noteholders," as that term is used in the related indenture, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of principal of, and interest on, the notes. Participants and indirect participants with which the noteholders have accounts with respect to their respective notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective noteholders. Accordingly, although the noteholders will not possess their respective notes, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a noteholder to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those notes, may be limited due to the lack of a physical certificate for those notes.

         DTC will advise each trust that it will take any action permitted to be taken by a note under the related indenture only at the direction of one or more participants to whose accounts with DTC those notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters with respect to any series of notes. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

         The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 settlement currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. Euroclear Bank S.A./N.V. ("EUROCLEAR") is the operator of and banker to the Euroclear System.

         All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear system and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any series of notes. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a Book-Entry Note. All references in this prospectus and in the related prospectus supplement to actions by Noteholders shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Notes for distribution to holders of Book-Entry Notes in accordance with DTC's procedures with respect thereto.

         If:

         -        both:

                  1. the trust advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to any notes held in book-entry form; and

                  2.       the trust is unable to locate a qualified successor;
                           or

         - the trust, at its option, elects to terminate the book-entry system through DTC; or

         - after the occurrence of an event of default or a Servicer Default, noteholders representing at least a majority of the outstanding principal amount of the notes of the applicable series advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of those noteholders;

then any notes held in book-entry form will be issued as Definitive Notes to the applicable noteholders or their respective nominees.

         Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all applicable noteholders through participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding notes and receipt of instructions for re-registration, the indenture trustee will reissue those notes to the applicable noteholders as Definitive Notes.

         Except as required by law, no trust or indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary, as well as other pertinent information included elsewhere in this prospectus and the related prospectus supplement, describes the material terms with respect to each series of notes relating to:

         - the sale and servicing agreement pursuant to which a trust will purchase receivables from the seller and the servicer will undertake to service those receivables (the "SALE AND SERVICING AGREEMENT");

         - the purchase agreement pursuant to which the seller will purchase those receivables from Cat Financial the "PURCHASE AGREEMENT");

         - the administration agreement pursuant to which Cat Financial will undertake certain administrative duties with respect to that trust;

         - the trust agreement pursuant to which that trust will be created and the related certificates will be issued (the "TRUST AGREEMENT"); and

         - unless the interests of the seller, the related trust and the related indenture trustee in the receivables will be perfected solely by filing UCC financing statements, the custodial agreement (the "CUSTODIAL AGREEMENT") pursuant to which the related custodian will maintain custody of the related receivables files on behalf of that trust and the related indenture trustee (collectively, the "TRANSFER AND SERVICING AGREEMENTS").

Forms of the transfer and servicing agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the applicable provisions of the related transfer and servicing agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

         Initial Receivables. On the initial closing date specified in the related prospectus supplement with respect to a trust (the "CLOSING DATE"), Cat Financial will sell and assign to the seller, without recourse, its entire interest in the related receivables (the "INITIAL RECEIVABLES"), including its security interests in the related financed equipment and in certain other cross-collateralized equipment, pursuant to a purchase agreement. On the closing date, the seller will sell and assign to the related trust, without recourse, its entire interest in those receivables, including its security interests in the related financed equipment and in that cross-collateralized equipment, pursuant to the related sale and servicing agreement. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement.

         The related owner trustee, on behalf of that trust, will, concurrently with the sale and assignment on the related closing date, execute, authenticate and deliver the related certificates and execute the related notes, and the indenture trustee will authenticate and deliver the related notes. The net proceeds received from the sale of those notes and the certificates will be applied to the purchase of the related Initial Receivables and, if so specified in the related prospectus supplement, to make initial deposits to any reserve account or other specified account and to the deposit of the Pre-Funded Amount into the pre-funding account.

         Subsequent Receivables. If applicable, the related prospectus supplement for a given trust will specify the terms, conditions and manner under which subsequent receivables ("SUBSEQUENT RECEIVABLES") will be sold by the seller to the related trust from time to time during the Funding Period (as that term is defined in the related prospectus supplement, the "FUNDING PERIOD") on each date specified as a transfer date in the related prospectus supplement (each, a "SUBSEQUENT CLOSING DATE"). Subsequent receivables will be subject to the same underwriting criteria as the Initial Receivables. If the related prospectus supplement so provides for the purchase by the trust of subsequent receivables, funds on deposit in a trust account to be established and maintained in the name of the indenture trustee on behalf of the securityholders to purchase subsequent receivables (the "PRE-FUNDING ACCOUNT") will not exceed 25% of the related trust property, and the related Funding Period shall not exceed three months from the related closing date.

         The prospectus supplement with respect to any applicable series will specify the amount of the deposit into the pre-funding account on the closing date (the "ORIGINAL PRE-FUNDED AMOUNT") and the term or duration of the Funding Period. Funds on deposit in the pre-funding account with respect to any applicable series will be invested in eligible investments prior to being used to purchase subsequent receivables. Any amounts remaining on deposit in a pre-funding account at the end of a Funding Period will be distributed to the holders of the applicable series of notes in the manner specified in the related prospectus supplement.

         Revolving Period. If applicable, the accompanying prospectus supplement will provide the terms, conditions and manner under which additional receivables will be sold to the trust during the time specified in the accompanying prospectus supplement during which the trust will reinvest collections in additional receivables rather than distributing collections to noteholders (the "REVOLVING PERIOD"). The Revolving Period may not be longer than one year from the date of an issuance of a series of notes.

         Representations and Warranties Regarding Receivables. In each purchase agreement, Cat Financial will represent and warrant to the seller, among other things, that:

         - the information provided with respect to the related receivables is correct in all material respects;

         - the obligor on each receivable is required to maintain physical damage insurance and/or liability insurance, as applicable, covering the financed equipment in accordance with Cat Financial's normal requirements;

         - as of the related closing date or related subsequent closing date, if any, the related receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims have been asserted or threatened;

         - as of the related closing date or related subsequent closing date, if any, each of those receivables is secured by a first priority perfected security interest in the financed equipment in favor of Cat Financial;

         - each receivable, at the time it was originated, complied and, as of the related closing date or related subsequent closing date, if any, complies in all material respects with applicable federal and state laws including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

         -        each finance lease, if any:

                  1.       constitutes a security interest under the UCC;

                  2.       is not a "consumer lease" within the meaning of
                           Article 2A of the UCC in any jurisdiction where
                           Article 2A of the UCC has been adopted and governs the construction thereof; and

                  3. constitutes "tangible chattel paper", as defined under the UCC.

If the related prospectus supplement specifies that the interests of the seller, the related trust and the related indenture trustee will be perfected by possession of the related receivables files by a custodian, Cat Financial will also represent that there is only one original of each related installment sales contract and/or finance lease.

         Repurchase Obligation. To the extent specified in the related prospectus supplement, if the seller breaches any of its representations and warranties made in the related sale and servicing agreement, and that breach has not been cured by the last day of the second (or, if the seller elects, the first) month following the discovery by or notice to the seller of that breach, the seller will repurchase any receivable materially and adversely affected by that breach from the related trust, and if that breach arises from the breach of a representation and warranty by Cat Financial in the related purchase agreement, Cat Financial will repurchase that receivable from the seller, in each case at a price (the "PURCHASE AMOUNT") equal to the "PRINCIPAL BALANCE" (as that term is defined in the related prospectus supplement) plus interest thereon at the respective "CUT-OFF DATE APR" (as that term is defined in the related prospectus supplement). The obligation of the seller to repurchase any receivable with respect to which a representation or warranty of Cat Financial has been breached is subject to Cat Financial's repurchase of that receivable for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the certificateholders, the trust or the owner trustee for any such uncured breach.

         Custodial Arrangements. Unless the accompanying prospectus supplement specifies that the interests of the seller, the related trust and the related indenture trustee in the receivables will be perfected solely by filing UCC financing statements, the seller, the related trust and the related indenture trustee will appoint the custodian specified in the related prospectus supplement (the "CUSTODIAN") as custodian of the related receivables. The ownership and security interests of the seller, that trust and that indenture trustee, as applicable, will be perfected by the custodian's possession of the related physical installment sales contracts and finance leases on behalf of those parties. In addition, Cat Financial's accounting records and computer systems will reflect the sale and assignment of the receivables to the seller and the sale and assignment by the seller to each trust, but the installment sales contracts and/or finance leases will not be stamped to reflect the sale and assignment of the receivables to the seller, the trust or the indenture trustee.

         Filing of Financing Statements. If the accompanying prospectus supplement specifies that the interests of the seller, the related trust and the related indenture trustee will be perfected by filing UCC financing statements, UCC financing statements will be filed to perfect the interests of the seller, the related trust and the related indenture trustee. In addition, Cat Financial's accounting records and computer systems will reflect the sales and assignments described above, and the servicer will maintain possession of the related installment sales contracts and/or finance leases to facilitate servicing and to minimize administrative burden and expense. The installment sales contracts and/or finance leases will not be stamped to reflect the sale and assignment of the receivables to the seller, the trust or the indenture trustee.

ACCOUNTS

         With respect to each trust, the servicer will establish and maintain with the related indenture trustee one or more accounts, in the name of the indenture trustee, into which all payments made on or with respect to the related receivables will be deposited (collectively, the "COLLECTION ACCOUNT"). The servicer will also establish and maintain with the indenture trustee one or more accounts, in the name of the indenture trustee, in which amounts released from the collection account and the reserve account, if any, or any other credit enhancement for payment to noteholders will be deposited and from which all payments to noteholders will be made (each, a "NOTE DISTRIBUTION ACCOUNT"). The servicer will also establish and maintain with the related owner trustee an account, in the name of the owner trustee, in which amounts released from the related collection account and the reserve account, if any, or any other credit enhancement for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT"). If so specified in the related prospectus supplement, the seller may also establish and maintain a pre-funding account, in the name of the indenture trustee, which will be used to purchase subsequent receivables from the seller from time to time during the Funding Period. The amount that may be initially deposited into the pre-funding account, and the length of a Funding Period, shall be limited as described in this prospectus and the related prospectus supplement.

         Any other accounts to be established with respect to a trust will be described in the related prospectus supplement.

         With respect to any series of notes, funds in the collection account, the note distribution account, the certificate distribution account, any reserve account, any pre-funding account and in any accounts identified as such in the related prospectus supplement (collectively, the "TRUST ACCOUNTS") shall be invested as provided in the related sale and servicing agreement in eligible investments. "ELIGIBLE INVESTMENTS" are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of those notes (and shall be defined in the related sale and servicing agreement). Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature on or before the business day preceding the day of the next distribution. However, to the extent permitted by the rating agencies and provided in the related sale and servicing agreement, funds in any reserve account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time available for withdrawal may be less than the balance of the reserve account at that time. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in that reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders, as applicable, could result, which could, in turn, increase the average life of the related notes. If so specified in the related prospectus supplement, investment earnings on funds deposited in the trust accounts, net of losses and investment expenses (collectively,

"INVESTMENT EARNINGS"), shall be deposited in the related collection account on each distribution date and shall be treated as collections of interest on the related receivables.

         The trust accounts of all series will be maintained as eligible deposit accounts. "ELIGIBLE DEPOSIT ACCOUNT" means either:

         -        a segregated account with an eligible institution; or

         - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

         "ELIGIBLE INSTITUTION" means, with respect to any series:

         - the corporate trust department of the related indenture trustee, the related owner trustee or such other institution acceptable to the rating agencies as being consistent with the ratings of the notes; or

         - a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank which:

                  - has either a long-term or short-term unsecured debt rating acceptable to the rating agencies; and

                  - whose deposits are insured by the Federal Deposit Insurance Corporation;

                  or --

                  - the parent corporation of which has either a long-term or short-term unsecured debt rating acceptable to the rating agencies; and

                  - whose deposits are insured by the Federal Deposit Insurance Corporation.

SERVICING PROCEDURES

         The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by any trust and will use the same collection procedures as the servicer follows with respect to installment sales contracts and finance leases it services for itself and others. Consistent with its normal procedures, the servicer may arrange with the obligor on a receivable to extend or modify the related payment schedule; provided, however, that no such modification may:

         - reduce the underlying APR or Contract Balance of the related receivable;

         - reduce the aggregate amount of scheduled payments or the amount of any scheduled payment due under the related receivable;

         - release or modify Cat Financial's security interest in the financed equipment securing the related receivable; or

         - otherwise amend or modify the related receivable in a manner that would have a material adverse effect on the interests of the related securityholders.

         To the extent provided in the related prospectus supplement, some extensions may not be permitted or may result in the servicer's repurchasing the related receivable. Although each sale and servicing agreement will restrict the ability of the servicer to otherwise modify a receivable, the servicer will be permitted to refinance an existing receivable for an obligor, so long as the proceeds of that refinanced receivable would be used to prepay the existing receivable in full and that any refinanced receivable is evidenced by a new finance lease or installment sales contract. Any new receivable resulting from a refinancing would not be the property of the related trust. The servicer may sell the financed equipment securing the respective receivable at a public or private sale, or take any other action permitted by applicable law. See "The Receivables Pools -- The Retail Equipment Financing Business -- Extension/ Revision Procedures" and "Certain Legal Aspects of the Receivables" in this prospectus.

PAYMENTS ON RECEIVABLES

         With respect to each trust, the servicer will deposit all payments on the related receivables -- from whatever source, but subject to net deposits by the servicer as described under " -- Net Deposits" in this prospectus -- and all proceeds of those receivables collected during each collection period specified in the related prospectus supplement into the related collection account; provided, however, that when a receivable becomes a Liquidated Receivable (as defined in the related prospectus supplement), the receivable will be reassigned to the seller, and any proceeds after that date (deficiency proceeds) would not be proceeds of receivables in the related trust and the holders of notes will in no event be entitled to distributions of those deficiency proceeds.

         Unless the related prospectus supplement provides for more frequent deposits (as described below), the servicer will be permitted to deposit all collections of receivables into the related collection account on or before the business day preceding the related distribution date so long as:

         -        Cat Financial is the servicer;

         - each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied; and

         -        a Servicer Default (as described below) does not exist.

         If the related prospectus supplement so provides, or if the above described conditions are not met, the deposit of collections for a collection period will be made within two business days of receipt and identification thereof, and any Purchase Amounts will be deposited in the related collection account when due. Normally, collections are identified within one day of receipt. Pending deposit into the collection account, regardless of frequency of deposit, collections may be invested by the servicer at its own risk, for its own benefit and without being subject to any investment restrictions, and will not be segregated from funds of the servicer. If the servicer were unable to remit those funds, or if the servicer were to become insolvent, the noteholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above for monthly remittances, obtain a letter of credit or other security for the benefit of the related trust to secure the timely remittances of collections on the related receivables and the payment of the aggregate Purchase Amount with respect to those receivables purchased by the servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         To the extent specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive a Servicing Fee for each collection period in an amount equal to a fixed percentage per annum (as specified in the related prospectus supplement, the "SERVICING FEE RATE") of the "POOL BALANCE" (as that term is defined in the related prospectus supplement) as of the first day of the related collection period (the "SERVICING FEE"). The Servicing Fee with respect to any trust, together with any portion of that Servicing Fee that remains unpaid from prior distribution dates, will be paid solely to the extent of the funds available therefor as set forth in the related prospectus supplement under "Description of the Transfer and Servicing Agreements -- Distributions." However, the Servicing Fee will be paid prior to the distribution of any portion of the "TOTAL DISTRIBUTION AMOUNT" (as that term is defined in the related prospectus supplement) to the related noteholders or the related certificateholders and prior to payment of the related administration fee. The Servicing Fee with respect to each collection period will decline over the life of the notes as the Pool Balance decreases.

         If so specified in the prospectus supplement with respect to any trust, the servicer will also collect property and sales taxes (with respect to finance leases) with respect to the related receivables and will collect any late fees, extension fees, and other administrative fees or similar charges allowed by applicable law with respect to the related receivables (collectively, the "SERVICER'S YIELD"), and will be entitled to amounts of servicer's yield collected as those amounts are received. Payments by or on behalf of obligors on the receivables will be allocated first to any overdue scheduled payment (including taxes and miscellaneous billables), second to the current scheduled payment (including taxes and miscellaneous billables) and third, to late fees, all in accordance with the servicer's normal practices and procedures.

         The Servicing Fee with respect to any trust will compensate the servicer for performing the functions of a third party servicer of machinery receivables as an agent for their owner, including:

         -        collecting and posting payments,

         - responding to inquiries of obligors on the related receivables,

         -        investigating delinquencies,

         -        sending payment coupons to obligors,

         -        reporting tax information to obligors,

         -        paying costs of disposition of defaults, and

         -        policing the collateral.

         The Servicing Fee also will compensate the servicer for:

         -        administering the related receivables,

         - accounting for collections and furnishing monthly and annual statements to the seller, the related owner trustee and the related indenture trustee with respect to distributions, and

         - if applicable, retaining the custodian to hold custody of the related receivables.

The Servicing Fee also will reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables of each trust.

         Under some circumstances, the servicer will be permitted to make deposits of collections into the collection account net of the Servicing Fee and the servicer's yield, as described below under " -- Net Deposits."

DISTRIBUTIONS

         With respect to each series of notes, beginning on the distribution date specified in the related prospectus supplement, distributions of principal and interest or, where applicable, of principal or interest only, on each class of notes entitled thereto will be made by the indenture trustee to the noteholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders of that series will be set forth in the related prospectus supplement.

         With respect to each trust, on each distribution date, collections on the related receivables will be transferred from the related collection account to the related note distribution account and the related certificate distribution account for distribution to noteholders and certificateholders of the related series to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified therein, distributions in respect of principal of a class of notes of a given series will be subordinate to distributions in respect of interest on that class, and distributions in respect of the certificates of that series may be subordinate to payments in respect of the notes of that series.

CREDIT AND CASH FLOW ENHANCEMENT

         The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of notes of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of:

         -        subordination of one or more classes of notes,

         -        reserve accounts,

         -        over-collateralization,

         -        letters of credit,

         -        credit or liquidity facilities,

         -        surety bonds,

         -        guaranteed investment contracts,

         -        swaps or other interest rate protection agreements,

         -        repurchase obligations,

         - other agreements with respect to third party payments or other support,

         - cash deposits or other arrangements as may be described in the related prospectus supplement or

         -        any combination of two or more of the foregoing.

If specified in the related prospectus supplement, credit enhancement for a class of notes may cover one or more other classes of notes of the same series, and credit enhancement for a series of notes may cover one or more other series of notes. In addition, if specified in the related prospectus supplement, credit enhancement for one or more classes of notes of a series may cover all or a portion of the outstanding amount of those classes or may cover losses incurred from all or a portion of the related receivables.

         Credit Enhancement May Not Provide Coverage Against all Risks. The presence of a reserve account and other forms of credit enhancement for the benefit of all or any portion of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such noteholders will experience losses. To the extent specified in the related prospectus supplement, the credit enhancement for all or any portion of a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of any such series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series.

         If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of notes with another form of credit enhancement without the consent of the noteholders, provided the applicable rating agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of that class of notes or any other class of notes of the related series.

         Reserve Account. If so provided in the related prospectus supplement, the seller will establish for a series or class of notes an account which will be maintained in the name of the related indenture trustee (the "RESERVE ACCOUNT"). If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the seller on the related closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the reserve account will be increased on each distribution date thereafter up to the "SPECIFIED RESERVE ACCOUNT BALANCE" (as that term is defined in the related prospectus supplement) by the deposit therein of the amount of collections on the related receivables, as more specifically described in the related prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of the reserve account, either to holders of the notes covered thereby, to the seller or to any transferee or assignee of the seller.

         The seller may at any time, without consent of the noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the reserve account, including interest earnings thereon, provided, that:

         - the rating agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of notes;

         - the seller provides to the related owner trustee and the related indenture trustee an opinion of counsel from independent counsel that such action will not cause the related trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; and

         - the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the seller.

NET DEPOSITS

         As an administrative convenience, the servicer will be permitted to make the deposit of collections and Purchase Amounts for any trust for or with respect to the related collection period net of distributions to be made to the servicer for that trust with respect to that collection period, including the Servicing Fee and any servicer's yield; provided, that if the servicer is required to remit collections daily (see " -- Payments on Receivables" above), deposits of those amounts may only be made net of the servicer's yield and may not be made net of the Servicing Fee. The servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders with respect to each trust as if all deposits, distributions and transfers were made individually.

REPORTS TO NOTEHOLDERS

         With respect to each series of notes, on or prior to each distribution date, the servicer will prepare and provide:

         - to the related indenture trustee a statement to be delivered to the related noteholders on that distribution date; and

         - to the related owner trustee a statement to be delivered to the related certificateholders on that distribution date.

Each statement to be delivered to noteholders will include, to the extent applicable, the following information and any other information so specified in the related prospectus supplement as to the notes of the applicable series with respect to that distribution date or the period since the previous distribution date, as applicable:

         1. the amount of the distribution allocable to principal of each class of notes of that series;

         2. the amount of the distribution allocable to interest on or with respect to each class of notes of that series;

         3. the Pool Balance as of the close of business on the last day of the preceding collection period;

         4. the aggregate outstanding principal balance and the pool factor for each class of notes after giving effect to all payments reported under clause 1 above on that date;

         5. the amount of the Servicing Fee paid to the servicer with respect to the related collection period;

         6. the interest rate for the next period for any class of notes of that series with variable or adjustable rates;

         7. the amount of the administration fee paid to the administrator in respect of the related collection period;

         8. the amount of the aggregate "Realized Losses" (as defined in the related prospectus supplement), if any, for that collection period;

         9. the aggregate Purchase Amounts for receivables, if any, that were repurchased or purchased in that collection period;

         10. the balance of the reserve account, if any, on that distribution date, after giving effect to withdrawals therefrom and deposits thereto on that distribution date, and the Specified Reserve Account Balance on that date;

         11. if applicable, the amount, if any, reinvested in additional receivables during the Revolving Period;

         12. if applicable, whether the Revolving Period has terminated early due to the occurrence of an early amortization event, as described in the accompanying prospectus supplement;

         13. if applicable, the balance in the accumulation account, after giving effect to changes in that accumulation account on that date, as described in the accompanying prospectus supplement;

         14. for each such date during the Funding Period, if any, the remaining Pre-Funded Amount; and

         15. for the first such date that is on or immediately following the end of the Funding Period, if any, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of subsequent receivables and is being passed through as payments of principal on the notes of that series.

         Each amount set forth pursuant to subclauses 1, 2, 5 and 7 with respect to the notes of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of those notes.

         Within the prescribed period of times for tax reporting purposes after the end of each calendar year during the term of each trust, the indenture trustee will mail to each person who at any time during that calendar year has been a noteholder with respect to that trust and received any payment thereon, a statement containing certain information for the purposes of that noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" in this prospectus.

STATEMENTS TO INDENTURE TRUSTEE

         Prior to each distribution date with respect to each series of notes, the servicer will provide to the related indenture trustee as of the close of business on the last day of the preceding collection period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to noteholders of that series described under " -- Reports to Noteholders" above.

EVIDENCE AS TO COMPLIANCE

         Each sale and servicing agreement will provide that a firm of independent public accountants will furnish to the related trust and indenture trustee annually a statement as to compliance by the servicer during the preceding 12 months ended December 31 (or, in the case of the first such certificate, the period from the related closing date to December 31 of the same year) with certain standards relating to the servicing of the related receivables, the Servicer's accounting records with respect thereto (including, if necessary, any computer files) and certain other matters.

         Each sale and servicing agreement will also provide for delivery to the related trust and indenture trustee, substantially simultaneously with the delivery of the accountants' statement referred to above, of a certificate signed by an officer of the servicer:

         - stating that the servicer has fulfilled its obligations under the sale and servicing agreement in all material respects throughout the preceding 12 months ended December 31 (or, in the case of the first such certificate, the period from the related closing date to December 31 of the same year) or,

         - if there has been a default in the fulfillment of any obligation in any material respect, describing each default.

         The servicer also will agree to give each indenture trustee and each owner trustee notice of certain Servicer Defaults under the related sale and servicing agreement.

         Noteholders may obtain copies of these statements and certificates by submitting a written request to the indenture trustee.

CERTAIN MATTERS REGARDING THE SERVICER

         Each sale and servicing agreement will provide that Cat Financial may not resign from its obligations and duties as servicer thereunder, except upon determination that Cat Financial's performance of those duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or a successor servicer has assumed Cat Financial's servicing obligations and duties under the applicable sale and servicing agreement.

         Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents shall be under any liability to the related trust, the related noteholders or the related certificateholders for taking any action or for refraining from taking any action pursuant to that sale and servicing agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under that sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each sale and servicing agreement, including confirmation by the rating agencies that the succession will not result in the reduction or withdrawal of the rating of any class of notes of the related series, any of the following entities that assumes the obligations of the servicer will be the successor of the servicer under the sale and servicing agreement:

         - any entity into which the servicer may be merged or consolidated;

         - any entity resulting from any merger or consolidation to which the servicer is a party;

         -        any entity succeeding to the business of the servicer; or

         - any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Caterpillar Inc.

SERVICER DEFAULT

         With respect to each trust, a "SERVICER DEFAULT" under each sale and servicing agreement will consist of:

         -        any failure by the servicer:

                  1. to deliver to the related indenture trustee for deposit in any of the related trust accounts any required payment; or

                  2. to direct the related indenture trustee to make any required distributions therefrom, in either case which failure continues unremedied for three business days after written notice from the related indenture trustee or the related owner trustee is received by the servicer or after discovery by the servicer;

         - any failure by the servicer or the seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in any transfer and servicing agreement, which failure materially and adversely affects the rights of noteholders or certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of that failure:

                  1. to the servicer or the seller, as the case may be, by the related indenture trustee or owner trustee; or

                  2. to the servicer or the seller, as the case may be, and to the related indenture trustee and owner trustee by holders of notes or certificates of that series, as applicable, evidencing not less than 25% in aggregate principal amount of the outstanding notes or certificates of the related series;

         - certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; and

         - with respect to any trust, the additional event or events, if any, specified in the related prospectus supplement.

RIGHTS UPON SERVICER DEFAULT

         As long as a Servicer Default under a sale and servicing agreement remains unremedied, the related indenture trustee or the noteholders of the related series (without the consent of the related indenture trustee) evidencing not less than 25% of the outstanding principal amount of those notes (or the class or classes of notes specified in the related prospectus supplement) may terminate all the rights and obligations of the servicer under that sale and servicing agreement. Upon that termination, a successor servicer appointed by the related indenture trustee or that indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under that sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than that appointment has occurred, that trustee or official may have the power to prevent the related indenture trustee or those noteholders from effecting a transfer of servicing. In the event that the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of receivables similar to the related receivables. The applicable indenture trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the servicer under that sale and servicing agreement. Neither an owner trustee nor the related certificateholders have the right to remove the servicer if a Servicer Default occurs.

WAIVER OF PAST DEFAULTS

         With respect to each trust, the holders of notes evidencing not less than a majority of the outstanding principal amount of the then outstanding notes of the related series (or the class or classes of notes specified in the related prospectus supplement) (or, if no notes are outstanding the holders of certificates evidencing not less than a majority of the outstanding Certificate Balance) may, on behalf of all such noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts in accordance with that sale and servicing agreement. Therefore, all or some of the noteholders of any series have the ability, as limited above, to waive defaults by the servicer which could materially and adversely affect the other related noteholders and the related certificateholders. With respect to any series, the sale and servicing agreement will provide that no waiver shall impair the noteholders' or the certificateholders' rights with respect to subsequent defaults.

AMENDMENT

         Each of the transfer and servicing agreements, other than any custodial agreement, may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that transfer and servicing agreement or of modifying in any manner the rights of the related noteholders or certificateholders. However, it is a condition to any such amendment that the indenture trustee and the owner trustee receive an opinion of counsel satisfactory to them that the amendment will not materially and adversely affect the interest of any related noteholder or certificateholder or the tax characterization of the notes or the certificates.

         Each of the transfer and servicing agreements, other than any custodial agreement, may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, to substitute credit enhancement for any class of notes, provided:

         - the applicable rating agencies confirm in writing that such amendment will not result in a reduction or withdrawal of the rating of that class of notes or any class of notes of the related series; and

         - an opinion of counsel satisfactory to the related indenture trustee and the related owner trustee is provided to the effect that such change will not adversely affect the tax characterization of the notes or the certificates.

         In addition, each of the transfer and servicing agreements, other than any custodial agreement, may be amended by the seller, the servicer, the related owner trustee and the related indenture trustee with the consent of the holders of notes evidencing at least a majority in the then outstanding principal amount of those notes and the holders of certificates evidencing at least a majority of the related Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of noteholders or certificateholders of the related series; provided, however, that no amendment may:

         - increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on receivables or payments or distributions that are required to be made for the benefit of the noteholders or the certificateholders; or

         - reduce the aforesaid percentage of the notes and certificates of that series which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of that series.

A custodial agreement may be amended by the parties thereto, provided the applicable rating agencies confirm in writing that the amendment will not result in a reduction or withdrawal of the rating of any related class of notes.

PAYMENT OF NOTES

         Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the related owner trustee will succeed to all the rights of the related indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, in each case under the related sale and servicing agreement, except as otherwise provided therein.

TERMINATION

         With respect to each trust, the obligations of the servicer, the seller, the related owner trustee and the related indenture trustee pursuant to the related transfer and servicing agreements will terminate upon:

         - the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any receivables owned by that trust; and

         - the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to that transfer and servicing agreements.

         With respect to each trust, if so provided in the related prospectus supplement and subject to such further conditions as may be specified therein, in order to avoid excessive administrative expense, if as of the last day of any collection period, the then outstanding Pool Balance with respect to the receivables held by that trust is 10% or less of the "INITIAL POOL BALANCE" (as that term is defined in the related prospectus supplement), the servicer shall have the option to purchase all remaining related receivables as of that last day at a price equal to the aggregate Purchase Amount for the receivables (including defaulted receivables but not including liquidated receivables).

         As more fully described in the related prospectus supplement, any outstanding notes of the related series will be prepaid concurrently upon either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them pursuant to the related trust agreement will effect early retirement of the certificates of that series.

ADMINISTRATION AGREEMENT

         Cat Financial, in its capacity as administrator, will enter into an administration agreement (the "ADMINISTRATION AGREEMENT") with each trust and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in that administration agreement, to provide the notices and to perform on behalf of the related trust certain other administrative obligations required by the related indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount to be set forth in the related prospectus supplement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SALE AND TRANSFER OF RECEIVABLES

         Unless the related prospectus supplement provides that such transfers and grant will be perfected solely by filing UCC financing statements, the transfer of ownership of the receivables of a trust from Cat Financial to the seller and from the seller to the trust, and the granting of a security interest in those receivables by that trust to the related indenture trustee, will in each case be perfected by the related custodian, on behalf of the applicable assignee, taking possession of the related receivables files. The related custodian will maintain its possession of the receivables files in a space leased by that custodian which space may, if so specified in the related prospectus supplement, be proximate to the principal executive offices of the seller. Although steps will be taken to ensure that Cat Financial, the seller or the trust do not obtain possession or control of the receivables files, should a court find that Cat Financial, the seller or the trust did have possession or control of those receivables files, the interests of the related indenture trustee in those receivables may be unperfected under certain circumstances and distributions to noteholders may be adversely affected. Cat Financial will indicate on its computer records that those receivables have been sold, but, unless otherwise specified in the related prospectus supplement, UCC financing statements will not be filed to perfect those transfers of ownership or that grant of a security interest in those receivables.

         If UCC financing statements are filed to perfect those transfers of ownership or grants of security interests instead of delivering possession of the receivables files to a custodian, to facilitate servicing and reduce administrative costs the receivables files will be retained by the servicer and will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the related trust so long as Cat Financial is servicing the receivables. UCC financing statements will be filed reflecting the sale and assignment of the receivables by Cat Financial to the seller and by the seller to that trust, and the grant of a security interest by the trust to the indenture trustee, and the servicer's accounting records and computer files will be marked to reflect those sales and assignments. Because the receivables files will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust and then to the indenture trustee, if a subsequent purchaser were able to take physical possession of the receivables files without knowledge of that assignment, the interests of the trust or the indenture trustee in the receivables could be defeated. In that event, distributions to noteholders may be adversely affected.

BANKRUPTCY

         In structuring the transactions contemplated by this prospectus, the seller has taken and will take steps, in structuring the transactions contemplated hereby, that are intended to ensure that a voluntary or involuntary petition for relief by or against Cat Financial under the Bankruptcy Code will not result in the substantive consolidation of the assets and liabilities of the seller with those of Cat Financial. These steps include the creation and maintenance of the seller as a separate, limited-purpose entity pursuant to Articles of Incorporation containing:

         - certain limitations -- including restrictions on the nature of the seller's business and a restriction on the seller's ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all of its directors; and

         - a requirement that at least one of the seller's directors be independent of Cat Financial and its affiliates (although such requirement may not be enforceable).

Nonetheless, no assurance can be given that if Cat Financial were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the seller or the trust be consolidated with those of Cat Financial, thus resulting in delays or reductions in distributions on the notes.

         Cat Financial will warrant to the seller in each purchase agreement that the sale of the related receivables by it to the seller is an absolute sale of those receivables to the seller. In addition, Cat Financial and the seller will treat the transactions described in this prospectus and in the related prospectus supplement as a sale of the related receivables to the seller, and the seller has taken and will take all actions that are required to perfect and maintain the perfection of the seller's ownership interest in those receivables by the seller taking possession of the related receivables files through the custodian or, if so specified in the related prospectus supplement, by the seller filing UCC financing statements.

         Notwithstanding the foregoing, if Cat Financial were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of Cat Financial or Cat Financial itself were to take the position that a sale of receivables to the seller should be recharacterized as the grant of a security interest in those receivables to secure a borrowing of Cat Financial, then delays in payments of collections of those receivables to the seller could occur or, should the court rule in favor of any such trustee, debtor or creditor, reductions in the amount of those payments, or a reduction in the amount of receivables securing that borrowing, could result, thus resulting in delays or reductions in distributions on the notes. If the transactions contemplated in this prospectus and in the related prospectus supplement are treated as a sale, the related receivables would not be part of Cat Financial's bankruptcy estate and would not be available to Cat Financial's creditors, as long as the seller is not substantively consolidated with Cat Financial in a Cat Financial bankruptcy case.

SECURITY INTEREST IN EQUIPMENT

         The documents contained in the receivables files will constitute personal property security agreements and will include or constitute grants of security interests in the related financed equipment and certain other cross-collateralized equipment under the applicable UCC. Perfection of security interests in the equipment is generally governed by the laws of the state in which the obligor is deemed located. The UCC generally governs the perfection of those interests.

         All of the installment sales contracts and finance leases originated or acquired by Cat Financial will name Cat Financial as obligee or assignee and as the secured party of a first priority security interest in the related financed equipment. Pursuant to the transfer and servicing agreements, Cat Financial will contractually agree to take all actions necessary under the laws of the state in which the obligor is deemed located to perfect its security interests in the financed equipment in its name, including the filing of UCC financing statements in the appropriate offices. Obligors will generally be notified of the sale of receivables from the Caterpillar dealers to Cat Financial. However, because the servicer continues to service the installment sales contracts and finance leases, the obligors will not be notified of the sale from Cat Financial to the seller and, in the ordinary course, no action will be taken to record the transfer of the security interest from Cat Financial to the seller by amendment or assignments of the UCC financing statements or otherwise.

         Pursuant to each purchase agreement, Cat Financial will sell and assign its security interests in the financed equipment and certain other cross-collateralized equipment securing receivables to the seller and, pursuant to each sale and servicing agreement, the seller will assign its security interests in the financed equipment and that cross-collateralized equipment to the related trust. However, because of the administrative burden and expense, none of the seller, the servicer, Cat Financial or the related owner trustee will amend or file any UCC financing statement to identify the related trust or the indenture trustee as the new secured party on the financing statement relating to the financed equipment or that cross-collateralized equipment. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus. There are some limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of receivables could have an interest in those receivables with priority over the indenture trustee's interest. In addition, while Cat Financial is the servicer, cash collections on the receivables of any trust will, under some circumstances, be commingled with the funds of Cat Financial prior to deposit into the related collection account and, in the event of the bankruptcy of Cat Financial, the indenture trustee may not have a perfected interest in those collections.

         An assignment of a security interest in financed equipment, like that under a purchase agreement and a sale and servicing agreement, is an effective conveyance of a security interest without amendment of any UCC financing statement relating to that financed equipment, and the assignee succeeds thereby to the assignor's rights as secured party. By not identifying a trust as the secured party on the financing statement, the security interest of that trust or the indenture trustee in the related financed equipment could be defeated through fraud or negligence by Cat Financial or, under some circumstances, the related Caterpillar dealer. In the absence of error, fraud or forgery by the related obligor or administrative error by state or local agencies, the proper initial filing of the financing statement relating to that financed equipment will be sufficient to protect a trust and the indenture trustee against the rights of subsequent purchasers of that financed equipment or subsequent lenders who take a security interest in the financed equipment related to a receivable. If there is any financed equipment as to which the original secured party, if any, failed to obtain and assign to Cat Financial a perfected security interest, the security interest of Cat Financial, and thus the seller, the trust and the indenture trustee, would be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests or liens. Such a failure, however, would constitute a breach of the warranties of Cat Financial under each purchase agreement and would create an obligation of Cat Financial to repurchase the related receivables unless the breach is cured. The seller will assign its rights pursuant to each purchase agreement to the related trust. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.

         Under each sale and servicing agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in each item of financed equipment and is obligated to repurchase the related receivable if it fails to do so.

         Under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes may take priority over even a perfected security interest in those goods. The seller will represent that, as of the related closing date or subsequent closing date, as applicable, each security interest in financed equipment is prior to all other present liens upon and security interests in that financed equipment. However, liens for repairs or taxes unpaid by an obligor on a receivable could arise at any time during the term of that receivable. None of Cat Financial, the seller or the servicer will have any obligation to repurchase a receivable if any such lien results in a trust losing the priority of its security interest in the related financed equipment after the related closing date or, if applicable, any related subsequent closing date. No notice will be given to the related owner trustee, indenture trustee, noteholders or certificateholders of any series in the event such a lien arises.

REPOSSESSION

         In the event of default by the obligor, the holder of the retail installment sales contract or finance lease has all the remedies of a secured party under the UCC, except where specifically limited by other laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless that act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed equipment. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

         The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor may cure the default or reinstate the retail installment sales contract or finance lease by payment of delinquent installments or the unpaid balance.

EXCESS PROCEEDS

         Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a junior lien with respect to the equipment. If no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the obligor.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

         Cat Financial will warrant under each purchase agreement that each receivable complies with all requirements of applicable law in all material respects as of the closing date. Accordingly, if an obligor on a receivable has a claim against a trust that a receivable violates any law as of the closing date and that claim materially and adversely affects the trust's interest in the related receivable, the violation would constitute a breach of the warranties of Cat Financial under the related purchase agreement and would create an obligation of Cat Financial to repurchase that receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.

LEASES

         Some states have adopted a version of Article 2A of the UCC relating to leases. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things:

         - limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease;

         - provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults; and

         - add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee."

         However, with respect to any finance lease conveyed to a trust, Cat Financial will represent in the related purchase agreement that:

         -        the lease contract is not a "consumer lease"; and

         - to the best of its knowledge, the related obligor has accepted the related financed equipment leased to it and, after reasonable opportunity to inspect and test, has not notified Cat Financial of any defects therein.

         Article 2A also recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Moreover, Article 2A recognizes the concept of freedom of contract and permits the parties in a commercial context a degree of latitude to vary provisions of the law.

OTHER

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a case under the federal bankruptcy law, a court may prevent a lender from repossessing the equipment, and, as part of the reorganization plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. For a discussion of other legal aspects relating to receivables of a trust, see "Certain Legal Aspects of the Receivables" in the related prospectus supplement.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes the material United States federal income tax consequences of an investment in the notes as of the date of this prospectus. Orrick, Herrington & Sutcliffe LLP ("SPECIAL TAX COUNSEL") is of the opinion that this discussion of federal income tax consequences is accurate in all material respects. As more fully discussed below and in the related prospectus supplement, special tax counsel also is of the opinion that the notes will be classified as debt for United States federal income tax purposes and that the trust will not be classified as an association or publicly traded partnership taxable as a corporation for that purposes. Except to the extent provided in a related prospectus supplement, special tax counsel will render no other opinions to a trust with respect to the notes or the trust. This discussion is intended as an explanatory discussion of the possible effects of the classification of the notes to investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. Further, an opinion of special tax counsel is not binding on the Internal Revenue Service ("IRS") or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes described in this prospectus and in the related prospectus supplement. Accordingly, persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

         This summary is based on the Internal Revenue Code of 1986, as amended (the "CODE"), and existing final, temporary and proposed Treasury Regulations, Revenue Rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary deals only with notes held as capital assets within the meaning of Section 1221 of the Code and does not address all of the tax consequences relevant to a particular noteholder in light of that noteholder's circumstances, and some noteholders (such as financial institutions, tax-exempt organizations, insurance companies, securities dealers, mutual funds, REITs, RICs, S corporations, estates and trusts, electing large partnerships, or investors holding notes as part of a hedge, straddle, integrated or conversion transaction or whose "functional currency" is not the United States dollar) may be subject to special tax rules and limitations not discussed below. Except as otherwise indicated, this summary is addressed only to original purchasers of the notes who are "UNITED STATES PERSONS" (as defined in Code Section 7701(a)(30)).

         FOR PURPOSES OF THE FOLLOWING SUMMARY, REFERENCES TO THE TRUST, THE NOTES AND RELATED TERMS, PARTIES AND DOCUMENTS SHALL BE DEEMED TO REFER, UNLESS OTHERWISE SPECIFIED IN THIS PROSPECTUS, TO EACH TRUST AND THE NOTES AND RELATED TERMS, PARTIES AND DOCUMENTS APPLICABLE TO THAT TRUST.

TAX CHARACTERIZATION OF THE TRUST

         Special tax counsel is of the opinion that the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with. If so specified in the related prospectus supplement, special tax counsel also is of the opinion that the trust will qualify as a "financial asset securitization investment trust" (a "FASIT") within the meaning of Sections 860H through 860L of the Code (the "FASIT PROVISIONS"). In any that case, the related prospectus supplement will set forth certain additional relevant material federal income tax consequences to noteholders.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The seller and the trust will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for United States federal income tax purposes. Further, to the extent specified in the related prospectus supplement, special tax counsel is of the opinion that the notes will be classified as debt for United States federal income tax purposes. The discussion below assumes that the characterization of the notes as debt is correct.

         OID, Indexed Notes, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and the notes are not Indexed Notes or Strip Notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury Regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., -1/4% of their principal amount multiplied by their weighted average life, calculated using the prepayment assumption used in pricing the notes and weighting each payment by reference to the number of complete years from the issue date to the day of that payment, all within the meaning of the OID Regulations). If these conditions are not satisfied with respect to any given series of notes, and as a result the notes are treated as issued with OID, additional tax considerations with respect to those notes will be disclosed in the related prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered to have been issued with OID. Accordingly, the stated interest on a note generally will be taxable to a
Noteholder:

         - as ordinary interest income at the time it accrues or is received in accordance with the Noteholder's regular method of accounting for tax purposes; or

         - if the notes are issued by a trust for which an election to be treated as a FASIT will be made, at the time it accrues regardless of the Noteholder's regular method of accounting.

A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         Sale of the Notes. Upon the sale of a note, the noteholder will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale (other than amounts attributable to accrued interest) and the noteholder's adjusted tax basis in the note. The noteholder's adjusted tax basis in the note will equal the cost of the note to that noteholder, increased by any market discount previously included in income by that noteholder with respect to the note, and decreased by the amount of any bond premium previously amortized and any principal payments previously received by that noteholder with respect to that note. Any such gain or loss will be capital gain or loss, except to the extent of accrued market discount not previously included in income or, in the case of a prepayment or redemption, any OID not yet accrued.

         Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the trust to a noteholder who, as to the United States, is a nonresident alien individual or a foreign corporation (a "FOREIGN PERSON") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

         - is not actually or constructively a "10 percent shareholder" of the seller or the trust, is not for United States federal income tax purposes a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code, or is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

         - provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name, address and certain other information.

If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the Note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If that interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or that interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that:

         - such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person; and

         - in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder generally will be subject to United States federal tax on the interest, gain or income at regular federal income tax rates.

         The U.S. Treasury Department has issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Noteholders should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

         Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a Note, may be subject to "backup withholding" tax under Section 3406 of the Code if a recipient of those payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against that recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more classes of the notes did not represent debt for United States federal income tax purposes, the notes would likely be treated as an equity interest in a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. In that event, a noteholder treated as a partner would be required to take into account its respective distributive share of the partnership's income, gain, loss, deductions and credits without regard to whether there were actual distributions on that income. As a result, the amount, timing, character and source of items of income and deductions of a noteholder could differ if its notes were held to constitute partnership interests rather than debt. Further, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, tax-exempt investors might be subject to the unrelated business income tax provisions of the Code, individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and certain states and localities might assert that the partnership was doing business therein and subject noteholders treated as partners to taxation as a result of holding the notes. Prospective noteholders should consult their own tax advisors concerning the various adverse consequences that could be applicable to them in their particular circumstances were an investment in a note properly treated as partnership equity.

                        CERTAIN STATE TAX CONSIDERATIONS

         The following is a discussion of certain Tennessee state tax considerations. To the extent specified in the related prospectus supplement, Waller Lansden Dortch & Davis, PLLC of Nashville, Tennessee will act as special Tennessee tax counsel for the trust regarding the state tax matters discussed below. In connection with each trust, Waller Lansden Dortch & Davis, PLLC will render the opinions contained in this discussion. The opinions of Waller Lansden Dortch & Davis, PLLC expressed in this discussion are subject to the qualifications, assumptions and limitations in their opinion included as an exhibit to the Registration Statement of which this prospectus forms a part. In rendering their opinion, Waller Lansden Dortch & Davis, PLLC will rely upon Revenue Rulings (the "RULINGS"), issued by the Tennessee Department of Revenue (the "TDOR"). The Rulings involved the applicability of the Tennessee income tax (the "HALL TAX") and the Tennessee Franchise and Excise Tax (the "F&E TAX") to the securitization of finance leases. There are no reported cases involving Tennessee taxation with respect to similar transactions. The statutes and regulations regarding Tennessee taxation are subject to change (which change may be retroactive) and further interpretation by the TDOR and the courts. No formal ruling on any of the issues discussed below will be sought from the TDOR with respect to any trust. There can be no assurances that any opinion expressed herein or in the opinion of Waller Lansden Dortch & Davis, PLLC included as an exhibit to the Registration Statement of which this prospectus forms a part, will be accepted by the TDOR or, if challenged, by a court.

         FOR PURPOSES OF THE FOLLOWING SUMMARY, REFERENCES TO THE TRUST, THE NOTES AND RELATED TERMS, PARTIES AND DOCUMENTS SHALL BE DEEMED TO REFER, UNLESS OTHERWISE SPECIFIED IN THIS PROSPECTUS, TO EACH TRUST AND THE NOTES AND RELATED TERMS, PARTIES AND DOCUMENTS APPLICABLE TO THAT TRUST.

         Tennessee Tax Law Generally. The State of Tennessee has two general tax laws which may affect the trust or the notes. The first of these is the Hall Tax, which generally imposes a tax of six and one-half percent (6.5%) upon individuals, partnerships, trusts and estates that are residents of or domiciled in Tennessee on:

         -        income they receive by way of "dividends" from "stock"; and

         -        "interest" on "bonds."

The second is the F&E Tax, which imposes an Excise Tax of six percent (6%) on the net income apportioned to Tennessee of a taxpayer "doing business" in Tennessee and a Franchise Tax of one-quarter of 1% on each $100 of the apportioned Franchise Tax base (the greater of adjusted net worth or tangible property) of a taxpayer "doing business" in Tennessee. The F&E Tax does not apply to estates or to individuals unless the individual is conducting business as a single member limited liability company.

         Applicability to Notes. In the opinion of Waller Lansden Dortch & Davis, PLLC, the notes of each series will be treated as "bonds" and the interest paid by that trust to those noteholders will be taxable under the Hall Tax. Tennessee law traditionally has treated liquidation distributions as exempt from the Hall Tax although that treatment is reported to be under review by the TDOR. Noteholders who are not residents of Tennessee are not subject to the Hall Tax.

         With respect to noteholders that are corporations subject to Tennessee taxation, the tax characterization of the notes and the distributions thereon will be the same as for federal income tax purposes.

         Applicability to a Trust. Each trust will be a Delaware statutory trust. If a trust that has not made a FASIT election were "doing business" in Tennessee, the trust would be subject to the F&E Tax. The trust is not subject to the Hall tax under Tenn. Code Ann. Section 67-2-104(t). In the opinion of Waller Lansden Dortch & Davis, PLLC, based upon existing legal precedent and the assumptions and qualifications as set forth herein and in their opinion, the activities of Cat Financial as servicer and administrator, respectively, as an independent contractor for a trust pursuant to the transaction documents should not cause a trust to be deemed to be a "resident of," "domiciled in" or "doing business in" Tennessee for Tennessee tax purposes so as to subject it to Tennessee Franchise and Excise Taxes. It is important to note that Tennessee's Franchise and Excise Tax statutes extend what constitutes "doing business in" Tennessee to the broadest possible constitutional reach. As a result, what constitutes "doing business" involves a detailed qualitative and quantitative analyses of a taxpayer's activities in Tennessee and will involve a review of each transaction and the documents related to the transaction by counsel in determining the applicability of their opinions to a particular trust. Even with such review, the opinions of counsel will be subject to the qualifications noted in this discussion and in their opinions and it is possible that future events, operations or other actions will cause a trust to be deemed a "resident of," "domiciled in" or "doing business in" Tennessee and thus subject to the Tennessee Franchise and Excise Taxes.

         If a trust were subject to either the F&E Tax or the Hall Tax, those taxes would reduce the amounts otherwise available for distribution to the related noteholders. If so specified in the related prospectus supplement, the amount of tax (and the resulting reduction in amounts available for distribution) would be de minimis because of the minimal amount of tax base that would be apportioned to Tennessee. A trust that has made a FASIT election will not be subject to the Hall Tax or the F&E Tax.

         BECAUSE EACH STATE'S INCOME TAX LAWS VARY, IT IS IMPOSSIBLE TO PREDICT THE INCOME TAX CONSEQUENCES TO THE HOLDERS OF THE NOTES IN ALL OF THE STATE TAXING JURISDICTIONS IN WHICH THOSE HOLDERS WILL BE SUBJECT TO TAX. FURTHER, IT IS IMPOSSIBLE TO PREDICT THE INCOME TAX CONSEQUENCES TO THE TRUST IN ALL TAXING JURISDICTIONS. NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX AND OTHER ADVISORS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which those plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("PLAN ASSETS"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee, is a fiduciary with respect to those Plan Assets.

         ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "PARTIES IN INTEREST") who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

         Any fiduciary or other Plan investor considering whether to purchase any notes on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to the related prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered thereby.

         Certain employee benefit plans, such as "governmental plans" (as defined in Section 3(32) of ERISA) and certain "church plans" (as defined in
Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, except as provided in the applicable prospectus supplement, assets of those plans may be invested in the notes of any series without regard to the ERISA considerations described in this prospectus, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                              PLAN OF DISTRIBUTION

         The notes of each series may be sold to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters or such other underwriting arrangement as may be specified in the related prospectus supplement or may be placed either directly or through agents. The seller intends that the notes will be offered through various methods from time to time and that offerings may be made concurrently through more than one of those methods or that an offering of a particular series of notes may be made through a combination of those methods.

         Each prospectus supplement will either:

         - set forth the price at which each class of notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those notes; or

         - specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

After the initial public offering of any such notes those public offering prices and concessions may be changed.

         Each underwriting agreement (as defined in the related prospectus supplement) will provide that the seller and Cat Financial will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

         Pursuant to each of the underwriting agreements with respect to a given series of notes, the closing of the sale of each class of notes will be contingent on the closing of the sale of all other classes. The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                     RATINGS

         Each class of notes of a series offered pursuant to this prospectus and a related prospectus supplement will be rated at its initial issuance in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "RATING AGENCY").

         A security rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to a Security upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood of rate of principal prepayments.

                                 LEGAL OPINIONS

         Certain legal matters relating to the notes will be passed upon for each trust, the seller and the servicer by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California and, with respect to Tennessee tax matters, Waller Lansden Dortch & Davis, PLLC, Nashville, Tennessee.

                              AVAILABLE INFORMATION

         Each trust will file with the Securities and Exchange Commission those periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder or as are otherwise agreed to by the Securities and Exchange Commission. Copies of those periodic reports may be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The seller, as originator of each trust, has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at the Securities and Exchange Commission's Midwest Regional Office at 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and at the Securities and Exchange Commission's Northeast Regional Office at 233 Broadway, New York, New York 10279. In addition, the Securities and Exchange Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the seller and each trust may be viewed. The Internet address of that World Wide Web site is http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed with the Securities and Exchange Commission by the seller, as originator of any trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of any offering of the notes made by this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents.

         The servicer on behalf of any trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus, other than exhibits to those documents unless those exhibits are specifically requested. Written or oral requests for those documents should be directed to the servicer at:
Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, Tennessee 37203-0001, Attention: Treasurer (Telephone: (615) 341-1000).

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of those terms may be found.

ADMINISTRATION AGREEMENT, .........................  49
APR, ..............................................  16
BASE RATE, ........................................  32
BOOK-ENTRY NOTES, .................................  34
CALCULATION AGENT, ................................  32
CATERPILLAR INC., .................................  25
CBC, ..............................................  17
CERTIFICATE DISTRIBUTION ACCOUNT, .................  39
CLEARSTREAM, ......................................  34
CLOSING DATE, .....................................  37
CODE, .............................................  54
COLLECTION ACCOUNT, ...............................  39
COMMODITY INDEXED NOTES, ..........................  33
CURRENCY INDEXED NOTES, ...........................  33
CUSTODIAL AGREEMENT, ..............................  37
CUSTODIAN, ........................................  39
CUT-OFF DATE APR, .................................  39
DEALER AGREEMENTS, ................................  16
DEFAULT LETTERS, ..................................  22
DEFINITIVE NOTES, .................................  33
DEPOSITARIES, .....................................  34
DEPOSITORY, .......................................  26
DISTRIBUTION DATE, ................................  27
ELIGIBLE DEPOSIT ACCOUNT, .........................  40
ELIGIBLE INSTITUTION, .............................  40
ELIGIBLE INVESTMENTS, .............................  39
ERISA, ............................................  58
EUROCLEAR, ........................................  35
EVENT OF DEFAULT, .................................  28
F&E TAX, ..........................................  57
FACE AMOUNT, ......................................  33
FASIT, ............................................  54
FASIT PROVISIONS, .................................  54
FIXED RATE NOTES, .................................  32
FLOATING RATE NOTES, ..............................  32
FOREIGN PERSON, ...................................  55
FUNDING PERIOD, ...................................  37
HALL TAX, .........................................  57
IMPLICIT INTEREST RATE, ...........................  20
INDENTURE, ........................................  26
INDENTURE TRUSTEE, ................................  26
INDEX, ............................................  33
INDEXED COMMODITY, ................................  33
INDEXED CURRENCY, .................................  33
INDEXED NOTES, ....................................  32
INDEXED PRINCIPAL AMOUNT, .........................  33
INITIAL POOL BALANCE, .............................  49
INITIAL RECEIVABLES, ..............................  37
INSOLVENCY LAWS, ..................................  24
INVESTMENT EARNINGS, ..............................  40
IRS, ..............................................  54
ISSUER, ...........................................  14
LEASE SCHEDULED PAYMENTS, .........................  20
NOTE DISTRIBUTION ACCOUNT, ........................  39
OID, ..............................................  55
OID REGULATIONS, ..................................  55
ORIGINAL PRE-FUNDED AMOUNT, .......................  38
PARTIES IN INTEREST, ..............................  58
PLAN ASSETS, ......................................  58
PLANS, ............................................  58
POOL BALANCE, .....................................  42
PRE-FUNDING ACCOUNT, ..............................  37
PRINCIPAL BALANCE, ................................  39
PURCHASE AGREEMENT, ...............................  37
PURCHASE AMOUNT, ..................................  39
RATING AGENCY, ....................................  59
RECEIVABLES, ......................................  17
RECORD DATE, ......................................  33
RELATED DOCUMENTS, ................................  30
RESERVE ACCOUNT, ..................................  44
REVOLVING PERIOD, .................................  38
RULINGS, ..........................................  57
SALE AND SERVICING AGREEMENT, .....................  37
SERVICER DEFAULT, .................................  47
SERVICER'S YIELD, .................................  42
SERVICING FEE, ....................................  42
SERVICING FEE RATE, ...............................  42
SPECIAL TAX COUNSEL, ..............................  54
SPECIFIED RESERVE ACCOUNT BALANCE, ................  44
SPREAD, ...........................................  32
SPREAD MULTIPLIER, ................................  32
STOCK INDEX, ......................................  33
STOCK INDEXED NOTES, ..............................  33
SUBSEQUENT CLOSING DATE, ..........................  37
SUBSEQUENT RECEIVABLES, ...........................  37
TDOR, .............................................  57
TERMS AND CONDITIONS, .............................  35
TOTAL DISTRIBUTION AMOUNT, ........................  42
TRANSFER AND SERVICING AGREEMENTS, ................  37
TRUST, ............................................  14
TRUST ACCOUNTS, ...................................  39
TRUST AGREEMENT, ..................................  37
TRUST PROPERTY, ...................................  15
U.S. ISC PORTFOLIO, ...............................  22
U.S. LEASE PORTFOLIO, .............................  22
U.S. PORTFOLIO, ...................................  22
UNITED STATES PERSONS, ............................  54

                                     PART II

ITEM     14. Other Expenses of Issuance and Distribution.


         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.*


Registration Statement Fee..............................                    $  137,530
Printing and Engraving Expenses.........................                       100,000
Trustee's Fees and Expenses.............................                        50,000
Legal Fees and Expenses.................................                       600,000
Blue Sky Fees and Expenses..............................                        30,000
Accountant's Fees and Expenses..........................                       200,000
Rating Agency Fees......................................                       570,000
Miscellaneous Fees and Expenses.........................                       100,000
                                                                            ----------
                Total...................................                    $1,787,530
                                                                            ==========


----------

* Reflects expenses related to this Registration Statement and expenses related to Registration Statement No. 333-58814 whose unissued Asset-Backed Securities are being carried forward.

ITEM     15. Indemnification of Directors and Officers.


         The Sale and Servicing Agreement will provide that any director, officer, employee or agent of the Registrant will be indemnified by the Servicer from and against (a) certain liabilities arising in connection with the Financed Equipment, (b) taxes levied against such person in connection with the transaction (including costs and expenses in defending against the same) and (c) certain liabilities arising in connection with the Servicer's negligence, willful malfeasance or bad faith in the performance of its duties.

         Chapter 78, section 7502, subsection 1 of the Business Associations; Securities; Commodities Law of the State of Nevada empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         Subsection 2 of section 7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Subsection 3 of section 7502 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of section 751, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Article 6 of the Articles of Incorporation of Registrant provides that
(i) every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fee, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, (ii) such right of indemnification shall be a contract right which may be enforced in any manner desired by such person, (iii) the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Registrant, and that (iv) such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under such Articles of Incorporation.

         Furthermore, such Articles of Incorporation provide that the Board of Directors may adopt By-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

         Finally, such Articles of Incorporation provide that the indemnification provided shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

         In addition, Article V of the by-laws of Caterpillar Inc. (the "PARENT") provides, in effect, to the extent and under the circumstances permitted by section 751 of the Business Associations; Securities; Commodities Law of the State of Nevada, the Parent shall indemnify directors, officers, employees and agents of the Parent, or persons serving at the request of the Parent as directors, officers, employees or agents of another corporation or enterprise against loss and expenses. The Registrant believes that the officers and directors of the Registrant are serving at the request of the Parent and are therefore entitled to such indemnity from the Parent.

         The Parent has purchased liability insurance of the type referred to in section 751. Subject to a certain specified deductible for each loss, the policy covers the Parent with respect to its obligation to indemnify directors and officers of the Parent and its wholly-owned direct and indirect subsidiaries. In addition, the policy covers directors and officers of the Parent and its wholly-owned direct and indirect subsidiaries with respect to certain liabilities which are not reimbursable by the Parent. Subject to certain exclusions from the coverage, the insurance provides for payment of loss in excess of the applicable deductible to an aggregate specified limit for each policy year. Insurance coverage does not extend to certain claims, including claims based upon or attributable to the insured's gaining personal profit or advantage to which he is not legally entitled, claims brought about or contributed to by the dishonesty of the insured, and claims under Section 16(b) of the Securities Exchange Act of 1934 for an accounting of profits resulting from the purchase or sale by the insured of the Parent's securities.

ITEM     16. Exhibits.


     1.1        Form of Underwriting Agreement for the Notes.*
     3.1        Certificate of Incorporation of Caterpillar Financial Funding Corporation.*
     3.2        By-laws of Caterpillar Financial Funding Corporation.*
     3.3        Form of Certificate of Trust of a Trust.**
     4.1        Form of Indenture.**
     4.2        Form of Trust Agreement.**
     4.3        Form of Sale and Servicing Agreement.**
     4.4        Form of Note.**
     5.1        Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.***
     8.1        Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters.***
     8.2        Opinion of Waller Lansden Dortch & Davis, PLLC with respect to
                Tennessee tax matters.
     10.1       Form of Purchase Agreement.**
     10.2       Form of Administration Agreement.**
     10.3       Form of Custodial Agreement.**
     23.1       Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1).***
     23.2       Consent of Waller Lansden Dortch & Davis, PLLC (included in its opinion filed as Exhibit 8.2).
     24.1       Powers of Attorney (included on page II-5 of the initial filing of this Registration Statement on March 20, 2003).


----------

* Incorporated herein by reference to the identically numbered Exhibit to Registrant's Registration Statement on Form S-3 (No. 333-2988).
** Incorporated by reference to the identically numbered Exhibit to Registrant's Registration Statement on Form S-3 (No. 333-24373).


*** Filed previously with the initial filing of this Registration Statement on March 20, 2003.

ITEM     17. Undertakings.

         The undersigned Registrant on behalf of the Caterpillar Financial Asset Trusts (the "TRUSTS") hereby undertakes as follows:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) with respect to any Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To file an application for the purpose of determining the eligibility of the Indenture Trustee for each Trust to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all current requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 6, 2003.



                        CATERPILLAR FINANCIAL FUNDING CORPORATION
                            as originator of the Trusts and as Registrant

                        By:      /s/ Steve W. Simonson*

                            ------------------------------------------------
                        Name:  Steve W. Simonson
                        Title:  President





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on May 6, 2003 by the following persons in the capacities indicated.




                             SIGNATURE                                                      TITLE
                             ---------                                                      -----
     /s/ Steve W. Simonson*                                           President and Director
--------------------------------------------                          (Principal Executive Officer)
Steve W. Simonson


     /s/ James L. Mills*                                              Chief Financial Officer and Director
--------------------------------------------                          (Principal Accounting Officer)
James L. Mills


     /s/ Janice George*                                               Director
--------------------------------------------
Janice George


     /s/ Charles E. Mulloy III*                                       Director
--------------------------------------------
Charles E. Mulloy III


     /s/ Peter C. Wetherall*                                          Director
--------------------------------------------
Peter C. Wetherall


     /s/ James A. Duensing*                                           Treasurer
--------------------------------------------                          (Principal Financial Officer)
James A. Duensing

*By: /s/ R. Clay Thompson
--------------------------------------------
       R. Clay Thompson, Esq.
         Attorney-In-Fact



Note: A Power of Attorney appointing R. Clay Thompson, Esq. to execute the Registration Statement and any amendments thereto was previously filed with the Securities and Exchange Commission with the initial filing of the Registration Statement on March 20, 2003.

                                  EXHIBIT INDEX



EXHIBIT                                                                                              SEQUENTIAL
NUMBER                                           DESCRIPTION                                        PAGE NUMBER
------                                           -----------                                        -----------
     8.2       Opinion of Waller Lansden Dortch & Davis, PLLC with respect to
               Tennessee tax matters.